EXHIBIT 10.11

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

CONFIDENTIAL

DATED AS OF JULY 9, 2014

KLOX TECHNOLOGIES INC.

- and -

LEO PHARMA A/S

LICENSE

&

JOINT VENTURE AGREEMENT

CONFIDENTIAL

TABLE OF CONTENTS

1.	DEFINITIONS	12

1.1	Definitions	12

1.2	Interpretation	31

1.3	Paramountcy	32

2.	GRANT OF RIGHTS	32

2.1	Licence to LEO to Commercialize Licensed Products in the Territory	32

2.2	KTI Regulatory Approval and Notification	32

2.3	Trade Mark Licence	33

2.4	Sub-license Rights	33

2.5	Canada	34

2.6	Licence to KTI for Inventions	35

2.7	License to KTI	35

3.	EXCLUSIVITY AND RELATED RIGHTS	36

3.1	KTI Exclusivity	36

3.2	LEO Exclusivity	37

3.3	Exclusions	38

3.4	Possible Expansion of the KTI Field	38

3.5	Reserved Rights	39

3.6	LEO Complementary Products	40

3.7	Opportunities	40

3.8	Notification and Enforcement	41

4.	MANAGEMENT OF THE RELATIONSHIP	41

4.1	The Joint Steering Committee	41

4.2	Limitations	43

4.3	Membership and Governance	43

4.4	Scientific Subcommittee	44

4.5	Manufacturing and Commercialization Committee	45

4.6	JSC Meetings	45

4.7	JSC Decision Making	46

4.8	Coordination	46

4.9	Project Manager	47

4.10	Decision Making	47

4.11	Alliance Managers	48

4.12	Dispute Resolution by Executive Officers	49

4.13	KTI Final Decision Making	49

4.14	LEO Final Decision Making	49

4.15	No Prejudice	49

4.16	Expert	50

4.17	Cost for Governance of JV Business	50

5.	DEVELOPMENT OF LICENSED PRODUCTS	50

5.1	Collaboration	50

5.2	Collaboration Phases	51

5.3	Development Plan	56

5.4	Conduct of Development Plans	57

5.5	First Development Plan	58

5.6	Clinical Studies	59

5.7	Clinical Study Procedures	60

5.8	Development Costs and Collaboration Budget	61

5.9	Audits	62

5.10	Reporting of Result; Records and Documentation	63

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6.	REGULATORY	64

6.1	Responsibility for Regulatory Applications in the Territory	64

6.2	Transfer of CE Mark for Licensed Products	65

6.3	KTI Regulatory Support	65

7.	COMMERCIALIZATION	65

7.1	Commercializing Responsibilities	65

7.2	Soft Launch	66

7.3	Marketing Materials	66

7.4	Annual Marketing Plan	67

7.5	Commercialization Reports	67

7.6	Use of Trade Marks	68

7.7	Standards	68

8.	MANUFACTURING AND SUPPLY	68

8.1	Responsibilities during Development	68

8.2	Responsibilities during Commercialization	68

8.3	Supply Agreement with respect to the Acne Studies	69

8.4	Quality Agreement	69

9.	DILIGENCE	69

9.1	Commercially Reasonable Efforts	69

9.2	Discretion	70

10.	EXCLUDED AND DISCONTINUED PRODUCTS AND ORPHAN INDICATIONS	71

10.1	Excluded Products	71

10.2	Discontinued Product	72

10.3	Orphan Development	74

11.	AE AND INCIDENT REPORTING AND REGISTRATION	75

11.1	Reporting and registration	75

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11.2	Responsible Person	75

12.	COMPLIANCE AND DATA PROTECTION	75

12.1	Compliance	75

12.2	Interactions with HCP	76

12.3	Data Protection	76

13.	FINANCIAL TERMS	78

13.1	Payments	78

13.2	Up-front Payment	78

13.3	Payment of Net Proceeds	78

13.4	Payment of Adjusted Net Sales	79

13.5	Royalty Adjustment	80

13.6	Calculation of Adjusted Net Sales and Net Proceeds	83

13.7	Third Party Payment	83

14.	PAYMENT TERMS	84

14.1	Currency and Timing of Payments	84

14.2	Invoicing of Development Costs	84

14.3	Taxes	84

14.4	Interest	85

14.5	Record Keeping and Audit	85

14.6	DK GAAP	86

15.	OWNERSHIP OF INTELLECTUAL PROPERTY	86

15.1	Excluded IP	86

15.2	Inventions	87

15.3	Inventorship	87

15.4	Cooperation with Respect to Inventions	87

15.5	Assignment of Intellectual Property rights	88

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16.	MANAGEMENT OF PATENT RIGHTS	88

16.1	Priority Applications and Patent Applications for Patent Rights	88

16.2	Abandonment of Patent Rights	90

16.3	No Impairment	91

16.4	Prosecution and Maintenance of the Patent Rights	91

16.5	Notification of Infringement	91

16.6	Infringement in Territory	92

16.7	Settlement	93

16.8	Recovery	93

16.9	Interferences and Other Proceedings	93

16.10	Notice and Defence of Third Party Infringement Claims	94

16.11	Product Marking	95

17.	TRADE MARKS	95

17.1	Trade Marks	95

17.2	Ownership of Trade Marks and KTI House Marks	95

17.3	Use of Trade Marks	95

17.4	No Impairment	96

17.5	Infringement of Trade Marks	96

17.6	Recovery in respect of Infringement of Trade Marks	97

17.7	Settlements	97

18.	TERM AND TERMINATION	97

18.1	Term of Agreement	97

18.2	Termination by LEO upon completion of the US Acne Study	97

18.3	Termination by LEO	98

18.4	Termination for Breach	99

18.5	Termination by KTI	100

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18.6	Insolvency	100

18.7	Option	102

19.	CONSEQUENCES OF TERMINATION	103

19.1	Full Termination	103

19.2	Full Termination for Change of control or breach by KTI	107

19.3	Partial Termination	109

19.4	Partial Termination according to Clause 18.1(b)(i) and (ii)	109

19.5	Termination of R&D Obligations	114

19.6	Termination for KTI Insolvency	115

19.7	Damages	116

19.8	Return of Confidential Information after Termination	116

19.9	KTI obligation to make distinction	116

19.10	Licenses	117

19.11	Accrued Rights	117

19.12	Surviving Clauses	117

19.13	Related Agreements	117

20.	CONFIDENTIALITY	118

20.1	Confidential Information	118

20.2	Confidentiality Obligations	119

20.3	Internal Disclosure of Confidential Information	119

20.4	Exceptions	119

20.5	Permitted Use and Disclosures	120

20.6	Publication	121

21.	WARRANTIES	122

21.1	Warranties	122

21.2	LEO Warranties	122

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21.3	KTI Warranties	123

21.4	Undertakings	124

21.5	No Implied Warranties	125

21.6	No Warranties of Patent Rights	125

21.7	No Further Representations or Warranties	126

22.	LIABILITY AND INDEMNITIES	126

22.1	No Consequential Damages	126

22.2	Indemnification by LEO	126

22.3	Indemnification by KTI	126

22.4	Notification of Liabilities/Losses	127

22.5	Proceedings	127

22.6	Supply	128

22.7	Mitigation	128

22.8	Restriction on Limitation of Liability	128

22.9	Insurance	128

23.	FINANCIAL STATEMENTS COMMUNICATION	129

24.	SHARE PURCHASE AGREEMENT	129

25.	WAIVER	129

26.	ENTIRE AGREEMENT/VARIATIONS	129

26.1	Entire Agreement	129

26.2	Amendment	130

27.	NOTICES	130

27.1	Sending of notice	130

27.2	Receipt of notice	131

27.3	Notice	131

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28.	ASSIGNMENT AND CHANGE OF CONTROL	132

28.1	Assignment	132

28.2	No-Fly-Zone	132

28.3	Surviving Obligations	133

29.	FORCE MAJEURE	133

29.1	Performance	133

29.2	Definition	134

29.3	Settlement	134

29.4	Continuing Event	134

30.	SEVERANCE OF TERMS	134

30.1	Severance	134

30.2	Good Faith Discussion	135

31.	NATURE OF THIS AGREEMENT	135

32.	PUBLIC STATEMENTS	135

33.	NO THIRD PARTY RIGHTS	136

34.	COSTS	136

35.	COUNTERPARTS	137

36.	CONSTRUCTION	137

37.	DISPUTE RESOLUTION	137

37.1	Governing Law and Jurisdiction	137

37.2	Informal Resolution	137

37.3	Expert	138

37.4	Arbitration	140

38.	EXPORT CONTROL	142

39.	SECURITY INTEREST	142

39.1	KTI Patents First Ranking Lien	142

39.2	Hypothec	146

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CONFIDENTIAL

THIS AGREEMENT DATED THE 9TH DAY OF JULY, 2014 (the “Effective Date”)

IS MADE BETWEEN:

(1)	KLOX Technologies Inc., a company registered under the laws of Canada under the corporate number 6886086 (NE 829452416RC0001) with a registered office at 275 Boul. Armand-Frappier, H7V 4A7 Laval, Quebec, Canada (“KTI”); and

(2)	LEO PHARMA A/S, a corporation organised under the laws of the Kingdom of Denmark with Central Business Register number 56759514, having its principal offices at Industriparken 55, 2750 Ballerup, Denmark (“LEO”);

KTI and LEO are referred to from time to time herein individually as a “Party” or collectively as the “Parties”.

RECITALS

(A)	WHEREAS, KTI has developed a platform technology and intellectual property based on a biophotonic principle of illuminating a topical formulation with blue-light for the emission of beneficial wavelengths of light intended for the prevention and/or treatment of indications within dermatology, aesthetics, wound healing, oral health and other areas;

(B)	WHEREAS, LEO currently develops and commercializes various pharmaceutical products around the world, including but not limited to, products within dermatology;

(C)	WHEREAS, the Parties are interested in establishing a joint venture to exclusively exploit the Licensed Products (as defined below) in the Field (as defined below) and to explore the further development and commercialization of biophotonic treatments within the confines of such joint venture in such Field, utilizing the individual strengths and competencies of each organization;

(D)	WHEREAS, KTI has obtained a CE Mark and has filed the required Notifications (as hereinafter defined) in order to market the First Licensed Products (as hereinafter defined) in Europe and Canada, while the regulatory pathway in all other countries has yet to be determined or obtained; and

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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(E)	WHEREAS the Parties have agreed that LEO shall invest 10 million USD in common shares of KTI according to a separate equity investment agreement executed simultaneously on the Effective Date;

NOW THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

1.1 Definitions. In this Agreement, the following capitalised terms, whether used in the singular or plural, shall have the meanings set forth below:

“Acne Studies” means the one or more [***] clinical trials of the First Licensed Product to be conducted by LEO in the acne indication to support the First Licensed Product registration in the United States and reimbursement in the United States, European Union and other territories pursuant to a Development Plan, as summarily described in Schedule 1.

“Adjusted Net Sales” means Net Sales less the Permitted Deductions.

“Adjusted Profit Share” has the meaning set forth in Clause 13.5.

“Adverse Event” or “AE” means any untoward medical occurrence in a patient receiving a medical treatment and which does not necessarily have a causal relationship with such treatment or any failure of the medical device and includes, without limitation, any unfavourable and unintended sign (for example, an abnormal laboratory finding), symptom or disease temporally associated with the treatment or any failure of the medical device, whether or not considered related to the treatment, and, in relation to post market surveillance standards, policies and procedures, together with all medical device events, (including incidents, near-incidents, serious injuries, malfunctions and failures), untoward medical events and events such as suicide or aggressive behaviour threats, overdose, abuse, misuse, medication errors and other events that may reasonably be related to biomedical research.

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“Aesthetic Condition” means any condition in relation to any aesthetic products or services that are used for Skin Rejuvenation, such as cleansing, refreshing, beautifying or promoting attractiveness, improving or altering the complexion of skin, without any medical or any therapeutic claims associated with the use of such products or the rendering of such services.

“Affiliate” means, with respect to a given entity, any person, corporation, partnership or other entity, that Controls, is Controlled by, or is under common Control with such entity.

“Agents” shall have the meaning set forth in Clause 20.3.

“Agreement” means this agreement and all schedules, appendices and other addenda attached thereto approved in writing from time to time, as any of the foregoing may be amended in accordance with the provisions of this Agreement.

“Alliance Manager” shall have the meaning set forth in Clause 4.11.

“Annual Marketing Plan” shall have the meaning set forth in Clause 7.4.

“Annual Statement” shall have the meaning set forth in Clause 13.6.

“Authorized Wholesalers” means any Third Party who, in connection with the Commercialization of Licensed Products, provides for or on behalf of LEO primarily logistic, warehousing or inventory services but does not use marketing material provided by LEO or otherwise provide any marketing functions pursuant to instructions by or on behalf of LEO .

“Biophotonic” means the generation, manipulation, detection and application of photons in a biologically relevant context. In other words, biophotonic compositions and materials exert their physiological effects primarily due to the generation and manipulation of photons.

“Biophotonic Formulation” means (a) any composition containing one or more light-activatable Biophotonic substances that have the property of absorbing light and, based on such absorption, having a biological effect on tissue, including as of the Effective Date such formulations comprising the First Licensed Product and (b) all derivatives and variations thereof and improvements thereto.

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“Business Day” means a day other than a Saturday, Sunday or a day on which banks are not open for business in Denmark or Québec, Canada.

“Business Segment” means, as the case may be:

(a)	in the case Clause 3.3 applies, the Licensed Product contemplated thereby, for each country where it cannot be legally Commercialized;

(b)	with respect to a discontinued Idea contemplated by Clause 5.2(a)(v), the Licensed Products comprised within such Idea for the entire Territory;

(c)	with respect to the opportunity contemplated in the last sentence of Clause 5.2(b)(vi), each Licensed Product which is the object thereof;

(d)	with respect to an Opportunity Notice sent pursuant to Clause 10.1(c), the Excluded Product contemplated thereby, for the entire Territory;

(e)	with respect to Discontinued Products, the following:

(i)	in the case of a Discontinued Product for a Region only, as contemplated by Clause 10.2(a) and Part B of Schedule 6, then such Discontinued Product for such Region only; or

(ii)	in the case of a Discontinued Product for a specific indication within the Field, then such Discontinued Product for such indication only, for the entire Territory; and

(f)	in the case of partial termination of this Agreement pursuant to Clause 18.2, 18.3 or 18.5, each Region and indication being the object of the partial termination.

“CE Mark” means the certification that a Licensed Product meets the requirements of European Directive (93/42/EEC), as such directive may be amended or replaced from time to time.

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“Clinical Study” means any kind of study on or involving human subjects.

“Collaboration Budget” has the meaning as set forth in Clause 5.8.

“Commercialization”, “Commercialize” and their derivations mean such activities, other than research, development and manufacturing activities, which are directed or relating to the offering for sale or sale of a product, and which may include, but not required to include, activities relating to marketing, promotion, distributing, selling and offering to sell, import, export and transport of such product, Adverse Event or Incident reporting and post-market surveillance studies, together with other activities typically associated with maximizing the market penetration, profit margins and commercialization of such product. For clarity, Commercialization activities shall also include planning and implementation, booking of sales, pricing, billing and coding support for HCP and clinics and reimbursement activities.

“Commercially Reasonable Efforts” means the degree of good faith efforts and resources consistent with those generally utilized by a similarly structured (e.g. size and global reach; size of R&D Budget; structure of sales force) and situated pharmaceutical company for its own internally developed products of similar commercial potential, at a similar stage of their product life taking into account all materially relevant factors and prevailing market conditions in the Territory at the time, including maturity, position in its life cycle, market size and profitability, product safety and efficacy, development and commercialization costs and risks, market competition, the proprietary position of the product and other technical, legal, scientific, medical or commercial factors that have direct relevance to the relevant product.

“Commercially Reasonable Principles” means principles based on sound scientific rationale and commercially reasonable concerns and opportunities, as the case may be, taking into account the JV Business as a whole, the prevailing market conditions and the risk of jeopardizing the Commercialization of existing Licensed Product, if any; the whole without taking into account such business or other interest of any Party which may conflict directly with the best interests of the JV Business; however the JV Business shall be considered on equal terms as any other businesses or opportunities carried out by a Party. These principles cannot supersede the financial limits stipulated by the Collaboration Budget provided by LEO and any other limitations set forth in this Agreement or otherwise agreed between the Parties.

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“Competing Product” means any product incorporating any [***] and any [***] of such product, wherein at least [***] is capable of [***].

“Confidential Information” shall have the meaning set out in Clause 20.1.

“Control,” “Controls,” “Controlled” or “Controlling” means:

(a)	in respect of any partnership, corporation or other entity, the direct or indirect ownership of more than fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct the affairs of the entity, (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction). Any other relationship which in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute Control; and

(b)	in respect of any Intellectual Property or Know-How whether owned by or licensed to an entity, the possession of the legal right and ability to grant the respective licenses or sub-licenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party and without the entity having to make payments to the licensee unless such payments are met in full by the licensee.

“Core Country List” means the countries where patents [***] be filed, as currently listed in Schedule 2.

“Cost of Goods” means, for Licensed Products, the Out-of-Pocket Costs paid by a Party to a Third Party manufacturer together, where not included in that payment to such manufacturer, with the Out-of-Pocket Costs of Manufacture (including [***], to the extent not already paid to KTI), transportation and insurance insofar as these are the responsibility of, and incurred by that Party.

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“Data Protection Laws” has the meaning set forth in Clause 12.3.

“Development Budget” means the JSC approved budget of prospective costs (including FTE Costs and Out-of-Pocket Costs directly related to the activities and materials required for use in the research and development of Licensed Products) to be incurred by the Parties in connection with the execution of each Development Plan in relation to a Development Project. Each Development Budget shall include (i) a detailed annual itemised budget [***] for the relevant project; and (ii) an estimated budget of projected costs and expenses for the Development Project as a whole.

“Development Plan” has the meaning set forth in Clause 5.3.

“Development Project” means any project covering activities to achieve Regulatory Approval with respect to any Licensed Product or potential Licensed Product as approved by the JSC according to Clauses 5.2(a) and 5.2(b).

“Discontinued Product” shall have the meaning set forth in Clause 10.2(a).

“Dispute Notice” has the meaning set forth in Clauses, 3.4, 4.16, 5.2(a)(v), 5.2(b)(vi), 9.2, 10.1(b), 10.2(b), 14.6 and 19.10.

“Distributor” means a Third Party to which the right to distribute or resell Licensed Products (which may including marketing and promotion) is granted by LEO and to which LEO supplies Licensed Products for such distribution or resale, subject, however, to the restrictions set forth in Clause 2.4. Authorized Wholesalers, hospitals and hospital buying groups and pharmacies and pharmacy chains shall not be considered to be Distributors.

“DK-GAAP” means Danish Generally Accepted Accounting Principles subject, however to Clause 14.6.

“Effective Date” shall have the meaning set forth above.

“EMA” means the European Medicines Agency.

“Excluded Product” shall have the meaning set forth in Clause 10.1(b).

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“Executive Officer” has the meaning set forth in Clause 37.2.

“Expert” has the meaning set forth in Clause 37.3.

“FDA” means the Food and Drug Administration in the United States of America.

“FD&C Act” means that federal statute of the United States of America enacted in 1938 as Public Law 75-717, as amended, and which is contained in Title 21 of the U.S. Code, Section 301 et seq., as amended, and the regulations promulgated thereunder from time to time.

“Field” means the prevention and/or treatment of (a) diseases and conditions related to dermatology (other than Orphan Indications) and (b) Aesthetic Conditions through the administration or application of [***] product by HCP. For clarity purposes, the Field specifically excludes the KTI Field.

“First Licensed Product” means the Licensed Products based upon the current Lamp (exemplified by THERA lamp and the multi-panel lamp) used in combination with the current gels (exemplified by LumiCleanse and LumiBel) for the prevention and/or treatment of acne and/or treatments of Aesthetic Conditions, respectively; all of the foregoing as described in more detail in Schedule 3.

“Force Majeure” shall have the meaning set forth in Clause 29.2.

“FTE” means the equivalent in working hours of one full time graduate or similarly qualified employee employed by a Party working at least [***] hours per week (excluding holidays).

“FTE Cost” means the fully burdened annual internal direct reasonable cost of employing an FTE including all employee related compensation and benefits including salary, bonuses, profit sharing, taxes, insurances, training, travel, subsistence, professional dues, catering and employee related overheads (including human relations, payroll, purchasing, supervisory costs, space allocation and computer and information systems). The FTE Cost in Canada is currently an approximate average annual non-limitative amount of US$[***] based on average intermediate (technical) type of positions relevant for the research and development activities currently envisaged to

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be performed under this Agreement, which amount is dependent upon the nature and scope of each mandate but will not exceed US$[***]. The FTE Cost for LEO Clinical Studies is currently an approximate average annual non-limitative amount of US$[***] based on tasks described in clause (c) of the definition of Permitted Deductions, which amount is dependent upon the nature and scope of each mandate but will not exceed US$[***].

“Good Clinical Practice” or “GCP” means the regulations and applicable ICH guidelines for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials, as applicable to the development of Licensed Product from time to time, including 21 C.F.R. Part 11, 50, 54, 56, 58, and 812 and Commission Directive 90/385/EC, 93/42/EC, MEDDEC 2.7/3 or ISO14155:2011 as amended from time to time.

“HCP” means any person authorized by the Laws in the country where such person practices to provide healthcare services to any person or community together with any employee of such a person or any person acting under the supervision of such a person. HCPs shall include but not be limited to doctors, nurses, dermatologists and paramedics.

“IDE” means an Investigational Device Exemption, as described in 21 C.F.R. Section 812, filed for purposes of conducting Clinical Studies on a Licensed Product in accordance with the requirements of the FD&C Act and the regulations promulgated thereunder, including all supplements and amendments thereto, and any analogous application and process required by a Regulatory Authority in a country or regulatory jurisdiction elsewhere in the Territory in order to conduct clinical studies on a Licensed Product in such country or regulatory jurisdiction.

“Idea” shall have the meaning as set forth in Clause 5.2(a).

“IFRS” means the International Financial Reporting Standards in force at the relevant time as published by the International Accounting Standards Board.

“Incident” means any malfunction or deterioration in the characteristics and/or performance of a device, as well as any inadequacy in the labeling or the instructions for use which, directly or indirectly, might lead to or might have led to the death of a patient, or user or of other persons or to a serious deterioration in their state of health.

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“Intellectual Property” or “IP” means:

(a)	all (i) Inventions, Patent Rights, utility models, and other like forms of protection, (ii) copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights including database rights and rights in databases, (iii) trade marks, trade names, trade dress, trade or service marks and logos (whether registered or unregistered), internet addresses and domain names and all goodwill associated with any of the foregoing, (iv) design rights, industrial designs, integrated circuitry (whether registered or unregistered), (v) all computer software (including source and object code); (vi) registrations, applications and renewals for any the foregoing, and (vii) all other similar proprietary rights as may exist anywhere in the world; but

(b)	for the purpose of this Agreement, specifically excludes [***].

“Invention” means any invention or discovery which is, or may be, patentable or otherwise protectable under the patent or other similar laws of any country.

“Joint Invention” means any Invention that is conceived or reduced to practice jointly by or on behalf of KTI and/or any of its Affiliates and by or on behalf of LEO and/or any of its Affiliates during the term of this Agreement as a result of performing a Development Plan or Development Project or any other obligation pursuant to this Agreement or any Related Agreement, including all activities under this Agreement or any Related Agreement related to the discovery, research or development, Manufacture or Commercialization of any Licensed Product or any derivative or variation thereof.

“Joint Know-How” means all Know-How that is generated jointly by or on behalf of KTI and/or any of its Affiliates and by or on behalf of LEO and/or any of its Affiliates during the term of this Agreement as a result of performing a Development Plan or Development Project or any other obligation pursuant to this Agreement or any Related Agreement, including all activities under this Agreement or any Related Agreement related to the discovery, research or development, Manufacture or Commercialization of any Licensed Product or any derivative or variation thereof.

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“Joint Steering Committee” or “JSC” has the meaning set forth in Clause 4.1.

“Joint Technology” means all Joint Inventions and Joint Know-How.

“Joint Venture Business” or “JV Business” means the contractual joint venture business contemplated by this Agreement to conduct research and development of products to qualify as Licensed Products and to Manufacture and Commercialize the Licensed Products, in each case in the Field, and all of the activities to be conducted by each of the Parties pursuant to or in connection with this Agreement or any Related Agreement in connection therewith. For the avoidance of doubt, any reference herein to joint venture, Joint Venture Business or JV Business does not mean and shall not be interpreted as meaning the creation or intention to create any kind of partnership or independent legal joint venture entity between the Parties.

“Know How” means unpatented technical, scientific and other information that is not in the public domain, including all ideas, concepts, and technical information obtained in any form or through any process or discussion, which may include, but is not limited to, regulatory files, design history files, drawings, technical files, information related to materials, technical processes, specifications, instrumentation, formulae, assays, manufacturing methods, discoveries, clinical and preclinical results, non-patentable inventions, trade secrets, standard operating procedures, and any physical, chemical or biological material, software, sales and marketing information and data-collections whether in written, electronic or other form. The fact that a part of a compilation of data is in the public domain shall not prevent the compilation of data as such, or any one or more of the other elements of the compilation from being Know How.

“KTI Background Technology” means any and all (a) Know-How covered by clause (a) of the definition of KTI Know-How and (b) Intellectual Property (i) that is necessary [***] for the development, Manufacture or Commercialization of any Licensed Product, and (ii) that KTI Controls as of the Effective Date including such Intellectual Property [***] prior to the Effective Date and the Patent Rights covered by clause (a) of the definition of KTI Patent Rights.

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“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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“KTI CE Mark” means a CE Certification obtained by KTI for a Licensed Product.

“KTI Field” means the prevention or treatment of (a) chronic wounds, acute wounds including burns and/or keloids or cosmesis resulting therefrom [***]; (b) oral diseases, oral care and oral aesthetics; and (c) such other fields agreed to between the Parties pursuant to Clause 3.4 below.

“KTI Foreground Technology” means any and all (a) KTI Know-How covered by clause (b) of the definition of KTI Know-How and (b) Intellectual Property (i) that arises during the term of this Agreement as a result of performing a Development Plan or Development Project or any other obligation pursuant to this Agreement or any Related Agreement, including all activities under this Agreement or any Related Agreement related to the discovery, research or development, Manufacture or Commercialization of any Licensed Product, (ii) that is developed, conceived or reduced to practice solely by or on behalf of KTI and/or any of its Affiliates, and (iii) that does not include or incorporate any Know-How or Intellectual Property of LEO and/or any of its Affiliates.

“KTI House Mark” means such trade mark or logo related to or including the company name of KTI as listed in Schedule 4 Part C. Schedule 4 shall be updated by the Parties from time to time.

“KTI Invention” means any Invention that is conceived or reduced to practice during the term of this Agreement solely by or on behalf of KTI and/or any of its Affiliates, related to any Licensed Product, including any improvement, enhancement and addition to, and extension of any KTI Technology.

“KTI Know-How” means (a) any and all Know-How, (i) that is necessary [***] for the development, Manufacture or Commercialization of any Licensed Product and (ii) that KTI Controls as of the Effective Date, including such Know-How [***] prior to the Effective Date, and (b) any and all Know-How (i) that is generated solely by or on behalf of KTI and/or any of its Affiliates after the Effective Date, to the extent it has any applicability to any Licensed Product and (ii) that does not include or incorporate any Know-How or Intellectual Property of LEO.

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“KTI Notifying Body” means Instituto Superiore di Sanita (Notified Body no. 0373) and/or BSI Group (Notified Body no. 0086).

“KTI Patent Rights” means (a) all of the Patent Rights listed in Schedule 5 and (b) all of the Patent Rights in relation to any and all KTI Inventions and KTI’s rights in and to any and all Joint Inventions.

“KTI Patents First Ranking Lien” has the meaning set forth in Article 39.

“KTI Technology” means all KTI Background Technology and KTI Foreground Technology.

“KTI Trade Mark” means the trade marks and logos set out in Schedule 4 Part A as KTI Trade Mark. Schedule 4 shall be updated by the Parties from time to time.

“Lamp” means (a) a light source product for use with one (1) or more Biophotonic Formulation(s), which, as of the Effective Date, includes the lamps further described in Schedule 3 and (b) all derivatives and variations thereof and improvements thereto.

“Law” means all applicable regional, national and supra national laws, regulations, rules, directives and regulatory guidance.

“LEO Background Technology” means any and all (a) Know-How covered in clause (a) of the definition of LEO Know-How and (b) Intellectual Property Controlled by LEO and/or any of its Affiliates as of the Effective Date (i) that is not generated, conceived or reduced to practice under or in connection with this Agreement or any Related Agreement, and (ii) that does not include or incorporate any KTI Technology, and, in each case, which may be relevant for research, development, Manufacture or Commercialization of any Licensed Product and, by agreement only of the Parties in the JSC, has been included in a Development Project or Development Plan.

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“LEO Foreground Technology” means any and all (a) Know-How covered by clause (b) of the definition of LEO Know-How and (b) Intellectual Property (i) that arises during the term of this Agreement as a result of performing a Development Plan or Development Project or any other obligation pursuant to this Agreement or any Related Agreement, including all activities under this Agreement or any Related Agreement related to the discovery, research or development, Manufacture or Commercialization of any Licensed Product, (ii) that is developed, conceived or reduced to practise solely by or on behalf of LEO and/or any of its Affiliates, and (iii) that does not include or incorporate any KTI Technology.

“LEO Invention” means any Invention that is conceived or reduced to practice during the term of this Agreement solely by or on behalf of LEO and/or any of its Affiliates, under or in connection with a Development Project or a Development Plan, for use in connection with any Licensed Product.

“LEO Know-How” means (a) any and all Know-How (i) that may [***] for the development, Manufacture or Commercialization of any Licensed Product and (ii) that LEO Controls as of the Effective Date and (b) any and all Know-How (i) that is generated solely by or on behalf of LEO and/or any of its Affiliates during the term of this Agreement, to the extent it [***] for the development, Manufacture or Commercialization of any Licensed Product and (ii) that does not include or incorporate any KTI Technology.

“LEO Trade Mark” means a trade mark that is selected and used by LEO in relation to a Licensed Product. LEO Trade Marks shall be listed in Schedule 4 Part B, as updated by the Parties from time to time.

“LEO Sub-licensee” means a Third Party to which a sub-licence of the rights granted to LEO in Article 2 [***] is granted by LEO and to which LEO does not supply Licensed Products, subject, however, to the restrictions set forth in Clause 2.4. For the sake of clarity, [***] are not LEO Sub-licensees.

“LEO Technology” means all LEO Background Technology and LEO Foreground Technology.

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“Licensed Product” means (a) any Biophotonic Formulation; or (b) any Lamp, for use solely in combination with one (1) or more Biophotonic Formulation(s); in each case Controlled by KTI and/ or any of its Affiliates from time to time during the term hereof.

“Licensed Technology” means the KTI Technology and KTI’s rights in and to any and all Joint Technology.

“Loss Carry Forward” means in relation to any Quarter, the amount by which the Net Sales for such Quarter are less than the Permitted Deductions for such Quarter.

“Major Markets” means the United States, [***] European pharmaceutical markets [***], [***], and Canada (to the extent it becomes part of the Territory pursuant to Clause 2.5). For the purpose of Clause 2.4, the term “Major Markets” shall also include [***].

“Manufacture”, “Manufacturing” and their derivations mean all operations to receive all raw materials, components, packaging materials and other items necessary for, and all operations relating to the manufacturing process and technology development, production scale-up, production, packaging, conversion, mixing, filling, labelling, [***] product testing, quality control testing and [***], including establishing and improving manufacturing processes and technologies.

“Medical Device Incident Reporting and Post Marketing Surveillance Agreement” means a Medical Device Incident collecting, exchanging and reporting agreement that addresses the issues and reflects the principles set out in Article 11.

“Net Proceeds” means the cash and non-cash consideration (including up-front payments and milestone payments, but excluding [***]) received from time to time by LEO in consideration for or in connection with (a) any rights directly or indirectly granted by LEO to any LEO Sub-licensee or Distributor in relation to any Licensed Product or (b) any direct or indirect divestiture by LEO or any of its Affiliates of any direct or indirect rights in or to any part or the whole of this Agreement or any Related Agreement.

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“Net Sales” means:

(a)	the royalty income payable to LEO or any of its Affiliates by LEO Sub-licensees; and

(b)	(i) the gross amount invoiced by LEO or its Affiliates for any sale of any Licensed Product to Distributors, Authorized Wholesalers and other Third Parties in the Territory, less (ii) the following deductions only to the extent they are (1) reasonably incurred and allocable to Licensed Products, (2) legally permitted, (3) directly paid or incurred by LEO or its Affiliates with respect to their sale of Licensed Products to Distributors, Authorised Wholesalers or other Third Parties in the countries of the Territory where Commercialization is conducted by LEO, LEO Affiliates, Authorised Wholesalers or Distributors, and (4) not already included in any Permitted Deductions:

(A)	[***];

(B)	[***];

(C)	[***];

(D)	[***];

(E)	[***]; and

(F)	freight, postage, shipping and insurance charges.

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The Net Sales and each component thereof shall be determined on an accrual and consolidated basis in accordance with DK-GAAP.

The inter-company transfer of any Licensed Product by LEO or one of its Affiliates or sub-licensees to that Party or another Affiliate or sub-licensee of that Party shall not be considered a sale. In such cases, Net Sales shall be determined based on the gross invoiced price of the Licensed Product sold by LEO, its Affiliate or sub-licensee to the first Third Party purchaser less the deductions allowed under this definition.

Distribution of Licensed Products free of charge for, or use of Licensed Products in, clinical or pre-clinical trials, samples or compassionate use shall not give rise to any deemed sale under this definition.

“Non-Severable” means with respect to an Invention, that it is not severable from the KTI Patent Rights, meaning that the exploitation of such Invention would infringe any KTI Patent Rights.

“Notifications” means all filings, notifications and submissions other than Regulatory Approvals required by Law to Commercialize any of the Licensed Products in any country of the Territory.

“Orphan Indications” means rare diseases in dermatology as generally recognized by the FDA (US) or EMA (Europe).

“Out-of-Pocket Costs” means, with respect to any Party or any of its Affiliates, direct reasonable costs and expenses paid or accrued as owing by such Party or any such Affiliate to Third Parties, other than employees or a contract sales force, without any mark-up or overhead allocation whatsoever.

“Patent Rights” means any and all patent applications, patents and any foreign counterparts thereof, including all provisional applications, divisions, renewals, continuations, continuations-in-part, extensions, reissues, re-examinations, substitutions, confirmations, registrations, revalidations and additions of or to them, as well as any supplementary protection certificates or patent term extension, or like form of protection, whether on file with the appropriate governmental agencies in the Territory as of the Effective Date or at any time during the term of this Agreement.

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“Permitted Deductions” means the sum of the following, determined on an accrual and consolidated basis in accordance with DK-GAAP, for a given Quarter:

(a)	[***];

(b)	[***];

(c)	all of LEO’s Out-of-Pocket Costs incurred in relation to any Clinical Study of a Licensed Product;

(d)	FTE Costs, to the extent such FTE Costs are incurred with respect to medical writing, international clinical trial managers (ICTM), clinical trial associates/monitors (CRA) or clinical trial assistants (CTA), which otherwise intended to be carried out by an external party in relation to any Clinical Study of a Licensed Product, would be more cost-effective to carry out utilizing internal costs, provided, however, that (i) the plan and budget therefore are approved by the JSC, (ii) the FTE Costs accrued as a Permitted Deduction may not exceed [***]% of the total FTE Costs in connection with the Clinical Study and (iii) the FTE Costs accrued as a Permitted Deduction for the Acne Studies may not exceed US$[***];

(e)	any accumulated Loss Carry Forward from previous Quarters to the extent not previously applied against Net Sales; plus

(f)	any Out-of-Pocket Expenses incurred by LEO in [***] accordance with Clause 16.6 and Clause 16.10 and which are not reimbursed according to Clause 16.8.

“Personal Information” means all personal information within the meaning of all applicable Data Protection Laws, and includes any and all information that identifies or may identify any person afforded protection under the respective Data Protection Laws.

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“Platform Technology Patents” means the KTI Patent Rights other than the Product Specific Patents.

“Premarketing Approval” or “PMA” means premarket approval (PMA) application under section 814 of the FD&C Act in order to obtain marketing clearance in the US.

“Product Specific Patent” means the Patent Rights of KTI from time to time whose claims are limited to any Licensed Product in the Field.

“Project Manager” has the meaning set forth in Clause 4.9.

“Quarter” and its derivations mean each period of three consecutive calendar months commencing on 1 January, 1 April, 1 July and 1 October of the relevant calendar year.

“R&D Obligations” has the meaning set forth in Clause 28.2.

“Regions” means the geographical regions of the Territory (including Canada if it becomes part of the Territory pursuant to Clause 2.5), as broken down in Part A of Schedule 6 hereto.

“Regulatory Approval” means any approvals, certifications, consents, permits, licences and other authorizations necessary or desirable (a) for the Commercialization of a Licensed Product on the market in a country in the Territory, including any CE mark, any 510(k), or PMA, or (b) the Manufacturing of any Licensed Products. Regulatory Approvals shall exclude pricing approvals.

“Regulatory Authority” means any national (e.g., FDA), supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in a given country or region in the Territory responsible for granting and administering any governmental approvals and Notifications (including as to price) necessary or desirable to Commercialize regulated products, in such country or region.

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“Related Agreements” means any other agreements entered into between the Parties and/or their respective Affiliates contemporaneously with, or during the term of, this Agreement in connection with the development, Manufacture and/or Commercialization of any Licensed Product in the Territory under this Agreement including:

(a)	the Medical Device Incident Reporting and Post Marketing Surveillance Agreement and any other similar agreement required by Law;

(b)	the Clinical Supply Agreement entered into pursuant to Clause 8.3;

(c)	the Commercial Supply Agreement entered into pursuant to Clause 8.2; and

(d)	the Quality Agreement entered into pursuant to Clause 8.4.

“Sandoz Agreement” shall have the meaning set out in Clause 2.5.

“Severable” means with respect to an Invention, that it is severable from the KTI Patent Rights, meaning that the exploitation of such Invention would not infringe any KTI Patent Rights.

“Skin Rejuvenation” means a process of reducing, diminishing, retarding or reversing one or more signs of skin aging or generally improving the condition of skin. For instance, skin rejuvenation may include increasing luminosity of the skin, reducing pore size, reducing fine lines or wrinkles, improving thin and transparent skin, improving firmness, sagging skin (such as that produced by bone loss) or dry skin (which might itch), reducing or reversing freckles, reducing or preventing the appearance of age spots, spider veins, rough and leathery skin, fine wrinkles that disappear when stretched, reducing loose skin or improving a blotchy complexion.

“Soft Launch” has the meaning set forth in Clause 7.2.

“Study Results” means all results, including data, reports and statistics pertaining to each Clinical Study conducted pursuant to or in connection with a Development Project.

“Termination Date” means the effective date of expiration or earlier termination (as applicable) of this Agreement pursuant to Article 18, either in whole or in part, as set forth in Article 18.

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“Territory” means the whole world except, subject to the terms of Clause 2.5, for Canada.

“Third Party” means any entity or person other than the Parties or their respective Affiliates.

“TPP” has the meaning set forth in Clause 5.3(a)(ii).

“Valuator” has the meaning set forth in Clause 18.7(a).

1.2 Interpretation. In this Agreement:

(a)	all references to a particular article, clause or schedule shall be a reference to that article, clause or schedule in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

(b)	the headings are inserted for convenience only and shall be ignored in construing this Agreement;

(c)	words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

(d)	words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

(e)	the words “include”, “included” and “including” are to be construed without limitation to the generality of the preceding words;

(f)	reference to any Law includes any modification, re-enactment or replacement of that Law; and

(g)	all references in this Agreement to “by or on behalf of a Party and/or any of its Affiliates” and correlative expressions in reference to a specific Party, includes any work performed or generated by any and all Agents, licensees and sub-licensees of the Party in question and of each of its Affiliates.

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1.3 Paramountcy. In the event of any inconsistency or conflict between this Agreement and any of the Schedules, this Agreement shall prevail. In the event or any discrepancy or contradiction between this Agreement and any Related Agreement, save where expressly provided, this Agreement shall take precedence.

2. GRANT OF RIGHTS

2.1 Licence to LEO to Commercialize Licensed Products in the Territory. Subject to the terms of this Agreement, KTI hereby grants the following licenses to LEO:

(a)	an exclusive license under the Licensed Technology to Commercialize the Licensed Products in the Territory in the Field;

(b)	a non-exclusive licence under the Licensed Technology to conduct development activities to improve already Commercialized or Manufactured Licensed Products and Manufacturing processes related thereto and to Manufacture Licensed Products in the Field in the entire world; however in Canada such Manufacturing license shall be subject to involvement of KTI to avoid any conflict with any Sandoz Agreement;

(c)	an exclusive license under the Licensed Technology to file Notifications and seek and obtain Regulatory Approval to Commercialize Licensed Products in the Field in the Territory; provided, however in Europe such license would be co-exclusive (due to the CE certification already obtained by KTI for the First Licensed Product); and

(d)	[***] license [***] under the Licensed Technology for any ideation, research and development activities in the Field undertaken by LEO pursuant to this Agreement.

2.2 KTI Regulatory Approval and Notification. It is acknowledged that KTI as of the Effective Date holds the KTI CE Mark, a medical license for the First Licensed Product in Canada and has filed Notifications, or is in good regulatory standing, as a cosmetic for certain countries and shall not be in breach of the exclusivity provided for in Clause 2.1 simply by virtue of the foregoing, provided that KTI does not use such KTI CE Mark, medical license

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or Notification, or any product bearing the KTI CE Mark in the Field in the Territory, for any purpose other than to comply with its obligations in this Agreement or any Related Agreement and provided that KTI does not use the medical license or Notification for Canada except in connection with the Sandoz Agreement.

2.3 Trade Mark Licence. Subject to Clause 2.4, Article 17 and the other terms of this Agreement, KTI hereby grants the following licenses to LEO:

(a)	[***] licence in the Territory with the right to sub-license in LEO’s discretion, to use the KTI Trade Marks in relation to or to affix the KTI Trade Marks to any Licensed Product for use in the Field in the Territory; and

(b)	[***] licence in the Territory with the right to sub-license in LEO’s discretion, to use the KTI House Marks in relation to or to affix the KTI House Marks to any Licensed Product for use in the Field in the Territory.

2.4 Sub-license Rights.

(a)	LEO shall have the right to sub-license any of the licences and other rights granted under Clauses 2.1 and 2.3.

(i)	without the prior written consent of KTI where the sub-licence is granted to an Affiliate of LEO, an Authorized Wholesaler or a Distributor outside the Major Markets,

(ii)	with the prior written consent of KTI [***] where the sub-license is granted to a Distributor (other than a Distributor listed in Schedule 7), in a Major Market; and

(iii)	with the prior written consent of KTI [***] where the sub-license granted is granted to a LEO Sub-licensee.

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(b)	Each sub-license by LEO to an Affiliate shall terminate automatically if such Affiliate ceases to be an Affiliate of LEO.

(c)	Each sub-license right that LEO grants hereunder shall be consistent with the terms and conditions of this Agreement, including Clause 15.5, and shall not relieve LEO of its obligations hereunder or under the Related Agreements.

(d)	Each sub-license under this Clause 2.4 shall automatically terminate upon termination of this Agreement unless the survival has been expressly approved by KTI in connection with the consent provided according to this Clause 2.4.

(e)	In case that the sub-licensing requires prior written consent, LEO shall inform KTI in writing of the name of the relevant Sub-licensee or Distributor together with the description of the rights granted, the Licensed Products concerned therewith, the relevant territory of such sub-license and all other relevant information reasonably requested by KTI. KTI agrees that all information provided pursuant to this Clause 2.4(e) shall, subject to Clause 20.4, be deemed to be Confidential Information of LEO and will be subject to the terms set forth in Article 20 below.

(f)	LEO shall use Commercial Reasonable Efforts to ensure that each such LEO Sub-licensee, Affiliate and Distributor possesses the necessary skill and experience to enable it to perform the obligations sub-licensed and does in fact perform such obligations in accordance with the terms and conditions of this Agreement.

(g)	Notwithstanding the foregoing, LEO may within the confines of the license granted in Clause 2.1 sub-contract any development and Manufacturing activities as part of its general outsourcing activities to sub-contractors on a fee-for-hire basis without the need for the prior written consent of KTI.

2.5 Canada. In the event that any rights to Commercialize Licensed Products in Canada revert to KTI as a consequence of the amendment, expiry or termination of the agreement between KTI and Sandoz Canada Inc. dated November 13, 2013 (as amended from time to time, the “Sandoz Agreement”), such rights in Canada shall automatically be included in the scope of the licences granted in Article 2 and the other rights granted in this Agreement and

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the definition of the Territory shall be amended such that it is worldwide. For the sake of clarity, upon inclusion of Canada in the Territory, LEO does not accept any responsibility or liability whatsoever, whether direct or indirect, for any actions or omission by Sandoz or KTI prior to such inclusion.

2.6 Licence to KTI for Inventions. Subject to any contractual restrictions binding on LEO as a result of the development thereof and the provisions of Article 19, LEO hereby grants to KTI a non-exclusive, worldwide, irrevocable (except as contemplated in the third sentence of this Clause 2.6 and Article 19), royalty-free, fully paid-up, sublicensable (subject to LEO prior written consent[***]) licence under any and all LEO Inventions and of any and all rights of LEO in and to any and all Joint Inventions (the “LEO Licence”) to research and develop, Manufacture and have Manufactured, and Commercialize and have Commercialized products anywhere in the world solely in the KTI Field, provided always that KTI undertakes not to use the LEO Licence in the development, Manufacture or Commercialization of products in the Field (other than for the purposes of this Agreement and the Related Agreements). If LEO [***] that KTI or an Affiliate of KTI or a licensee of KTI is using the LEO Licence in the development, Manufacture or Commercialization of products in the Field (other than for the purposes of this Agreement and the Related Agreements) it shall notify KTI of the fact and KTI shall cease and procure that its Affiliates and licensees cease such use. In the event of serious or persistent breaches of this limitation, LEO shall be entitled by [***] written notice to revoke the licence granted in this Clause 2.6 and to seek remedies under this Agreement and applicable Law. For greater certainty, subject to the rights granted herein to LEO, nothing herein shall limit the right of KTI to conduct research and development with respect to any product, including any Licensed Product, within or outside the Field.

2.7 License to KTI. Subject to any contractual restrictions binding on LEO as a result of the development thereof, LEO hereby grants to KTI a right of first option for a non-exclusive, worldwide, royalty-bearing sublicensable (subject to LEO prior written consent) licence under any LEO Invention and LEO Background Technology (however, the latter solely to the extent that it is included in a non-severable way in a LEO Invention or Joint Invention to ensure that KTI can exercise the license to be granted under this Clause), upon terms and conditions to be negotiated in good faith between the Parties, to research and develop, Manufacture and have Manufactured, Commercialize and have Commercialized Licensed Products anywhere in the world solely outside the Field and KTI Field.

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3. EXCLUSIVITY AND RELATED RIGHTS

3.1 KTI Exclusivity.

(a)	During the term of this Agreement and except as contemplated by the Commercial Supply Agreement, KTI shall not, itself or with any Third Party develop, directly or indirectly, Manufacture or Commercialize (neither passively, to the extent permissible by Law, nor actively) any Licensed Products or Competing Products in the Field in the Territory and KTI shall not license or grant any rights to any Third Party to do any of the foregoing, except for the purposes of this Agreement or any Related Agreement, as expressly set forth herein or therein.

(b)	To the extent that KTI packages, Commercializes or supplies any product for use in relation to any Aesthetic Condition outside the Field it shall:

(i)	provide prior timely written notification thereof to LEO, including reasonable proof to ensure compliance with the remaining provisions of this Clause 3.1 (b);

(ii)	ensure that such product does not bear any KTI Trade Mark or LEO Trade Mark or any other reference to LEO except, where LEO is the manufacturer of such product, to the extent required under applicable Law;

(iii)	ensure that such product is Commercialized under a trade mark that is sufficiently distinct from the LEO Trade Marks and KTI Trade Marks such that there is no prospect of confusion between the relevant marks; and

(iv)	not package, Commercialize or supply any such product that utilizes any Regulatory Approval or Notification obtained or filed by LEO with respect to a Licensed Product.

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(c)	KTI shall not and shall ensure that none of its Affiliates communicates or otherwise provides or makes available to Sandoz Canada Inc. or any of its Affiliates any LEO Technology, Joint Technology and LEO Confidential Information.

(d)	KTI acknowledges the value it is gaining through access to LEO’s participation in the JV Business, access to LEO’s distribution channels, access to LEO’s Technology and the profit share from LEO for Commercializing the Licensed Products and that the restrictions set out above are fair and reasonable.

3.2 LEO Exclusivity.

(a)	During the term of this Agreement, LEO shall not and shall ensure that each LEO Affiliate and LEO Sub-licensee does not, directly or indirectly, conduct any research or development activities in connection with any Competing Product or develop, Manufacture or Commercialize any Competing Products in the Field anywhere in the world, either by itself or through any LEO Affiliate or Third Parties.

(b)	LEO shall not and shall ensure that each LEO Affiliate and LEO Sub-licensee does not, directly or indirectly, conduct any research or development activities in connection with any Competing Product or develop, Manufacture or Commercialize any Competing Products, in the KTI Field or Orphan Indications anywhere in the world, either by itself, any LEO Affiliate or any Third Party for a period of five (5) years from the Effective Date.

(c)	LEO shall not and shall ensure that each LEO Affiliate and LEO Sub-licensee does not, directly or indirectly, knowingly actively Commercialize any Licensed Product outside of the Territory or sub-license any rights to any Licensed Product for use outside the Territory. LEO shall, to the extent legally permitted, refer to KTI all written inquiries received by it in connection with the Commercialization of any Licensed Product outside the Territory.

(d)	LEO shall not conduct any research and development activities with respect to the Licensed Products, except for ideation, research and development activities within the Field pursuant to or in connection with the terms and conditions of this Agreement or any Related Agreement.

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(e)	LEO shall not and shall ensure that each LEO Affiliate and LEO Sub-licensee does not, directly or indirectly, knowingly Commercialize any Licensed Product outside the Field or sub-license any rights to or Commercialize or otherwise make available any Licensed Product for use outside the Field and LEO shall, to the extent legally permitted, refer to KTI all written inquiries received by it in connection with the Commercialization of any Licensed Product outside the Field.

(f)	LEO shall use commercially reasonable efforts consistent with its ordinary course of business with respect to its other products to ensure that its Distributors also comply with Clauses 3.2 (a), (c) and (e) (except for “or indirectly”) provided, however, that LEO shall not be obligated to enforce higher standards than those LEO applies with respect to its other products.

(g)	LEO acknowledges the value it is gaining through access to the KTI Technology and right to Commercialize the Licensed Products and that the restrictions set out above are fair and reasonable.

3.3 Exclusions. The non-compete obligations set forth in this Article 3 shall not apply in any country with respect to any product which is a Competing Product or any product competing with a Licensed Product that cannot legally be Commercialized in such country. For the purpose of this Clause 3.3, the fact that a Regulatory Approval has not been obtained despite commercially reasonable efforts or a Notification has not yet been filed in order to market a Licensed Product in a country does not in and of itself mean it “cannot legally be Commercialized” unless there is a legal impediment with respect thereto that cannot be overcome in the ordinary course of business.

3.4 Possible Expansion of the KTI Field. In the event that KTI wishes to expand the definition of the KTI Field for the purpose of licenses granted to KTI pursuant to Clause 2.7, the non-compete obligations contemplated under Clause 3.2 and the opportunity contemplated by Clause 3.7, to include a field other than the Field and the then current KTI Field, then it shall notify LEO in writing of its desire to expand the KTI Field with sufficient detail

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for LEO to make an informed view of the scope being requested by KTI and its potential impact on LEO’s rights hereunder and the best interests of the JV Business. On receipt of such notice the Parties will in good faith negotiate potential expansions of the KTI Field, provided that such an expansion will not have any adverse impact on the Commercializing of Licensed Products by LEO and will report their findings to the JSC for discussion and approval. To the extent the JSC and the Parties are unable to reach an agreement with respect to such expansion, then either Party may elect, by written notice to the other Party (the “Dispute Notice”) to have such decision resolved by an Expert pursuant to Clause 37.3, whose decision with respect thereto shall be final and binding upon the Parties. Furthermore for sake of clarity, nothing in this clause or any subsequent negotiations, agreements or determination by the Expert shall operate to reduce the scope of the Field or the exclusivity of the licences granted to LEO hereunder.

3.5 Reserved Rights. Except for those rights expressly granted to LEO hereunder, all rights, express or implicit, with respect to the Licensed Technology belong exclusively to KTI. Without limiting the generality of the foregoing, nothing herein shall limit or restrict KTI’s right to directly or indirectly:

(a)	complete trials or conduct research and development with respect to Licensed Products outside the Field subject to the obligations set forth in Clause 3.5(c)(ii) or within the Field pursuant to Clause 5.6;

(b)	enhance and improve the Licensed Products;

(c)	develop, Manufacture, license or Commercialize (i) any Competing Product or other product in a field other than the Field, in or outside the Territory or (ii) any product which is the same as or is similar to a Licensed Product outside the Field, in or outside the Territory, to the extent it does not contain any LEO Technology, LEO Trade Mark, LEO CE-Mark or any other reference to LEO, any LEO Affiliate, Distributor, LEO Sub-licensee or Authorized Wholesaler, and provided that it has a different product appearance and, preferably (but without any legal obligation) contains a different Biophotonic Formulation than that used in such Licensed Product;

(d)	develop, Manufacture, license or Commercialize the First Licensed Products in the Field outside the Territory; or

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(e)	Manufacture any Licensed Product in the Territory solely to the extent the Commercialization thereof is solely outside the Territory;

provided that KTI with respect to (a) to (d) does not use or utilize, directly or indirectly, any LEO Confidential Information or LEO Technology and with respect to (d) does not use or utilize, directly or indirectly, any Joint Technology, except to the extent expressly permitted pursuant to this Agreement.

3.6 LEO Complementary Products. Notwithstanding anything to the contrary of the above but subject to Article 20, LEO shall not be limited in any way or form in its ability to research and develop, Manufacture or Commercialize any product, which would otherwise be considered Competing Products where such product:

(a)	[***]; or

(b)	is for indications where Licensed Products, supported by a sound scientific rationale and as agreed to by the Parties, would not have a significant benefit [***]; or

(c)	[***].

3.7 Opportunities. Notwithstanding anything to the contrary, not earlier than [***] from the Effective Date, should LEO identify partner/acquisition opportunities with respect to a Competing Product that is believed to add synergies and would not have any material adverse effect on the Commercialization of any Licensed Product, LEO shall invite KTI to participate in the investment into such opportunities. KTI shall have a maximum of [***] from receipt of such invitation from LEO (together with all information in LEO’s possession relevant thereto) to confirm its interest in participating in such opportunity and LEO shall not enter into any binding agreement (other than a confidentiality agreement) with respect to such opportunity prior to the expiration of said notice period. In the event KTI is interested in participating in the opportunity, the Parties shall aim at getting access to all applicable fields for KTI and LEO, where KTI shall be free to exploit the opportunity in the KTI Field and the Orphan Indications and LEO shall be free to exploit the opportunity out-

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side the KTI Field. In the event that KTI does participate in the investment, LEO shall pay to KTI [***], taking into account KTI’s proportionate investment in the opportunity, subject to terms and conditions to be negotiated at the time of the investment. However should opportunities be identified by LEO within the first [***] of the Effective Date the Parties shall in good faith discuss these at the JSC and if the Parties do not agree on KTI’s participation, LEO shall have no right to invest or otherwise participate in such opportunity.

3.8 Notification and Enforcement. Each Party shall notify the other Party immediately upon becoming aware of any violation, contravention or breach by it or its Affiliates of any provisions of this Article 3. The Parties shall, at their own expense, take all such actions, including legal proceedings, as may be necessary or desirable to prevent any violation, contravention or breach of this Article 3. The Parties acknowledge and agree that irreparable harm may be suffered upon the breach of any of the obligations set out in this Article 3 and that monetary damages may be inadequate compensation. Accordingly, the Parties agree that, in the event of a breach or threatened breach by the other Party, as the case may be, of this Article 3 and notwithstanding anything else to the contrary stated herein, the affected Party shall be entitled to seek an interim injunction, interlocutory injunction and permanent injunction for the purposes of preventing or restraining any such breach, without limiting the right of such Party to pursue any and all other legal or equitable remedies available to it.

4. MANAGEMENT OF THE RELATIONSHIP

4.1 The Joint Steering Committee. On or within [***] after the Effective Date, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”) to oversee and manage the relationship between the Parties. In particular, the JSC shall be responsible for:

(a)	providing a forum for addressing strategic issues of the JV Business and holding discussions between the Parties related to the ideation, research, development and Commercialization of Licensed Products in the Territory, including, subject to reasonable restrictions to preserve solicitor-client privilege, Intellectual Property or Know-How matters relating to the JV Business;

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(b)	the review and pre-approval of Ideas for new Development Projects as well as final approval and prioritization of Development Projects and Development Budgets in accordance with Clause 5.2(a) provided, however, that no Invention covered by clause (b) of the definition LEO Background Technology will be included in or form part of any Development Project or Development Plan without the express prior written approval of both Parties;

(c)	the review and approval of each Development Plan, including review and approval of any substantial amendments hereof;

(d)	the review of the progress of each Development Project against its Development Plan (including the applicable Development Budget);

(e)	the review and coordination of branding strategies, commercial positioning and guidelines for each Licensed Product and for the platform of Biophotonic technology development by KTI in general;

(f)	the review of each Annual Marketing Plan and monitoring performance of, and variances with, each Annual Marketing Plan, unless a JMCC has been established according to Clause 4.5 below, in which case the JSC shall only review and discuss any matters escalated by the JMCC to the JSC according to Clause 4.5 below;

(g)	the review of regulatory plans for filing Notifications or obtaining and maintaining Regulatory Approvals for each Licensed Product;

(h)	discussing and attempting to resolve any deadlock issues arising within the JSC or notified to the JSC or submitted to it by any Subcommittee, Project Manager or Alliance Manager;

(i)	addressing issues arising from Medical Device Incidents or from Post Market Surveillance relating to Licensed Products (provided that representatives of each Party representing clinical development and vigilance may participate in these matters to provide guidance to the JSC); and

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(j)	such other responsibilities as may be assigned to the JSC pursuant to this Agreement or any Development Plan or as may be mutually agreed upon by the Parties from time to time; provided, however that the JSC shall not have the power to amend or modify this Agreement.

4.2 Limitations. The JSC shall have no authority to act on behalf of each Party or any of its Affiliates in connection with Third Parties, including to: (a) negotiate agreements on behalf of a Party or its Affiliates; (b) make representations or warranties on behalf of a Party or its Affiliates; (c) waive rights of a Party or its Affiliates; (d) take or grant licenses of Intellectual Property or Know-How on behalf of a Party or its Affiliates; (e) require a Party to perform activities which such Party has not agreed to perform as set forth in this Agreement (or any Related Agreement) or otherwise agreed by such Party; (f) unilaterally amend the terms of this Agreement (or any Related Agreement) or override a Party’s rights therein; or (g) exercise its decision-making authority in a manner that would require a Party to perform any act that it reasonably believes to be inconsistent with applicable Law or this Agreement (or any Related Agreement).

4.3 Membership and Governance.

(a)	The JSC shall comprise [***] members (the “Members”), with KTI appointing [***] Members and LEO appointing [***] Members as their respective representatives on the JSC. Each Party shall confirm in writing the identity of the initial Members of the Joint Steering Committee on or within [***] of the Effective Date. Each Party shall have the right, subject to having informed the other Party sufficiently in advance and having considered any reasonable representations of the other Party, to invite on an ad-hoc basis additional representatives to provide information and additional expertise to the JSC [***].

(b)

It is the intent that the JSC shall provide continuity for the relationship between KTI and LEO and consequently each Party shall use its reasonable endeavours to ensure that (subject to the individuals being employees of the appointing Party) its Members of the JSC (i) remain in place for a minimum term of [***], and (ii) that not all of its Members are changed at the same

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time. Notwithstanding the foregoing, each Party shall be entitled to remove any Member appointed by it and to appoint any person with similar experience and qualifications to fill the vacancy arising from the removal or retirement of such Member. Each Party shall give the other Party prior written notice of any changes in the identity of its Members. The Parties shall ensure that all of their appointed Members are of a suitable level of expertise and seniority to deal with the issues that may arise in connection with matters to be considered by the JSC.

(c)	The JSC and each of its subcommittees shall exercise its authority in good faith and in accordance with the terms of this Agreement and each applicable Related Agreement, taking into account Commercially Reasonable Principles.

(d)	In addition to the subcommittees contemplated below, from time to time, the JSC may establish one or more subcommittees to oversee particular projects or activities related to this Agreement, and such subcommittees will be constituted as the JSC agrees. Even though the Parties acknowledge the need for continuity, they may replace their respective subcommittee representatives at any time, with prior written notice to the other Party. It is the Party’s responsibility to ensure knowledge transfer to any new representative to ensure the continuance of the subcommittees activities. Any such sub-committee shall be run on the same basis as the JSC (including as governance, quorum, etc. but with no right to establish sub-subcommittees), save that any issue within the purview of such a subcommittee that is not settled or determined by the applicable subcommittee shall be submitted to the Alliance Managers for resolution. The chair of each subcommittee shall, on an as-needed-basis or if requested, report on such subcommittee efforts at relevant JSC meetings, and either Party may invite its own representatives on such subcommittee to also report on such efforts.

4.4 Scientific Subcommittee. Promptly after the first JSC meeting the Parties shall establish a Joint Scientific Subcommittee (a “JSS”) to consider new proposals for potential Development Projects (including pursuant to Clause 5.2(a)) and oversee the scientific issues and strategies relating to the research and development of Licensed Products. The JSS shall

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be comprised of [***] qualified representatives (or such other number of representatives as the Parties may agree) from each of LEO and KTI. The JSS will report to the JSC via the Alliance Managers unless specifically requested otherwise. The role of the JSS shall be to advise the Alliance Managers and the JSC and no decisions relating to the ideation, research development of Licensed Products shall be taken by the JSS unless the JSC specifically authorises the JSS to decide a particular matter. The Parties may agree to dissolve the JSS by mutual agreement and transfer such JSS’ responsibilities back to the JSC.

4.5 Manufacturing and Commercialization Committee. Promptly after the first JSC meeting the Parties shall establish a Joint Manufacturing and Commercialization Committee (a “JMCC”) to facilitate the exchange of experience, input and feedback with respect to Manufacturing and Commercialization activities in relation to Licensed Products (with an initial emphasis on the First Licensed Products), including the review of the manufacturing options and Commercialization strategies of LEO hereunder. In addition, the JMCC shall be responsible for reviewing each Annual Marketing Plan. The JMCC shall be comprised of [***] qualified representatives (or such other number of representatives as the Parties may agree) from each of LEO and KTI. The JMCC does not have any decision power and shall respect the responsibility of LEO for the Manufacturing and Commercialization of Licensed Products pursuant to the Agreement. Possible concerns regarding Manufacturing and Commercialization shall be reported to the JSC via the Alliance Managers. The Parties may agree to dissolve a JMCC by mutual agreement and transfer such JMCC’s responsibilities back to the JSC.

4.6 JSC Meetings.

(a)	At least [***] prior to each regularly scheduled meeting of the JSC, written notice shall be given to each Member by the Party convening the meeting and at least [***] prior to each such meeting, each Party shall provide to the Alliance Managers all written information to be disclosed including any update to each Development Plan. In addition, special meetings of the JSC may be called on not less than [***] notice by any Member upon written request to the then current Alliance Managers. Such notices may be given by email.

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(b)	The JSC shall have its first meeting within [***] after the Effective Date, and thereafter shall hold [***] meetings. The venue for the first meeting of the JSC shall be at KTI’s facilities in Canada, unless otherwise agreed by the Members. Thereafter, the venue for each meeting of the JSC shall alternate between LEO facilities in Copenhagen and KTI’s facilities in Canada, or such other locations as may be agreed upon by the Members. Except for the first meeting of the JSC which shall be a face-to-face meeting, meetings of the JSC may be held as a teleconference or video conference, provided that the JSC shall hold at least one face-to-face meeting during each calendar year.

4.7 JSC Decision Making. All decisions by the JSC shall be made by unanimous vote of a quorum of the Members, with each Member of KTI and LEO having one (1) vote. The presence of at least [***] Members of the JSC representing each of KTI and LEO shall constitute a quorum. The Members shall use their reasonable efforts to reach agreement on any and all matters to be determined or resolved by the JSC.

4.8 Coordination. The Alliance Managers shall organise the meetings of the JSC and set the final meeting agendas for the JSC provided that the agenda shall include any matter that either Party requests to be included. Such agendas and all documentation and presentations to be presented or discussed at the meeting shall be circulated to all Members at least [***] prior to the date of the relevant meeting. The Alliance Managers shall be responsible for recording, preparing and [***] issuing draft minutes of the JSC meetings (which may be issued by email), which draft minutes shall be reviewed, modified and approved in writing by the Members. In the event that a Member does not approve or submit comments on or any proposed modifications to the minutes within [***] of their receipt by him, he shall be deemed to have approved such minutes. Upon request, the Alliance Managers shall also support the arrangement of subcommittee meetings.

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4.9 Project Manager. In addition to the JSC, each Party shall, for each Development Project, unless otherwise agreed, appoint a project manager (each, a “Project Manager”) who shall jointly:

(a)	establish a joint project coordination team consisting of members from each Party, as applicable, reflecting the competencies relevant and reasonable for the respective Development Project;

(b)	coordinate/overview the day-to-day research and development activities and facilitate knowledge sharing;

(c)	provide updates to the Alliance Managers on the progress and results of the Development Project;

(d)	hold periodic meetings [***] by teleconference, videoconference or face-to-face, to review and discuss the data and results from the Development Project to which they are assigned;

(e)	allocate project tasks in accordance with the Development Plan;

(f)	subject to Clause 4.1(b), notify and advise the Alliance Managers of any potential Inventions which may arise from the Development Project and facilitate the protection and registration, if any, according to this Agreement;

(g)	make recommendations to the JSC via the Alliance Managers concerning changes to the Development Plans and other matters affecting the Development Projects;

(h)	facilitate the transition of Development Project to LEO for Commercialization; and

(i)	inform the JSC via the Alliance Managers of any disagreement among the Project Managers or project team members with regard to any matter requiring a decision and affecting the progress of the projects in order that the JSC may discuss and decide on the matter.

4.10 Decision Making. The Project Managers shall seek to operate by a consensus, and shall via the Alliance Managers refer to the JSC any dispute which they cannot resolve. The Project Managers cannot overrule any decisions made by the JSC. Reasonably detailed minutes of all meetings of the Project Managers/joint project team shall be prepared by the Project Managers and transmitted to the Alliance Managers for review and, to the extent required

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pursuant to Clause 4.9(i), to the JSC for approval. Upon completion of the transition of the Development Project to LEO, the Project Managers’ and joint project team’s duties shall terminate.

4.11 Alliance Managers.

(a)	Each Party shall appoint one (1) alliance manager (each, an “Alliance Manager”) to serve as the point person for communication between the Parties on operational matters arising under this Agreement.

(b)	Each Alliance Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communication and collaboration between the Parties, Project Managers, sub-committees and internally within the Parties.

(c)	It is the intent that the Alliance Managers shall provide continuity for the relationship between KTI and LEO and consequently each Party shall use its reasonable endeavours to ensure that (subject to the individuals being employees of the appointing Party) its Alliance Manager shall remain in place for a minimum term of [***].

(d)	Each Alliance Manager shall also be responsible for:

(i)	facilitating coordination among the various functional representatives of KTI or LEO, as appropriate;

(ii)	preparing the information that is required by the JSC with required assistance from the Project Managers, including updates on the progress of each Development Plan and each update thereof; and

(iii)	providing single-point communication for seeking consensus, including facilitating review of external corporate communications pursuant to Article 32.

(e)	Any disagreement among the Alliance Managers shall be referred to the JSC.

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4.12 Dispute Resolution by Executive Officers. If the JSC is unable to reach a consensus decision within [***] (or sooner if required) after it has been seized of any matter in dispute in person and attempted to reach such decision, then either Party may, by written notice to the other, have such decision referred to the Executive Officers pursuant to Clause 37.2. If the Executive Officers are unable to determine a resolution in a timely manner, which shall in no case be more than [***] after the decision was referred to them, the decision shall be dealt with in accordance with Clause 4.13 or 4.14 as appropriate, subject, however, to Clause 4.16.

4.13 KTI Final Decision Making. Subject to Clauses 4.12, 4.15 and 4.16 and Article 18, KTI shall have the final decision-making authority over the following:

(a)	Subject to Clauses 4.1(b), Article 5, Article 15 and Article 16, any issue which affects or is likely to affect any KTI Patent Rights; and

(b)	Research and pre-clinical development; any scientific issue related to a Development Project.

4.14 LEO Final Decision Making. Subject to Clauses 4.12, 4.15 and 4.16 and Article 18, LEO shall have final decision-making authority over the following:

(a)	Subject to Clause 4.1(b), Article 5, Article 15 and Article 16, to any issues which affects or is likely to affect LEO Inventions, LEO Know-How and Product Specific Patents ;

(b)	Regulatory issues;

(c)	Clinical issues;

(d)	Manufacturing issues; and

(e)	Commercialization issues.

4.15 No Prejudice. No decision by any Party under 4.13 or 4.14 shall prejudice any rights the other Party may have with respect thereto.

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4.16 Expert. Notwithstanding Clauses 4.13 and 4.14, in the event KTI or LEO exercises its discretion pursuant to Clause 4.13 or 4.14, as applicable, in a manner which the other Party, acting reasonably, is of the opinion that it is not in the best interests of the JV Business then such Party shall provide to the other Party a written notice in this respect documenting in reasonable detail the reasons for such assertion and if the Parties do not resolve their differences with respect thereto within [***] of delivery of such notice, then the Party that did not exercise such discretion may elect by written notice to the other Party (the “Dispute Notice”) to have the decision(s) being the object of such discretion resolved by the Expert pursuant to Clause 37.3.

4.17 Cost for Governance of JV Business. Each Party shall [***] cost with respect to participation in and, as applicable for hosting of, JSC and sub-committee meetings and the performance of other governance activities of the JV Business, such as the activities set forth in this Article 4.

5. DEVELOPMENT OF LICENSED PRODUCTS

5.1 Collaboration.

(a)	The objective of the JV Business is to explore the further development and Commercialization of Biophotonic treatments and Licensed Products within the Field and Territory subject to the processes as set forth in this Article 5. In addition to the activities supporting the preparation of the Commercialization of the First Licensed Product, it is the Parties’ intention to advance at least one Development Project covering a new Licensed Product to a stage where the Development Project has shown proof of principle and is ready for further clinical testing following at a reasonable time after completion of the Acne Studies.

(b)	It is the understanding of the Parties that the JV Business is subject to Commercially Reasonable Principles; provided that these principles shall not be used as a reason for postponing clinical development of said Development Project for an unreasonable period of time if JSC has otherwise endorsed the Development Project as being ready for clinical testing and shall not prohibit any Party from electing to escalate disputes and have them settled through the applicable dispute resolution procedures set forth in this Agreement.

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5.2 Collaboration Phases. The Parties shall develop Licensed Products using a stage gate model with three (3) main phases as appropriate: 1) Ideation; 2) Research and development; and 3) Commercialization, the whole in accordance with the following principles:

(a)	Phase 1 (Ideation):

(i)	In phase 1 (Ideation) the Parties shall gather and evaluate ideas for new Licensed Products, improvements of existing Licensed Products or new indications. Any idea (each an “Idea”) shall be described in sufficient detail, including but not limited to the scientific and commercial rationale, to be submitted to the JSS for initial consideration. If the JSS decides to support an Idea, the JSS shall forward the Idea, together with all relevant data, studies and reports, to the JSC for pre-evaluation. In case of a pre-approval by the JSC, a proposal for a Development Project and a Development Budget shall be drafted describing the research and development activities and other activities required until Regulatory Approval is obtained. The proposal shall be submitted to the JSS for review and if endorsed by JSS, forwarded to the JSC for review and approval.

(ii)	Upon approval of the proposal by the JSC, the Idea shall be prioritized taking into consideration Commercially Reasonable Principles, and already approved and/or on-going Development Projects and the Collaboration Budget. If prioritized by the JSC for project initiation, the Idea becomes a Development Project, Project Managers shall be appointed and the Parties shall jointly prepare a final Development Plan including Development Budget therefor for final approval by the JSC.

(iii)	The JSC shall also be allowed to determine that such an endorsed Idea should not be prioritized and become the subject of a Development Plan at such point in time, but should be reserved for later use by the JV Business, subject, however, to a Party, acting reasonably and in good faith and taking into account the current Collaboration Budget, resubmitting such idea (including a written substantiation of the reason for re-submission) for Phase 1 (Ideation) analysis and review at any subsequent JSC meeting subject to the process set forth in i) and ii).

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(iv)	In the event an Idea is not endorsed by the JSS but a Party wishes nevertheless to conduct research and/or development with respect thereto, the Idea (including a proposal for a Development Project and a Development Budget and a substantiation of the rationale for re-submission without JSS endorsement) may be submitted to the JSC for review and pre-evaluation.

(v)

If an Idea is not endorsed by the JSC or has not been prioritised by the JSC to be conducted within a reasonable period of time [***] after having been resubmitted to JSC according to Clause 5.2(a)(iv), then either Party may elect to have the matter resolved pursuant to Clause 37.2 and if the Executive Officers are unable to resolve the dispute within the delay provided, either Party may then elect by written notice to the other Party (the “Dispute Notice”) to have the dispute resolved by the Expert pursuant to Clause 37.3. If such dispute is submitted to the Expert, then if the Expert determines that the Idea appears to be commercially viable for, and should not have a materially adverse impact on, the JV Business taking into consideration already approved and/or on-going Development Projects, the Collaboration Budget, already Commercialised Licensed Products, and such other factors as may be relevant to assess the best interest of the JV Business, taken as a whole, then the Expert shall prioritize such Idea relative to other already endorsed and prioritised Ideas (however not having the mandate to change the prioritization of already initiated Development Projects) and the Parties shall be bound to comply therewith, unless a Party (the “Refusing Party”) notifies the other Party within [***] of such determination that it does not want to comply therewith, in which case the other Party (the “Advancing Party”) shall have the right, whether itself, through its Affiliates or with or through Third Parties, to conduct research and development with respect to, and Manufacture and Com-

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mercialize, the Idea which was the object of such dispute, provided, however, that if the Advancing Party wishes to conduct any such activities by itself or with or through a Third Party (other than a subcontractor on a fee-for-hire basis), then the Advancing Party shall advise the Refusing Party of such opportunity (“Opportunity Notice”). In the event the Refusing Party wishes to participate in the development, Manufacture and Commercialization of such Idea, it shall have [***] to confirm to the Advancing Party in writing its interest in pursuing such opportunity with the Advancing Party and then the Parties shall, within the [***] period from the receipt of the confirmation, enter into good faith negotiations and sign an amendment to this Agreement governing the terms and conditions thereof to reflect the value increase, if any, created by the Advancing Party. If the Parties cannot agree on such terms and conditions within [***] of the delivery of the Opportunity Notice, then the Advancing Party may pursue such Business Segment (as defined in (b) in the definition of Business Segment) outside this Agreement subject to the provisions of Clause 18.1 and Article 19.

(b)	Phase 2 (Research and Development):

(i)	This phase covers the execution of the activities in each Development Plan towards achieving the criteria as defined in the applicable TPP with respect to a Development Project. This phase covers research and development activities until Regulatory Approval is obtained or the requisite Notification is filed, including bench evaluation, formulation, efficacy and safety analysis, substantiation, pre-clinical and Clinical Studies, Notifications filings and Regulatory Approvals. Each Development Plan shall contain certain specifications and stage gates where the JSC shall decide whether the continued research and development is scientifically, technically and commercially justified and to be determined when LEO is taking over the main responsibility for the development activities necessary to generate data to support regulatory filings and any pre-Commercialization tasks.

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(ii)	As each Development Plan progresses, the JMCC shall consider the Manufacturing and Commercialization needs of the Development Project and submit its consideration and input to LEO.

(iii)	Upon completion of the Development Plan and subsequent approval by the JSC and the Parties, LEO shall commence the Commercialization phases, including implementation of commercial Manufacturing, if applicable, and generate a marketing plan for such Licensed Product, which shall also be included into the next applicable Annual Marketing Plan.

(iv)	The JSC shall also be allowed to determine that Commercialization of such Licensed Product should not be prioritized at such point in time, but should be reserved for later use by the JV Business, subject, however, to a Party, acting reasonably and in good faith, resubmitting the Licensed Product (including a written substantiation of the reason for re-submission) for a prioritization determination at any subsequent JSC meeting.

(v)	In the event the Commercialization of a Licensed Product is not endorsed or prioritised by KTI’s Members of the JSC, then LEO may at its own discretion initiate Commercialization and Manufacturing of the Licensed Product.

(vi)	In the event LEO does not endorse or prioritize such Commercialization within [***] from having obtained the requisite Regulatory Approval or having filed the requisite Notification, as the case may be, and KTI disagrees, then either Party may elect to have the matter resolved pursuant to Clause 37.2 and if the Executive Officers are unable to resolve the dispute within the delay provided, either Party may then elect by written notice to the other Party (the “Dispute Notice”) to have the dispute resolved by the Expert pursuant to Clause 37.3. If such dispute is submitted to the Expert, then if the Expert determines that such Commercialization appears to be commercially viable for, and should not have a materially adverse impact on,

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the JV Business taking into consideration already approved and/or on-going Development Projects, the Collaboration Budget, already Commercialised Licensed Products, and such other factors as may be relevant to assess the best interest of the JV Business, taken as a whole, then to the extent LEO does not confirm to KTI in writing within [***] of the Expert’s determination its firm undertaking to conduct its Manufacturing and/or Commercialization obligations hereunder with respect to such Licensed Product, then KTI shall have the right, whether itself, through its Affiliates or with or through Third Parties, to Manufacture and/or Commercialize such Licensed Product throughout the Territory, provided, however, that if KTI wishes to Manufacture or Commercialize such Licensed Product by itself or in collaboration with or through a Third Party (other than a subcontractor on a fee-for-hire basis), then KTI shall advise LEO of such opportunity. In the event LEO wishes to participate in such opportunity, it shall have [***] to confirm to KTI in writing its interest in pursuing such opportunity with KTI and then the Parties shall, during the [***] period thereafter, enter into good faith negotiations and sign an amendment to this Agreement governing the terms and conditions thereof. If the Parties cannot agree on such terms and conditions within such [***] period, then the provisions of Clause 18.1 and Article 19 shall apply.

(c) Phase 3 (Commercialization): Phase 3 shall cover the period from the time Regulatory Approval is obtained or the requisite Notification is filed. It will include the Commercialization of a Licensed Product in the Territory, and hence will include preparation for such Licensed Product launch and Manufacturing. LEO shall be sole responsible for activities related to this phase, unless otherwise expressly agreed between the Parties.

(d) Licensed Products. The JSC shall be responsible for determining at what phase the Licensed Products existing at the Effective Date or any other Licensed Product, idea or formulation should be undertaken by the Parties under this stage gate model.

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5.3 Development Plan.

(a)	The Parties shall, acting through the JSC in accordance with the provisions of Article 4, diligently agree on and finalize a development plan (as amended from time to time, a “Development Plan”) for each phase of a Development Project approved for advancement and which may include the following:

(i)	a description of the applicable phase of the Development Project and detailing the scientific and commercial rationale thereof;

(ii)	a target product profile (“TPP”) describing the key features, attributes and use of the potential Licensed Product developed under such Development Plan, including technical, medical and scientific information to achieve the commercial outcome contemplated by the Parties;

(iii)	as applicable but subject to Clause 4.1(b), a description of the research and development activities to be conducted by each Party, including each Party’s responsibilities under such Development Plan with corresponding overall timelines;

(iv)	based on the TPP, safety, efficacy, stability and manufacturability landmarks to be met before each phase or stage encompassed with such Development Plan is considered completed;

(v)	based on the TPP, a description of decision points which may include safety, efficacy, stability, manufacturability and commercial criteria at which the JSC can decide whether the continued development is scientifically, technically or commercially justified;

(vi)	as applicable, a description of prioritization with respect to obtaining Regulatory Approvals or filing Notifications in the Major Markets;

(vii)	as applicable, a description of the clinical and regulatory strategy, including the general parameters of the proposed clinical end points and a summary description of any required Clinical Studies;

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(viii)	as applicable, a summary description of any development of production processes for such phase of the Development Project;

(ix)	initial consideration for a long term strategy for the development of each Licensed Product in the Territory in relation to the JV Business as such; and

(x)	the corresponding Development Budget.

(b)	Each Development Plan shall cover one or more phases of activities (divided by stage gates requiring go/no-go decisions) up to and until the requisite Regulatory Approval is obtained or Notification filed for a Licensed Product.

(c)	Within [***] of the end of each [***], each Project Manager shall provide to the other Project Manager a full status report of their activities under the applicable Development Plan and any variance thereto going forward.

5.4 Conduct of Development Plans. Each Party shall undertake the tasks allotted to it in each Development Plan with respect to a Development Project with reasonable skill and care and in a timely manner. All such activities shall be performed in compliance with all applicable Laws, including current good laboratory practices and Good Clinical Practice. If a Party’s activities require the receipt of compounds, prototypes, data, Licensed Products and any other materials and items set forth in the Development Plan from the other Party, such other Party shall provide such items without undue delay and in the required quantity and quality. Each Development Plan shall be reviewed by the JSC at each meeting and at least once in each Quarter, the Alliance Managers shall submit to the JSC for review updates (progress reports) to each on-going Development Plan to reflect progress in the development of each Licensed Product, and if applicable, amendments to the Development Plans for approval. Each Party shall, if so requested by the other Party, in a timely manner provide updates or amendments to a Development Project or Development Plan. It is acknowledged that each Party has a significant impact upon the progress of a Development Project and hence shall always allocate sufficient qualified resources and competences to a Development Project and shall support continuation of such resources unless otherwise requested by the other Party. Either Party may fulfil its obligations under a Development Plan through sub-contractors, provided always that such obligations are provided by the sub-contractor in

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accordance with this Agreement and the Related Agreements, as applicable. The sub-contracting Party shall remain fully responsible for the activities performed by sub-contractors and shall be responsible for the sub-contractors’ actions and omissions as if such were performed by the sub-contracting Party itself. In case that KTI is using sub-contractors it is the responsibility of KTI to ensure that the costs for such sub-contracting remain within the agreed Development Budget and that payment is subject to proper delivery of the requested activities and results and timely invoiced.

5.5 First Development Plan.

(a)	The Parties have agreed that the first Development Plan shall be focus on:

(i)	the preparation of documentation and material for Clinical Studies to be conducted in particular with respect to [***] and [***]; and

(ii)	conducting such necessary Clinical Studies as deemed necessary (e.g. each Acne Study deemed necessary).

(b)	KTI shall ensure that all necessary development documentation is updated and complies with EU as well as US regulations, and shall support LEO as needed for transfer of development documentation in respect of any KTI Technology as well as transfer all necessary documentation to support any and all filings necessary for Regulatory Approvals, including for the Acne Studies, as well as required for any CE-mark being filed by LEO, as well as any US PMA filings.

(c)	KTI shall as its first Development Project establish specifications for the development of a [***] and a [***] to be used for the Acne Studies, subject to agreement with LEO on such specifications, and shall conduct all commercial reasonable and necessary activities to document such formulations and products, including but not limited to product specifications, physical and chemical testing as well as stability testing. Upon finalization of such documentation, the Parties shall together review and ensure that all necessary materials and documentations are applicable for use in Clinical Studies and in the EU and US, and shall mutually sign off on such development “Acne Studies Product Finalization”.

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(d)	LEO shall prepare and deliver to KTI a draft protocol for the Acne Studies.

(e)	LEO shall in parallel prepare such protocols as necessary and shall align these with KTI in a timely manner.

(f)	KTI shall use commercial reasonable efforts to ensure that contract manufacturers agreed between LEO and KTI will be able to produce such necessary [***] and [***] as necessary to conduct the Acne Studies, and shall support LEO in ensuring the finalization of supply contracts necessary, any necessary specifications to be established together with such contract manufacturer as well as any necessary quality agreements.

(g)	LEO shall use commercial reasonable efforts to initiate the Acne Studies within [***] from “Acne Studies Product Finalization” (subject to such necessary ethics committee approvals and delivery of applicable materials in support of EU and US filings and as may be required for any of the following: EU approvals, CE-marking, FDA approval and Pre-market trial authorizations which may be deemed necessary for such Clinical Study initiation).

(h)	LEO shall use commercial reasonable efforts to commence the Acne Studies within [***] of obtaining the Regulatory Approvals or upon receiving the full Clinical Study order from the mutually appointed contract manufacturer, whichever is later.

5.6 Clinical Studies.

(a)	For sponsored exploratory Clinical Studies which have been approved by the JSC to be conducted by KTI as part of a Development Plan, KTI shall submit to LEO in a timely manner any protocols for input and review and LEO shall provide such input and approval in a timely manner. KTI may not conduct any Clinical Studies for Licensed Products within the Field and Territory other than those set forth in the Development Plan.

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(b)	All other Clinical Studies shall be conducted by LEO (i) as part of a Development Project according to a Development Plan or (ii) involving Licensed Products within the Territory after Regulatory Approval. LEO shall seek input from KTI for the drafting of such necessary protocols; such input to be provided by KTI in a timely manner. Each Clinical Study conducted by LEO will be conducted within the Territory.

(c)	Except as required under applicable Law or for safety reasons, each Clinical Study shall by conducted in accordance with its respective protocol, as same may be amended from time to time.

(d)	LEO shall own all Study Results from all Clinical Studies financed by LEO regardless whether conducted by LEO or KTI. Notwithstanding the foregoing, each Party shall, subject to the provisions of Articles 19 and 20, have full access and the unfettered right to use the Study Results as reasonably required for their respective businesses.

(e)	KTI acknowledges that LEO is committed to increasing transparency with respect to clinical trials. As part of this initiative and after having informed KTI prior to publication, LEO may on its website publish information about any Clinical Studies (e.g. the clinical study report and its summary) conducted by LEO under this Agreement while publication of Clinical Studies conducted by KTI pursuant to this Agreement requires prior written consent from KTI[***]. LEO may also provide researchers access to this information and anonymised patient level data for further research. Publication and access will be in accordance with LEO Pharma Position on Public Access to Clinical Trial Information. KTI shall ensure that any investigator used in its Clinical Studies agrees to such disclosure.

5.7 Clinical Study Procedures. A Party conducting a Clinical Study shall observe the following procedures:

(a)	The conducting Party shall obtain all Regulatory Approvals required to conduct a Clinical Study;

(b)	The conducting Party shall provide to the JSC (i) a copy of the protocol; and (ii) a summary of the Study Results which is part of the Clinical Study Report;

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(c)	Each Clinical Study shall be conducted in accordance with Good Clinical Practices and all applicable Laws;

(d)	Regular high-level progress reports shall be provided by the conducting Party to the JSC with respect to each Clinical Study;

(e)	The conducting Party shall ensure that each clinical research organization, investigator and other contractor or service provider retained for or in connection with each Clinical Study assigns any and all Intellectual Property or Know-How rights in and to the Study Results to both Parties; and

(f)	All publications and presentations relating to or connected to each Clinical Study shall be subject to Clause 20.6.

5.8 Development Costs and Collaboration Budget.

(a)	LEO shall be responsible for all the reasonable costs of carrying out each Development Plan as set out in the applicable Development Budget. Where it is agreed in the Development Plan or Development Budget that LEO shall reimburse KTI for its actual costs accrued under a Development Plan, KTI shall submit to LEO an invoice in respect of the FTE Costs and Out-of-Pocket Costs actually incurred by it pursuant to each Development Plan within [***] of the end of each [***]. KTI shall track participation of its employees and Agents in the conduct of the research and development activities on a FTE basis. All invoices must reflect the actual work carried out during the period of the invoices in sufficient detail to enable LEO to approve the invoice. KTI shall provide adequate documentation for all expenses to be covered by LEO. LEO shall pay the amount invoiced by KTI in accordance with Article 14.

(b)	Notwithstanding anything in this Agreement to the contrary, the annual budget for the amount payable by LEO to KTI for research and development related activities pursuant to this Agreement shall not exceed US$[***] per year during the first [***] following the Effective Date without the prior consent of LEO (“Collaboration Budget”). Thereafter, the Collaboration Budget shall be negotiated in good faith by the Parties based upon input from

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the JSC relative to such Ideas or Development Projects deemed interesting for the JV Business to engage in, the overall JV Business performance (including the potential pipeline of Development Projects) as well as the actual spend in the preceding periods. The Parties shall no later than [***] prior to the beginning of each subsequent [***] period negotiate such Collaboration Budget as warranted based on above evaluations, however as a guideline for such negotiations the Collaboration Budget for any period shall not exceed the actual spend for the previous year +[***]%. In the event neither Party has proposed any Ideas which have been endorsed or approved by the JSC within a calendar year, the Collaboration Budget for the coming year shall be maintained at the same level as the current year. In the event neither Party has proposed any Ideas which have been endorsed or approved by the JSC for a period of [***] consecutive years, [***] to not allocate a Collaboration Budget for the coming year, and hence in effect place the JSS on hold until an Idea is presented to the JSC, on which occasion the Collaboration Budget shall be approved by [***] on an ad-hoc Project basis. The Parties acknowledge that there might be periods during the collaboration where no research and development activities are pursued by the Parties and hence the JV Business shall remain is effect despite the fact that there has been no Collaboration Budget allocated according to this Clause 5.8(b) for a period of time.

5.9 Audits. Each Party shall, and shall ensure that its respective Affiliates and permitted subcontractors (if any) shall, keep true and accurate records and books in relation to any research and development conducted by it pursuant to each Development Plan, the Manufacture, Commercialization or supply of Licensed Products, and containing all data necessary for the determination of any Intellectual Property (including KTI Inventions, LEO Inventions and Joint Inventions) generated in the research and development, the number of FTEs used by KTI in the research development, the calculation of the amounts payable to KTI pursuant to this Agreement (as applicable) and compliance by such Party with its other obligations under this Agreement. Such records and books of account shall be kept for at least [***] or longer if required by Law in each respective country of the Territory, following the end of the calendar year when such amounts become due hereunder. Each Party shall be entitled, not

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more than [***], to audit the other Party’s facilities and/or the books and records itself or using Third Party advisors (“Advisors”). The auditing Party shall provide the other Party with at least [***] notice of such audit, which shall be conducted during normal business hours at the relevant location(s). The audited Party shall make available to the auditing Party and its Advisors the relevant facilities, the personnel involved in any research, development, Manufacture or Commercialization of Licensed Products, all relevant books and records required for the purpose of that audit. The books and records shall be the Confidential Information of the audited Party. The auditing Party shall be responsible for the cost of such audit; provided (a) with respect to the payment obligations of LEO hereunder that KTI shall reimburse LEO for such LEO’s auditing costs if the results of the audit conclude that LEO has overpaid KTI by more than [***] percent ([***]%) or (b) the audited Party shall reimburse the auditing Party for such costs if the audited Party has wilfully not properly disclosed any material Intellectual Property generated in such research and development. Any outstanding under-payments or over-payments which are identified as a result of carrying out the audit and certification shall be paid to or by LEO within [***] after LEO receives the audit results.

5.10 Reporting of Result; Records and Documentation.

(a)	The Parties shall collaborate and share information regarding Development Projects in a trusting manner in accordance with the principles of good faith and subject to the terms of this Agreement.

(b)	The Project Managers will regularly share and review and where applicable share with the Alliance Managers and JSC the results of the Development Projects. In addition, the Project Managers shall provide the Alliance Managers, no later than [***] prior to each scheduled JSC meeting, with reports summarizing all substantial data and results, activities and timelines related to such Party’s efforts regarding the Development Project. Upon request, each Party shall provide the other Party with complete copies of any such data and results generated by such Party except for Study Results. The Alliance Managers shall facilitate communications between KTI and LEO with respect to such matters. The Project Managers shall coordinate the establishment of an eRoom to facilitate the sharing of information as deemed reasonable.

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(c)	Each Party shall maintain complete, current and accurate records of all activities conducted by it under this Agreement, and all data, results and other information resulting from such activities. Such records shall be separable from other records prepared by such Party during the course of its ordinary business and shall fully and properly reflect all work done and results achieved in the performance of the activities in good scientific manner and appropriate for regulatory and patent purposes. Such Party shall use separate lab notebooks or other records in a format approved by the JSC to document its activities under this Agreement. Such Party shall store such records at a secure place as long as necessary for regulatory and patent purposes (e.g lab notebooks shall be kept during patent life time) and such Party shall, upon request, grant to the other Party access to and/or provide complete copies of such records and data to the extent necessary for regulatory and patent purposes or required by law.

6. REGULATORY

6.1 Responsibility for Regulatory Applications in the Territory. LEO shall be responsible, at its own cost, for the diligent filing and maintaining, in LEO’ name, the IDEs, PMAs and other regulatory applications necessary to obtain and maintain Regulatory Approval for each Licensed Product in the Field in the Territory, in a manner that is consistent with each applicable Development Plan. If requested by LEO, KTI shall review and comment in a timely manner on all IDEs, PMAs and other similar regulatory applications for each Licensed Product prior to submission to any Regulatory Authority in the Territory; and LEO may as well confer with KTI regarding the preparation of such filings and communications and the registration process and any revisions to any filings or communications with the Regulatory Authorities provided, however, that the first filing for a Licensed Product or a new indication within the Field in a Major Market must be timely submitted to KTI for review and comment. It is the responsibility of LEO to decide who shall attend regulatory meetings with Regulatory Authorities (e.g. scientific advice meeting prior to submission or meetings/advisory panel discussions under the approval process) and if requested by LEO, KTI shall, at the expense of LEO, attend such meetings. Any Regulatory Approval and Notification obtained by LEO for any Licensed Product shall be exclusively owned by LEO.

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6.2 Transfer of CE Mark for Licensed Products. KTI shall be entitled to maintain the KTI CE Mark solely for the purposes of complying with its obligations in this Agreement and shall not be entitled to use that CE Mark for any other purpose in the Field. KTI shall use commercially reasonable efforts to procure that the KTI Notifying Body shall cooperate with LEO to enable LEO to obtain its own CE Mark or CE Marks in respect of Manufacture by KTI’s manufacturers, Third Party manufacturers and/or LEO, including making available to LEO all relevant information (including the technical documentation, design history file, clinical study reports, audit reports from the KTI Notifying Body or any other Third Party). The costs of such cooperation and the obtaining of CE Marks in LEO’s name shall be borne by LEO. For the avoidance of doubt, LEO may, but shall not be obliged to use the same notifying body as KTI in respect of any CE Marking applied by LEO. KTI shall not apply for or apply a CE Mark to any Licensed Product where such CE Mark covers applications in the Field other than for the purpose of supplying Licensed Products to LEO or as otherwise specifically permitted hereunder.

6.3 KTI Regulatory Support. Subject to any obligation of confidentiality owed by KTI to a Third Party, KTI shall, at LEO’s cost [***], provide such technical data in its possession and support as is reasonably necessary to assist LEO to prepare regulatory applications for Licensed Products in the Territory.

7. COMMERCIALIZATION

7.1 Commercializing Responsibilities. LEO shall have the exclusive right to Commercialize and be solely responsible for all aspects of Commercialization of each Licensed Product in the Field in the Territory, including developing and executing a commercial launch and pre-launch plan and conducting all Commercialization activities and including the development of all marketing materials. For the avoidance of doubt LEO shall be entitled to outsource the performance of any part of its activities in accordance with the provisions of Clause 2.4. LEO shall bear all of the costs and expenses incurred in connection with such Commercialization activities.

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7.2 Soft Launch. The Parties have agreed that LEO shall initiate a soft launch (“Soft Launch”) in the EU, subject to the following terms and conditions:

(a)	KTI shall ensure that all necessary development documentation for the First Licensed Product, including the three-panel LED lamp (KT-D lamp) is updated and complies with EU regulations, and that all products have obtained a CE-mark with no restrictions associated herewith;

(b)	KTI shall support LEO as needed for transfer of development documentation and any other KTI Know How controlled by KTI as well as transfer all necessary documentation to support any and all filings for Regulatory Approvals necessary including such necessary documentation needed for LEO to obtain a CE-mark for such First Licensed Products with a LEO Trade Mark, or such other authorization as is deemed necessary for LEO to legally commence sales of such First Licensed Products in the EU;

(c)	KTI shall use commercially reasonable efforts to ensure that contract manufacturers agreed upon between LEO and KTI will be able to produce such necessary active gels and Lumi-Derm lamps as is deemed necessary by LEO to commence the Soft Launch, and shall support LEO in ensuring the supply contracts necessary, any necessary specifications to be established together with such contract manufacturer as well as any necessary quality agreements and other approvals needed;

(d)	KTI shall assist LEO in developing and reviewing all marketing and campaign material deemed necessary for initiation of the Soft Launch;

(e)	LEO shall provide an overview of its plans for the Soft Launch at the first JSC meeting in 2014; and

(f)	LEO shall within [***] from obtaining the required CE-mark or from receiving at least the first order of the First Licensed Products to inventory in Europe, whichever is later, proceed with the Soft Launch in select dermatology clinics in at least [***] of the [***] EU countries [***].

7.3 Marketing Materials. LEO shall be responsible for developing all marketing materials used to Commercialize the Licensed Products in each country of the Territory in the Field and shall ensure that they comply with all applicable Laws and do not have any material detrimental effect on the reputation, goodwill, Intellectual Property or Know-How of the JV Business or KTI. LEO shall coordinate with KTI the background scientific content to be included

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into the initial marketing material for a new Licensed Product. LEO shall, upon request, provide KTI with a copy of the base (concept) marketing materials to be used in connection with the Commercialization of any Licensed Products and, subject to obtaining the prior written consent of LEO, KTI may use such marketing materials in the manner approved by LEO.

7.4 Annual Marketing Plan. LEO shall be responsible for preparing annual marketing plans (each, an “Annual Marketing Plan”) for the Licensed Products licensed to LEO hereunder for each calendar year during the Term where such Licensed Products are Commercialized by LEO; for the first time on 1 October 2015 The Annual Marketing Plan shall include, to the extent reasonably available, the following, taking into account the lifecycle evolution of the Licensed Products:

(a)	A brief description of the market and distribution channels;

(b)	A brief description of any market intelligence concerning any potential threats to the JV Business in the possession of LEO;

(c)	A high-level description of the promotional activities and distribution opportunities for the Licensed Products, on a regional basis; and

(d)	[***] non-binding prognosis of Net Sales, volumes and Permitted Deductions of each Licensed Product, on a yearly country-by-country or Region-by-Region basis whatever is reasonable, either directly, to Distributors or other Third Parties or from sub-licensees for such countries where the Licensed Products have been launched or are planned for launch.

LEO shall deliver each Annual Marketing Plan to JSC for review annually no later than October 1 of each calendar year.

7.5 Commercialization Reports. On a [***] basis, LEO shall provide KTI and the JSC with a high-level summary of LEO’s significant Commercialization activities with respect to each Licensed Product in the Territory, general market and economic developments that may affect the Commercialization of the Licensed Products in the Territory and the matters set forth in the Annual Marketing Plan.

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7.6 Use of Trade Marks. Subject to Clauses 17.3 and 17.4, LEO will Commercialize and label each Licensed Product in the Territory under a trade mark selected by LEO which may or may not be a KTI Trade Mark.

7.7 Standards. All Commercialization activities and representations by LEO shall be consistent with the Regulatory Approvals and Notifications. LEO shall not knowingly make any medical representation or other representation with respect to any Licensed Product contrary to all applicable Laws and the LEO Code of conduct in force at any given time.

8. MANUFACTURING AND SUPPLY

8.1 Responsibilities during Development. For each Licensed Product under development the Parties shall determine as part of each Development Plan the Party’s responsibility for Manufacturing and supply of Licensed Products for development use. The details of manufacturing and supply for development purposes shall be regulated in Related Agreements to be entered into by the Parties in good faith; such agreements will contain details of the specifications of the products to be supplied, appropriate warranties as to quality and delivery and other terms in accordance with standard business practices. In case that LEO requests to take over the Manufacturing and/or supply of Licensed Products under Development, KTI shall provide all reasonable assistance and know how to enable tech transfer necessary for LEO (or a designee of LEO) to take over and/or establish the Manufacturing and supply of Licensed Products. LEO shall reimburse KTI and its contractors for all Out-Of-Pocket Costs incurred in connection with such transfer. For the avoidance of doubt, amounts paid pursuant to this Clause 8.1 shall form part of the Collaboration Budget

8.2 Responsibilities during Commercialization. LEO shall assume responsibility for the Manufacturing of the commercial supplies of the Licensed Products for Commercialization in the Field and Territory. With respect to the First Licensed Product, during the [***] period following the Effective Date, the Parties shall work together to ensure an orderly transition of the Manufacturing Know-How Controlled by KTI in relation to the Licensed Products. During this transition period should any supply issues arise which may compromise the Soft Launch, KTI agrees to use commercial reasonable efforts to assist LEO to maintain the source of supply with the then current Manufacturer. In this regard, KTI shall use commercially reasonable efforts to provide and have its contractors provide reasonable assistance to ensure an effective and efficient full technical transfer to LEO and/or its subcontractors

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of the Manufacturing Know-How Controlled by KTI in relation to Manufacturing of Licensed Products. LEO shall reimburse KTI and its contractors for all Out-Of-Pocket Costs incurred in connection with such transfer. KTI may also supply the initial Licensed Products for the Soft Launch which will be subject to a suitable commercial supply agreement to be agreed upon (the “Commercial Supply Agreement”).

8.3 Supply Agreement with respect to the Acne Studies. It is the Parties intention that KTI will procure the supply Lamps and the Biophotonic Formulation, which meets GCP requirements, for the Acne Studies pursuant to the terms and conditions of a clinical supply agreement to be agreed between the Parties (the “Clinical Supply Agreement”) LEO will pay to KTI the Cost of Goods of all Licensed Products supplied by KTI pursuant to the Clinical Supply Agreement and the Commercial Supply Agreement in accordance with Article 14. For the avoidance of doubt, reimbursement of costs associated with both the clinical and commercial supply of Licensed Product [***].

8.4 Quality Agreement. The Manufacturing of the Licensed Products shall be made in compliance with Good Manufacturing Practices, applicable Laws, best industry standards, this Agreement and the Related Agreements, as applicable, and with each quality agreement to be entered into between the Parties setting forth the quality control and quality assurance obligations of the Parties to comply with all applicable Laws (the “Quality Agreement”).

9. DILIGENCE

9.1 Commercially Reasonable Efforts. LEO shall use Commercially Reasonable Efforts based on the conditions prevailing at the time such efforts are undertaken, to Commercialize the Licensed Products approved for Commercialization by the JSC throughout the Territory in order to optimize the sale of the Licensed Products throughout the Territory. Notwithstanding the foregoing, LEO shall have the right to withdraw any Licensed Product from the market in any country in the Territory if it is no longer commercially viable for LEO to continue to Commercialize such Licensed Products in such country, provided that LEO in case of a withdrawal from a [***] shall provide [***] prior written notification (including the rationale for such withdrawal) to KTI. Clause 10.2 shall apply in case of withdrawal from an entire Region.

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9.2 Discretion. KTI acknowledges that LEO has a degree of discretion, acting reasonably, when using Commercially Reasonable Efforts, taking particular into account the resources and priorities of LEO within clinical development and the market conditions and commercial viability of product launches and continued sales in the countries in the Territory. If KTI nevertheless reasonably believes that LEO is not using Commercially Reasonable Efforts to Commercialize any Licensed Product in any part of the Territory, then KTI may provide to LEO written notice documenting in reasonable detail the reasons for such assertion. Upon receipt of such notice LEO shall have a period of [***] to respond to KTI’s assertion providing information in reasonable detail about its activities under this Agreement. If KTI thereafter still is of the opinion that LEO is not using Commercially Reasonable Efforts, KTI shall refer the matter to an extraordinary JSC meeting which shall take place within [***] of referral where each Party shall support its assertion in reasonable detail. If the disagreement cannot be resolved in a mutually acceptable manner at the JSC meeting or within [***] thereafter (or a longer period if agreed by the Parties) then either Party may elect to have the matter resolved pursuant to Clause 37.2 and if the Executive Officers are unable to resolve the dispute within the delay provided pursuant to Clause 37.2 or in case that LEO has not remedied the Commercial Reasonable Efforts in dispute, then either Party may elect by written notice to the other Party (“Dispute Notice”) to have the matter examined by the Expert pursuant to Clause 37.3. In the event the Expert submits recommendations as to additional Commercially Reasonable Efforts to be deployed by LEO, and LEO does not apply such recommendations within [***] of the submission of the recommendations, then either Party may elect in writing to have the matter submitted to arbitration for final resolution in accordance with Clause 37.4. If the arbitration award confirms that LEO is in fact not using Commercially Reasonable Efforts with respect to the development and/or Commercialization of the Licensed Product, then KTI shall be entitled to terminate this Agreement with respect to the affected Business Segment pursuant to Clauses 18.4 and 18.5 below.

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10. EXCLUDED AND DISCONTINUED PRODUCTS AND ORPHAN INDICATIONS

10.1 Excluded Products.

(a)	In the event a Party believes that the research and development of a Licensed Product being the object of a Development Project should be discontinued, the Party’s Alliance Manager shall provide its observations, researches and reports to the Joint Steering Committee for review and the other Party’s Alliance Manager shall have the opportunity to make its representations in relation thereto. The JSC shall consider objective parameters, including notably the existence of scientific rationale or clinical proof of efficacy and/or safety or lack of same of the Licensed Product, the potential for such Licensed Product to detrimentally affect the Commercialization, price or market position of other Licensed Products and the potential of the Licensed Product to be commercially viable, taking into account Commercial Reasonable Principles.

(b)	If the JSC determines in good faith that the research and development of such Licensed Product should be continued, then the Parties shall comply therewith. However, if the JSC determines in good faith that the research and development of such Licensed Product should be discontinued or is unable to reach a consensus on the discontinuance of development of such Licensed Product (an “Excluded Product”), then both Parties shall stop further development, manufacturing and Commercialization of such Excluded Product and if either Party does not agree that such Licensed Product should be an Excluded Product, then such Party may elect to have the matter resolved pursuant to Clause 37.2 and if the Executive Officers are unable to resolve the dispute within the delay provided, either Party may then elect by written notice to the other Party (the “Dispute Notice”) to have the dispute resolved by the Expert pursuant to Clause 37.3.

(c)

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Collaboration Budget and already Commercialised Licensed Products, and such other factors as may be relevant to assess the best interests of the JV Business taken as a whole, and the Parties shall be bound to comply therewith unless a Party (the “Refusing Party”) notifies the other Party within [***] of such determination that it does not want to comply therewith in which case the other Party (the “Advancing Party”) shall have the right, whether itself, through its Affiliates or with or through Third Parties, to conduct research and development with respect to, and Manufacture and Commercialize, the Excluded Product which was the object of such dispute, provided, however, that if the Advancing Party wishes to conduct any such activities by itself or with or through a Third Party (other than a subcontractor on a fee-for-hire basis), then the Advancing Party shall advise the Refusing Party of such opportunity. In the event the Refusing Party wishes to participate in such opportunity (the “Opportunity Notice”), it shall have [***] to confirm to the Advancing Party in writing its interest in pursuing the research and development of such Excluded Product with the Advancing Party and then the Parties shall enter into good faith negotiations to agree upon the terms and conditions governing such opportunity and reflect the value increase, if any, created by the Advancing Party. If the Parties cannot agree on such terms and conditions within [***] of the delivery of the Opportunity Notice, then the Refusing Party shall not have any further rights with respect to such Excluded Product and the provisions of Clause 18.1 and Article 19 shall apply.

10.2 Discontinued Product.

(a)

In the event LEO wishes to terminate the Manufacture or Commercialization of a Licensed Product, either for the entire Territory or for only one or more indications or Regions, it shall provide, at least [***] prior to the date LEO wishes to so terminate, its observations, research and reports to the Joint Steering Committee for review and KTI’s Alliance Manager shall have the opportunity to make its representations in relation thereto. A Licensed Product discontinued for only a part of a Region will not be subject to the process set forth in this Clause 10.2 unless the Region is deemed discontinued in

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accordance with Part B of Schedule 6. The JSC shall consider objective parameters, including notably the existence of scientific rationale or clinical proof of efficacy and/or safety of the Licensed Product, the potential for such Licensed Product to detrimentally affect the Commercialization, price or volume development, eminent cannibalization or replacement of other Licensed Products, or market position of other Licensed Products and the potential of the Licensed Product to be Commercialized profitably. If the JSC determines in good faith that the Manufacture or Commercialization of such Licensed Product should be discontinued for such indications or Regions in question, then LEO shall be allowed to discontinue Manufacture or Commercialization of such Licensed Product, as applicable, for such indications or Regions in question. If the JSC determines in good faith that such Manufacturing or Commercialization should be continued or the JSC is unable to reach a consensus with respect thereto, then either Party may elect to have the matter resolved pursuant to Clause 37.2. If the Executive Officers are unable to resolve the dispute within the delay provided, KTI shall then have the right to enter into negotiations with Third Parties with respect to the Commercialisation of such Licensed Products (“Discontinued Products”) solely for such indications and Regions in question under terms and conditions which are not more favourable than those proposed to LEO. To the extent a Licensed Product becomes a Discontinued Product, then the provisions of Clause 18.1 and Article 19 shall apply and KTI shall have the right subject to observing the obligations in Clause 19.9 to Commercialize or have Commercialized such Discontinued Product solely for such indications and Regions in question and to Manufacture and have Manufactured such Discontinued Product anywhere in the world solely for such purpose.

(b)

In the event LEO must, for reasons other than those contemplated under Clause 10.2(a), interrupt or terminate the Manufacturing or Commercialization of a Licensed Product for one or more indications for the whole Territory or only for one or more Regions, LEO shall continue the Manufacturing or Commercialization thereof until same is sub-licensed by LEO to a LEO Sub-licensee at fair market value pursuant to a bona fide third party offer by such

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LEO Sub-licensee and the Adjusted Net Sales and Net Proceeds share payments shall apply to such sub-license. KTI shall have the first option to match any such sub-license transaction (and pay the fair market value thereof minus any payment that would have been made from LEO to KTI pursuant to the Adjusted Net Sales and/or Net Proceeds share payments for such transaction pursuant to the terms and conditions of this Agreement) and in which case, the provisions of Clause 18.1 and Article 19 shall apply and KTI may undertake, whether itself, through its Affiliates or with Third Parties, the Manufacturing and Commercialization thereof. To the extent the Parties do not agree on the fair market value with respect to Manufacturing and/or Commercialization of such Licensed Product in the Territory, Region or indication, as applicable, then either Party may send written notice to the other Party (the “Dispute Notice”) in order to have such matter resolved by the Expert pursuant to Clause 37.3, whose decision with respect thereto shall be final and binding upon the Parties.

10.3 Orphan Development. In the event KTI wishes to research, develop, Manufacture or Commercialize any of its Biophotonic Formulations for any Orphan Indications, then KTI shall advise LEO of such opportunity in writing with such reasonably necessary documentation that may be in KTI’s possession, in the form of a business proposal, and if LEO wishes to participate in such opportunity, it shall have [***] to confirm to KTI in writing its interests in pursuing such opportunity with KTI and then the Parties shall, within [***] of such notice to KTI, enter into good faith negotiations to determine the terms and conditions of an amendment to this Agreement governing the expansion of the Field to include the Orphan Indications. In the event the Parties cannot agree on the terms of such amendment within such [***] delay, then LEO may elect to have the matter resolved pursuant to Clause 37.2 and if the Executive Officers are unable to resolve the dispute within the delay provided, LEO shall not have any further rights in respect of the Orphan Indications and KTI shall have the right to research, develop, Manufacture or Commercialize, whether directly or through an Affiliate or with a Third Party, any product which is the same as or is similar to a Licensed Product for any of the Orphan Indications, in or outside the Territory, to the extent it does not contain any LEO Invention, LEO Trade Mark or other reference to LEO or any LEO Affiliate. KTI shall not and shall ensure that each KTI Affiliate or Third Parties does not, directly or indirectly, Commercialize or sub-license any product for Orphan Indications in the Field in a manner which adversely affects the JV Business.

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11. AE AND INCIDENT REPORTING AND REGISTRATION

11.1 Reporting and registration.

(a)	LEO and KTI shall ensure that an appropriate system for Adverse Events and Incidents monitoring and registration activities is in place to assume responsibility and liability for Licensed Product in accordance with all relevant Law. It is the intention of the Parties that LEO shall be responsible for and manage the collection and reporting of Adverse Events or Incidents for Licensed Products in the Field in the Territory and for the creation, maintenance and updating of a global repository for collection of Adverse Events or Incidents for each Licensed Product in the Field in the Territory.

(b)	The Parties shall promptly after the Effective Date enter into a Medical Device or any other required Incident reporting and Post Marketing Surveillance Agreement and shall comply with the provisions thereof in relation to the exchange of safety data.

(c)	KTI shall report all Adverse Events and Incidents in Canada to LEO in accordance with the Medical Device or any other required Incident reporting and Post Marketing Surveillance Agreement.

11.2 Responsible Person. Each Party shall designate a suitably-qualified person responsible for compliance with its Incident reporting obligations.

12. COMPLIANCE AND DATA PROTECTION

12.1 Compliance.

(a)

Each Party shall conduct its activities under this Agreement in good scientific manner and in compliance with all applicable Law. In case that KTI shall conduct animal studies as part of its activities, KTI shall, in addition to the foregoing, also comply with the LEO Pharma Animal Welfare requirements attached

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to the Agreement as Schedule 8. In case of a difference between such requirements and any requirements imposed by applicable local standards, the highest standard shall apply. If KTI outsources such animal studies, the contract research organisation performing such animal studies shall agree in writing to comply with the LEO Pharma Animal Welfare requirements.

(b)	KTI acknowledges that LEO addresses and resolves ethical and compliance-related issues arising in connection with its activities as set forth in the LEO Code of Conduct. To maintain such ethical and compliance standards also with respect to the collaboration under this Agreement KTI agrees to perform its activities under this Agreement subject to principles that do not conflict with the standards set forth in the LEO Code of Conduct that can be found at www.leo-pharma.com/Home/LEO-Pharma/LEO-Code-of-Conduct.aspx

(c)	Each Party furthermore acknowledges that the other Party will not tolerate the use of bribery or corruption to achieve its business objectives. Each Party therefore agrees to comply at all times with all applicable anti-bribery Laws when performing activities under this Agreement. For the avoidance of doubt, this will include not offering or giving a financial or other advantage to any national/foreign public official with the intention of influencing that official in connection with the performance of the official’s duties to obtain or retain a business advantage for the Joint Venture Business or any Party.

12.2 Interactions with HCP. The Parties shall, prior to any contact with HCPs, agree on a policy for interactions with HCPs reflecting requirements of applicable Law and any relevant industry code with respect to compliance, tracking and reporting of payments to HCPs.

12.3 Data Protection. The Parties, acting both as data controllers in respect of the Personal Information they supply to the other Party, shall, throughout the term of this Agreement, comply with all applicable data protection and privacy Laws, as amended from time to time, including the EU Directive 95/46/EC (EU Data Protection Directive) (“Data Protection Laws”), with respect to the collection, use, processing, storage, transfer, modification, deletion and/or disclosure of any Personal Information under this Agreement. Each Party shall not, through any act or omission, cause the other Party to be in breach of its obligations under applicable Data Protection Laws. In particular:

(a)	Each Party may only use Personal Information it receives from the other Party solely for the purposes of meeting its obligations under this Agreement and may only transmit such Personal Information to its Affiliates which are directly involved in the research, development, Manufacture or Commercialization of Licensed Products and their Agents solely for the purpose of the Agreement, including client relationship management and keeping track of interactions with the other Party.

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(b)	Each Party shall immediately notify the other if:

(i)	it receives any complaint, notice or communication which relates directly or indirectly to the processing of; or

(ii)	it becomes aware of any loss or unauthorised use of, or access to, the Personal Information supplied by the other Party.

(c)	Each Party will take appropriate technical and organisational measures against the unauthorised or unlawful processing of Personal Information and against the accidental loss or destruction of, or damage to, Personal Information, including, providing appropriate training and guidance to their respective staff.

(d)	Personal Information may only be transmitted to entities outside the European Economic Area and Canada where such entity is located in a country or territory which ensures an adequate level of protection for the rights and freedoms of the individual to whom the Personal Information transferred relates, or where adequate safeguards are in place to ensure compliance with applicable Data Protection Laws. The receiving entity must be under obligations to protect any Personal Information transferred which are no less onerous than those imposed under this Agreement.

(e)	Upon request, each Party, its employees and principals can exercise the rights of access, rectification and erasure in respect of the Personal Information it supplies to the other Party, utilizing the notice provisions of this Agreement.

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(f)	The Parties may disclose Personal Information as required by regulatory agencies or otherwise under applicable Law.

13. FINANCIAL TERMS

13.1 Payments. In consideration for the grant of license rights and any other contributions made by KTI to LEO, including for its development activities, LEO shall make the following payments to KTI subject to the terms set forth in Articles 13 and 14:

(a)	a cash up-front payment of fifteen million US Dollars ($15,000,000) according to Clause 13.2;

(b)	a share of the Net Proceeds according to Clause 13.3;

(c)	a share of the annual Adjusted Net Sales according Clause 13.4;

(d)	development costs set forth in the Development Budget according to Clause 5.8; and

(e)	the Out-of-Pocket Costs provided in this Agreement to be reimbursed by LEO, to the extent not included in the above.

KTI shall not be entitled to any other payments than those set forth in this Article 13.

13.2 Up-front Payment. In partial consideration of the licenses and rights granted under this Agreement LEO shall pay a one-time-only non-refundable, non-creditable fee of fifteen million US Dollars ($15,000,000) no later than [***] after the receipt of an invoice for such amount, which invoice shall not be issued prior to the date of last signature of this Agreement.

13.3 Payment of Net Proceeds. In partial consideration of the licenses and rights granted to LEO and any other contributions made by KTI under this Agreement, LEO shall within [***] after the date LEO is to provide to KTI the Quarterly Statement or Annual Statement, in accordance with the provisions of Articles 13 and 14, pay to KTI [***]% of the Net Proceeds received during such Quarter.

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13.4 Payment of Adjusted Net Sales. In partial consideration of the licenses and rights granted to LEO and any other contributions made by KTI under this Agreement LEO shall within [***] following the end of each of the first three (3) Quarters and within [***] following the end of the fourth Quarter, pay to KTI the following percentages (“Profit Share”) of Adjusted Net Sales of all Licensed Product, calculated on a calendar year basis but paid Quarterly, as follows:

(a)	To the extent that the calculation of Adjusted Net Sales is a negative amount, LEO shall make no payment to KTI and the negative amount shall be carried forward to the next Quarter as a Loss Carry Forward;

(b)	For the portion of the annual aggregate Adjusted Net Sales for the calendar year in which the Quarter falls that is greater than zero US Dollars ($0) but less than or equal to [***] US Dollars ($[***]): [***] percent ([***]%) of such portion of the Adjusted Net Sales; and

(c)	For the portion of the annual aggregate Adjusted Net Sales for the calendar year in which the Quarter falls that is greater than [***] US Dollars ($[***]) but less than or equal to [***] US Dollars ($[***]): [***] percent ([***]%) of such portion of the Adjusted Net Sales; and

(d)	For the portion of the annual aggregate Adjusted Net Sales for the calendar year in which the Quarter falls that is greater than [***] US Dollars ($[***]) but less than or equal to [***] US Dollars ($[***]): [***] ([***]%) of such portion of the Adjusted Net Sales; and

(e)	For the portion of the annual aggregate Adjusted Net Sales for the calendar year in which the Quarter falls greater than [***] US Dollars ($[***]) but less than or equal to [***] US Dollars ($[***]): [***] ([***]%) of such portion of the Adjusted Net Sales; and

(f)	For the portion of annual aggregate of the Adjusted Net Sales for the calendar year in which the Quarter falls that exceeds [***] US Dollars ($[***]): [***] ([***]%) of the Adjusted Net Sales above [***] US Dollars ($[***]).

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13.5 Royalty Adjustment. The amounts payable pursuant to Clause 13.2 and Clause 13.4 shall be payable throughout the term of this Agreement regardless whether any Licensed Product is covered by enforceable Patent Rights or not, subject, however to the following:

(a)	For any KTI Patent Right for which protection has been applied pursuant to Article 16 and wherein such KTI Patent Right covering a Licensed Product is rejected, declared invalid or otherwise expires so as to be rendered unenforceable in a respective country and where a generic version of the Licensed Product has been introduced it is determined by the JSC, based on documentation to be provided by LEO, that resulting lack of Patent Rights has caused a decrease in the Net Sales or has caused an increase in the marketing and branding spend for such Licensed Product in such country for [***] (to the extent that such marketing and branding spend is not already included in the deductions for the calculation of Net Sales as set forth in the definition of Net Sales), then the Profit Share payable by LEO to KTI under Clause 13.4 with respect to on-going Adjusted Net Sales of such Licensed Product in the affected country shall be calculated on an annual and cumulative basis as follows (“Adjusted Profit Share”):

Adjusted Profit Share = [***]

However, the Adjusted Profit Share determined pursuant to this Clause 13.5(a) may not be below [***]%, and shall be adjusted on an annual basis to take into account further positive or negative changes in marketing costs, Net Sales and presence of generic versions, but cannot exceed the Profit Share.

The following sets out an example of the foregoing:[***]

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(b)	For any KTI Patent Right for which protection has been applied pursuant to Article 16 and wherein the KTI Patent Rights covering a Licensed Product have not yet been granted in a respective country and where a generic version of the Licensed Product has been introduced and it is determined by the JSC, based on documentation to be provided by LEO, that such introduction of generic product has caused a decrease in the Net Sales or has caused an increase in the marketing and branding spend for such Licensed Product in such country for [***] (to the extent that such marketing and branding spend is not already included in the deductions for the calculation of Net Sales as set forth in the definition of Net Sales), then the Profit Share payable by LEO to KTI under Clause 13.4 with respect to on-going Adjusted Net Sales of such Licensed Product in the affected country shall be calculated on an annual and cumulative basis as follows (“Adjusted Profit Share”):

Adjusted Profit Share = [***]

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However, the Adjusted Profit Share determined pursuant to this Clause 13.5(b) may not be below [***]%. This Clause 13.5(b) shall only apply as long as the patent applications are pending for the KTI Patent Rights contemplated by this Clause 13.5(b), and shall be adjusted on an annual basis to take into account further positive or negative changes in marketing costs, Net Sales and presence of generic versions, but cannot exceed the Profit Share.

(c)	For any Licensed Product for which neither Party has filed patent application in a country but where LEO is Commercializing such Licensed Product in such country and where a generic version of the Licensed Product has been introduced in such country and it is determined by the JSC, based on documentation to be provided by LEO, that such generic product has caused a decrease in the Net Sales or has caused an increase in the marketing and branding spend for such Licensed Product in such country for [***] (to the extent that such marketing and branding spend is not already included in the deductions for the calculation of Net Sales as set forth in the definition of Net Sales), then the Profit Share payable by LEO to KTI under Clause 13.4 with respect to on-going Adjusted Net Sales of such Licensed Product in the affected country shall be calculated on an annual and cumulative basis as follows (“Adjusted Profit Share”):

Adjusted Profit Share = [***]

However, the Adjusted Profit Share determined pursuant to this Clause 13.5(c) may not be Adjusted by more than [***]% of the Profit Share and this Clause 13.5(c) shall not apply until after the fourth anniversary of the commercial launch of such Licensed Product in such country, and shall be adjusted on an annual basis to take into account further positive or negative changes in marketing costs, Net Sales and presence of generic versions, but cannot exceed the Profit Share.

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13.6 Calculation of Adjusted Net Sales and Net Proceeds. LEO shall provide to KTI the following:

(a)	within [***] of the end of each of the first three (3) Quarters of each calendar year, the summary top line consolidated data setting forth the Adjusted Net Sales and Net Proceeds for each such Quarter;

(b)	within [***] of the end of each of the first three (3) Quarters of each calendar year, the Quarterly Statement for each such Quarter; and

(c)	within [***] of the end of each of the first three (3) Quarters of each calendar year, a quarterly statement (the “Quarterly Statement”), in the form set forth in Schedule 9 hereto, and within [***] of the end of each calendar year, a Quarterly Statement for the last Quarter and an annual reconciliation (the “Annual Statement”) in the same format as the Quarterly Statement but with the full annual figures (together with any reconciliation payment due based on the annual calculation of the amounts payable pursuant to Clause 13.4), setting out (i) the Net Sales of Licensed Products for such Quarter or calendar year, as the case may be, together with all of the Permitted Deductions relating to that Quarter or calendar year, as the case may be, and (ii) the Net Proceeds for such Quarter or calendar year, as the case may be, and (iii) such other information reasonably necessary for KTI to assess the amounts payable to KTI pursuant to this Agreement.

In the event KTI becomes a reporting issuer subject to securities rules (e.g. TSX, NASDAQ or SEC) the foregoing periods shall be adjusted according to mutual agreement to accommodate KTI’s reporting obligations.

13.7 Third Party Payment. If during the term of the Agreement it is established by a final non-appealable court order or legal opinion addressed to the Parties by a law firm retained by both Parties that a Licensed Product infringes the patent(s) of a Third Party so that the development, Manufacturing or Commercialization of such Licensed Product requires a license from such Third Party which is approved the by the JSC (a “Third Party License”) in

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order to avoid infringement of such Third Party patent(s), then to the extent any amount is payable by LEO to such Third Party under such Third Party License, such amount paid by LEO shall be treated as a Permitted Deduction item when calculating Adjusted Net Sales.

14. PAYMENT TERMS

14.1 Currency and Timing of Payments. All payments due to KTI under this Agreement shall be made in US Dollars within the relevant period, or if no period is stipulated, within [***] of receipt of the relevant and correct invoice. In the event that LEO receives payment in respect of Net Sales in a currency other than US Dollars, the relevant amount payable shall be calculated in US Dollars at the rate of exchange of [***] service fixed by [***] on the [***] in which the amount accrues. Payments shall be made by electronic wire transfer of immediately available funds directly to such account of KTI which KTI may specify by written notice to LEO from time to time.

14.2 Invoicing of Development Costs. All invoices must in sufficient detail reflect the actual work carried out and the Out-of-Pocket Costs incurred during the period of the invoices to enable LEO to approve the invoice. In this respect, KTI shall track participation of their employees in the conduct of the research and development activities on a FTE basis and upon request, shall provide LEO with the [***] invoices written records evidencing the FTE’s participation. LEO shall be entitled to audit such records during ordinary business hours no more than [***] each [***] for verification purposes. Out-of Pocket Costs shall be invoiced to the extent reasonably possible with the [***] invoice covering the [***] when the cost has actually been incurred, however no later than with the invoice for the subsequent [***]. Invoices covering Out-of-Pocket Costs must be kept by KTI for a period of [***] and copies shall be provided to LEO upon request.

14.3 Taxes. The Parties acknowledge that the payments to KTI contemplated by this Agreement are not currently subject to any withholding taxes, provided that KTI furnishes LEO with a certificate of its tax residence as required under Danish Law. In the event of any new Law or change in Law which would require LEO to withhold or pay any taxes on behalf of KTI with respect to any payments to it hereunder, (a) LEO shall promptly, upon knowledge thereof, notify KTI and use its reasonable endeavours to assist KTI in its efforts to obtain a credit for the taxes so paid and to secure application of the most favourable rate of

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withholding tax under applicable Law, and each Party shall furnish the other Party with appropriate documents to secure such application. LEO shall furnish KTI with proper evidence of the taxes so paid and (b) if requested by KTI, LEO shall use reasonable efforts to accommodate any reasonable tax planning of KTI in order to eliminate or minimize the effect of any such withholding taxes and carry out any transactions or operations reasonably required to effect such tax planning provided it is in compliance with Laws and does not adversely affect the legal, financial, commercial or tax situation of LEO or any of its Affiliates or adversely affect the JV Business.

14.4 Interest. Where KTI does not receive payment of any sums properly due and payable to it hereunder within the relevant period, interest shall accrue on the sum due and owing at the rate equivalent to an annual rate of [***] percent ([***]%) over the then current base rate of One Month LIBOR, calculated on a daily basis, without prejudice to KTI’s right to receive payment within the relevant period.

14.5 Record Keeping and Audit. LEO shall, and shall ensure that its respective Affiliates, Distributors and sub-licensees (if any) shall, keep true and accurate records and books of account in accordance with DK-GAAP and containing all data necessary for the calculation of the amounts payable to KTI (and deductions from such amounts payable) pursuant to this Agreement. Such records and books of account shall be kept for at least [***] following the end of the calendar year when such amounts become due hereunder. For the sole purpose of verifying amounts due under this Agreement, KTI shall be entitled, not more than [***] per [***], to have any statement that it receives from LEO for the prior [***] audited by an internationally recognised independent accounting firm identified by KTI and reasonably acceptable to LEO. KTI shall provide LEO with at least [***] notice of such audit, which shall be conducted during normal business hours at the location(s) where LEO maintains such records. LEO shall make available to the independent accountant those books and records required for the purpose of that audit and certification, and the statements so certified shall be final and binding between the Parties. The books and records audited by the accountant and the results of the audit shall be the Confidential Information of LEO and accountant shall keep such books, records and results confidential and shall only inform KTI whether the amounts paid properly reflect the amounts that should have been paid hereunder and if not, by how much KTI has been over or under paid. KTI shall be responsible for the cost of the independent accountants’ services in connection

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with such audit; provided that LEO shall reimburse KTI for such costs if the results of the audit conclude that it has understated the monies payable to KTI by more than [***] percent ([***]%) Any outstanding under-payments or over-payments which are identified as a result of carrying out the audit and certification shall be paid to or by KTI within [***] after LEO receives the audit results. No inspection shall take place more than [***] after the submission of the Annual Statement to which it relates.

14.6 DK GAAP. Based on information provided by LEO, there are no material differences between DK GAAP and IFRS in respect of the information and data related to revenue recognition (including all applicable deductions) to be compiled by LEO and submitted to KTI pursuant to this Agreement. Each Party shall immediately be notified upon knowledge by the other Party should any such material differences arise in future. Should any such material differences arise in the future the Parties shall mutually discuss the consequences of such material differences, and agree on the required adjustments in order for LEO henceforth to compile and deliver to KTI all such information and data in accordance with IFRS. If the Parties do not agree upon the adjustments to be made, then either Party may send written notice to the other Party (the “Dispute Notice”) in order to have such dispute resolved by the Expert pursuant to Clause 37.3, whose decision with respect thereto shall be final and binding upon the Parties. To the extent the Parties agree upon the adjustments required or if the Expert determines the adjustments, if any, required, then any reference in this Agreement to DK GAAP shall be deemed to be a reference to DK GAAP, as reconciled to account for such adjustments in accordance with IFRS.

15. OWNERSHIP OF INTELLECTUAL PROPERTY

15.1 Excluded IP. Except for those rights expressly granted under this Agreement, nothing herein shall be construed as creating, granting or conveying to one Party any licence, right, title or other interest in or to any Intellectual Property or Know-How owned or controlled by the other Party or its Affiliates: (i) existing prior to the Effective Date; or (ii) independently discovered and developed during the term of this Agreement by such other Party or its Affiliates other than in performance of its obligations under this Agreement and without use of such other Party’s Intellectual Property or Know-How rights or other Confidential Information.

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15.2 Inventions. Ownership of all right, title and interest in any Inventions shall be as follows:

(a)	KTI or its Affiliates shall have exclusive ownership of all KTI Inventions;

(b)	LEO shall have exclusive ownership of all LEO Inventions; and

(c)	KTI and LEO shall jointly own all Joint Inventions.

15.3 Inventorship. Inventorship of Joint Inventions, KTI Inventions and/or LEO Inventions shall be determined for the purposes of this Article 15 in accordance with the applicable patent Laws of the United States of America. Each Party shall ensure that each of the employees and Agents of such Party and of such Party’s Affiliates acting on behalf of such Party or Affiliate in performing any obligations under this Agreement, is bound by a written agreement to assign to such Party all Intellectual Property developed, conceived, created or reduced to practice by such employees and Agents.

15.4 Cooperation with Respect to Inventions. Each Party shall promptly inform the other Party of all Inventions related to a Licensed Product arising during the term of this Agreement. KTI shall have the right to file for patent protection for all KTI Inventions and Joint Inventions and LEO shall have the right to file for patent protection for all LEO Invention, in the manner set forth in Article 16 and each of the Parties agrees to undertake such acts as may be reasonably necessary to perfect the Parties respective interests in and to such Inventions as provided for in Clause 15.2 (including any patent applications or patents filed during or after the term of this Agreement to protect such Inventions), which shall include ensuring that the filing Party has reasonable and timely access to any employees, Agents or consultants of the other Party who were involved in the research leading to such Inventions to, amongst other things, establish inventorship and determine the scope and patentability of the relevant Inventions and causing the execution of any assignments or other documents necessary to perfect the Parties’ interests in such Inventions. Any filing for patent applications for Joint Inventions shall be agreed by the JSC and shall be filed in the name of and on behalf of both LEO and KTI. Each of LEO and KTI shall hold all information it presently knows or acquires under this Article 15 that is related to all such patents and patent applications as confidential, subject to the provisions of this Agreement.

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15.5 Assignment of Intellectual Property rights. Subject to the licenses and other rights specifically provided in this Agreement, to the extent any Party or any of its Affiliates or any LEO Sub-licensees or Distributors obtains any title or similar interest in any Intellectual Property or Know-How that is to be owned by the other Party in accordance with the terms and conditions of this Agreement, such first Party hereby assigns and, to the extent such assignment cannot be made at present, agrees promptly to assign or caused to be assigned (notably, by its Affiliates, LEO Sub-licensees or Distributors, as applicable) to such second Party all of the first Party or its Affiliates or, as applicable, the LEO Sub-licensee or Distributors’ title and other interest in and to such Intellectual Property and Know-How throughout the world. The first Party shall execute and procure or caused to be executed and procured by its Affiliates or, as applicable, LEO Sub-licensees or Distributors, such documents including short-form assignments and assignments of patent applications and patents, and take such other actions as may be reasonably requested from time to time by the second Party to obtain for its own benefit appropriate protections for Intellectual Property and Know-How in any and all countries with respect to such Intellectual Property or Know-How, or otherwise to transfer or confirm the transfer of such Intellectual Property and Know-How for the benefit of the second Party.

16. MANAGEMENT OF PATENT RIGHTS

16.1 Priority Applications and Patent Applications for Patent Rights.

(a)	KTI shall be responsible for, and undertake (whether itself, through Affiliates or Third Parties), the filing, prosecution and maintenance of any patent applications relating to the KTI Patent Rights in accordance with this Article 16, and LEO shall be responsible for, and undertake (whether itself, through Affiliates or Third Parties), the filing, prosecution and maintenance of any patent applications relating to the LEO Inventions in accordance with this Article 16. For the purposes of this Agreement, the Party responsible for such filing, prosecution and maintenance is referred to as the “Filing Party” and the other Party is referred to as the “Non-Filing Party”.

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(b)	Each Party shall have, to the extent applicable, the first option to prepare and file patent applications covering the Patent Rights it is responsible for, including patent applications filed or to be filed under The Patent Cooperation Treaty or as a US Provisional Patent Application or national patent application (each, a “Priority Application”) in order to obtain patent protection in the Territory. If the Filing Party has notified the Non-Filing Party that it has no interest in or intent to prepare or file the Priority Application in any country in the Territory and it is otherwise permitted hereunder, then the Non-Filing Party shall have the right to file such Priority Application in the Territory, at its sole cost, expense and discretion. If it exercises such right and files such Priority Application, it will become the “Filing Party” for the purposes of this Agreement with respect to such Priority Application.

(c)	Within [***] after the earliest filing date of a Priority Application, the Filing Party shall provide the Non-Filing Party with a written list of countries in the Territory which must include at least the countries in the Core Country List (“Country List”) where the Filing Party intends to file patent applications that claim priority from the given Priority Application. The Non-Filing Party, as promptly as practicable, shall notify the Filing Party in writing of any additional countries, if any, in the Territory where the Non-Filing Party requests that patent applications be filed or any countries (other than Core Countries) in which it does not want to have patent applications filed. Based on this input the Filing Party shall prepare a final filing list containing the countries in the Core Country List and those other countries agreed to by both Parties (“Mutually Agreed to Countries”) as well as any such additional countries selected by the Non-Filing Party or Filing Party, as the case may be, that are not within the Mutually Agreed to Countries. If the Non-Filing Party fails to respond within [***] of receipt of the Country List, then the Filing Party shall be free to initiate patent applications, at the Filing Party’s sole discretion in the Territory.

(d)	In the case of Priority Applications or patent applications in respect of Joint Inventions only, the Filing Party shall promptly prepare and send to the Non-Filing Party a draft of such Priority Application or patent application for the Non-Filing Party’s comment and approval. The Non-Filing Party shall confirm receipt of the draft applications and provide its comments on such draft to the Filing Party within [***] after receipt thereof, failing which the Filing Party shall be free to file such application. Any comments provided by the Non-Filing Party within such timeframe shall be considered in good faith by the Filing Party.

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(e)	The Out-of-Pocket Costs in connection with Priority Applications, patent applications and annual maintenance shall be covered as follows:

		Priority Application	Patent applications in Mutually agreed countries	Additional Patent applications LEO requested but not mutually agreed countries	Additional Patent Applications KTI requested but not mutually agreed countries
KTI Invention covering Product Specific Patents	Filing Party Cost for Filing Cost for Maintenance	KTI shared (**) shared (**)	KTI shared (**) shared (**)	KTI LEO LEO	KTI KTI KTI

KTI Invention covering KTI technology platform patent rights	Filing Party Cost for Filing Cost for Maintenance	KTI KTI KTI	KTI KTI KTI	KTI LEO LEO	KTI KTI KTI

LEO Invention	Filing Party Cost for Filing Cost for Maintenance	LEO LEO LEO	LEO LEO LEO	LEO LEO LEO	LEO KTI KTI

Joint Invention	Filing Party Cost for Filing Cost for Maintainance	KTI shared (**) shared (**)	KTI shared (**) Shared (**)	KTI LEO LEO	KTI KTI KTI

(**)	refers to Product Specific Patents. Shared cost shall be done through a single invoice to the Filing Party, with reimbursement by the Non-Filing Party for its share to the Filing Party.

16.2 Abandonment of Patent Rights. If a Party, during the term of this Agreement, determines in its sole discretion to permanently abandon (i.e. without any possibility of reinstatement or, similarly, not to maintain) any Patent Rights for which it is the Filing Party under this Article 16, then such Party shall, subject to any Third Party rights existing at the relevant time, provide the other Party with at least [***] prior written notice in advance of any permanent abandonment (i.e. without any possibility of reinstatement or similarly, decide not to maintain such Patent Rights) to enable such Party, at its sole cost and expense, to become the “Filing Party” with respect to such Patent Right for the purpose of this Agreement and continue the prosecution or maintenance of such Patent Right in the name of the original Filing Party. KTI shall not permanently abandon (i.e. without any possibility of reinstatement or, similarly, decide not to maintain such Patent Rights) the Patent Rights covering the Licensed Products in the Core Country List without the prior consent of LEO.

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16.3 No Impairment. LEO shall not directly do, or omit to do, anything in its use of the KTI Patent Rights that would injure the reputation of KTI or the KTI Patent Rights. KTI shall not directly do, or omit to do, anything in its use of Patent Rights of LEO that would injure the reputation of LEO or the Patent Rights of LEO.

16.4 Prosecution and Maintenance of the Patent Rights. Each Party shall be responsible for the maintenance, prosecution and defence of the Patent Rights for which it is the Filing Party under this Article 16. For any KTI Patent Rights already filed or obtained by KTI before the Effective Date and not abandoned (without any possibility of reinstatement) pursuant to Clause 16.2, KTI shall be responsible for the prosecution and defence and shall be considered the Filing Party thereof. Each Party shall keep the other Party informed on a continuous basis about its interactions with the prosecution authorities and its instructed external advisers (such as patent agents) and any other prosecution matters. Each Filing Party shall allow the other Party a reasonable delay to review and comment on all legal proceedings and all proposed changes shall be considered by the Filing Party in good faith. Any disagreement regarding aspects of patent prosecution and maintenance with respect to Joint Inventions shall be referred to the Alliance Managers for consideration, and if required to the JSC.

16.5 Notification of Infringement. Each Party shall promptly notify the other Party of any actual or potential infringement of any Licensed Technology, KTI Invention, Joint Invention, LEO Invention or LEO Background Technology (but only to the extent the LEO Background Technology is the object of any Development Project or Development Plan) by a Third Party in the Territory which comes to that Party’s attention during the term of this Agreement and inform the other Party about all facts and circumstances relevant for the infringement. Each Party shall promptly notify the other Party upon receiving notification that any Licensed Patent Right or Invention in the Territory is subject to a declaratory judgment action alleging non-infringement, invalidity, unenforceability or any other diminution of or encumbrance on any such Licensed Patent Right or Patent Rights covered by such Invention. The Parties shall hereinafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action to terminate any such infringement.

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16.6 Infringement in Territory.

(a) Subject to Clause 16.6(b), in the Territory, each Filing Party shall have the initial right, but not the obligation, to retain and use counsel of its choice at its own cost to enforce the Patent Rights in the Field for which it is the Filing Party or defend any declaratory judgement action with respect thereto. The Filing Party shall have sole control of any decisions or other aspects of the action, subject to Clause 16.7, and the other Party shall, upon request, give to the Filing Party such reasonable assistance as the Filing Party may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that the Filing Party shall reimburse the other Party for any reasonable Out-of-Pocket Costs incurred while providing such assistance and provide an indemnity in respect of any costs order made against such other Party by reason of lending its name to the proceedings. The Filing Party shall keep the other Party reasonably informed of the progress of the action and shall consider the comments and observations of the other Party in prosecuting the action, subject, however, to the need to preserve solicitor-client privilege. If the Filing Party does not institute any such action within [***] of a notice from the other Party requiring such action, then such other Party shall have the right, but not the obligation, at its own cost, to commence proceedings in the Territory regarding the infringement or declaratory judgment action. The other Party shall, subject to Clause 16.7, have sole control of any decisions or other aspects of the action and the Filing Party shall, upon request, give to the other Party such reasonable assistance as the other Party may reasonably request provided that the other Party shall reimburse the Filing Party for any reasonable Out-of-Pocket Costs incurred while providing such assistance. Notwithstanding the foregoing, nothing in this Clause 16.7 shall oblige the Filing Party to lend its name to, or be joined in, any proceedings commenced by the other Party pursuant to the foregoing. The Non-Filing Party shall keep the Filing Party informed on an on-going basis about any enforcement or defence of such Patent Rights by such Party outside the Field, to the extent that such enforcement or defence has or may have an adverse impact upon the use of such Patent Rights for Licensed Products by the Parties within the Field.

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(b) Notwithstanding the foregoing, to the extent any action contemplated in Clause 16.6(a) involves a Product Specific Patent, then for the purpose of Clauses 16.6(a) and 16.7, LEO shall be deemed to be the Filing Party.

16.7 Settlement. In no case shall the prosecuting Party, without the prior written consent of the other Party, make any admission or enter into a settlement, consent to judgement or other voluntary final disposition in connection with any such proceedings under this Article 16 that: (i) extends, or purports to extend, a Party’s rights under any Intellectual Property or Know-How beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding wrongdoing by a Party, an Affiliate or any licensee, or the invalidity, unenforceability or absence of infringement of any Party’s rights under any Intellectual Property or Know-How licensed pursuant to this Agreement; (iii) subjects a Party to an injunction or other equitable relief; or (iv) obligates a Party to make a monetary payment; in all cases without the prior written consent of such Party[***]. In no case may LEO enter into any settlement or consent judgment or other voluntary final disposition that limits KTI’s rights under this Agreement other than as expressly stated herein.

16.8 Recovery. Any damages or award (including any award of costs) made in the proceedings shall be used first to reimburse each Party for any Out-of-Pocket Costs that it may have incurred in connection with the infringement proceedings (including any amounts paid by the prosecuting Party to the other Party as reimbursement for expenses related to assisting in the proceedings) and any remaining amounts shall be retained by the Party to which they were awarded, save that any award paid to LEO with respect to the Territory shall, following reimbursement of costs and expenses in accordance with the foregoing, be treated as Adjusted Net Sales and payments shall be made to KTI accordingly.

16.9 Interferences and Other Proceedings.

(a)	In the event that any Third Party interference, revocation, invalidity action post-grant review or opposition proceedings are commenced in the Territory against one of the Parties with respect to any Party’s rights under any Intellectual Property licensed pursuant to this Agreement, or that a Party considers it desirable to contest interference proceedings with a Third Party in respect to such Intellectual Property and or to seek a declaration of non-infringement with regard to any Licensed Product under any Third Party patent rights, the Parties shall consult with each other with a view to agreeing the strategy to be adopted.

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(b)	To the extent that the validity, existence, inventorship or ownership of any of the Platform Technology Patents is in issue in such proceedings, KTI shall have the sole control of decisions and proceedings directly relating to those issues and LEO shall give KTI such reasonable assistance as KTI may reasonably request in the defence of such claims, provided that KTI shall reimburse LEO for its Out-of-Pocket Costs incurred in relation thereto and KTI shall bear the cost of any such proceedings.

(c)	To the extent that the validity, existence, inventorship or ownership of any Product Specific Patents or any Patent Rights in respect of any LEO Background Technology or LEO Invention is in issue in such proceedings, LEO shall have the sole control of decisions and proceedings directly relating to those issues, and KTI shall give LEO such reasonable assistance as LEO may reasonably request in the defence of such claims, provided that LEO shall reimburse KTI for its Out-of-Pocket Costs incurred in relation thereto and LEO shall bear the cost of any such proceedings.

16.10 Notice and Defence of Third Party Infringement Claims. If during the term of this Agreement any Party receives any notice, claim or proceedings from any Third Party alleging infringement of that Third Party’s Intellectual Property or Know-How by reason of Manufacture, Commercialization or use of any Licensed Product, the Party receiving that notice shall, subject to any obligation of confidentiality that it may owe to a Third Party or subject to any need to preserve solicitor-client privilege, immediately notify the other Party of the notice, claim or proceeding and shall advise, to the extent such information is available, of all facts and circumstances relevant to the defence of the claim. LEO shall have the right at its expense, to control the defence and settlement of such claim of patent infringement relating to any Product Specific Patents or LEO Inventions provided however, that KTI at its sole discretion shall have the right to collaborate with LEO in any such resolution and to be represented by counsel of its own choice at its own expense if such claim adversely affects the freedom to operate under any KTI Patent Rights. Upon request, KTI shall cooperate and provide all reasonable requested assistance and documentation for the defence of such infringement claim.

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16.11 Product Marking. The Parties agree that, where expressly allowed by applicable Law or to the extent commercially reasonable, Licensed Products and/or their packaging (and all virtual markings where, in the Territory, they have the same effect as physical markings), where appropriate, shall bear the words “Patent Pending” or “Patented” together with the numbers of relevant patents granted in the country where such Licensed Product is to be sold, as the case may be. KTI is to inform LEO of relevant patents.

17. TRADE MARKS

17.1 Trade Marks. Nothing in this Agreement shall operate to grant to KTI any right, title or interest in any LEO Trade Mark, nor authorise KTI to affix any LEO Trade Mark to any product, except as expressly authorised by LEO in writing. Nothing in this Agreement shall operate to grant to LEO any right, title or interest in any trade mark belonging to KTI, nor to affix any trade mark belonging to KTI to any product, except as expressly authorised by KTI in writing or as provided in this Agreement (including pursuant to Clauses 2.3 and 17.3).

17.2 Ownership of Trade Marks and KTI House Marks. The Parties agree that [***] trade mark (other than the [***]) shall be applied for, and registered in the name of, LEO and shall be owned by LEO. Upon request by LEO and at the expense of LEO, KTI shall undertake such acts as may be reasonably necessary to assign to LEO or to otherwise perfect LEO’s interests in and to any trade marks. KTI agrees that any goodwill arising through the use of any trade mark other than the [***] shall accrue to, and vest exclusively with, LEO.

17.3 Use of Trade Marks. LEO may, upon prior written notice to KTI, use such trade marks as it may, in its discretion, select in connection with the use and Commercialization of Licensed Products in the Territory, provided however that KTI’s name may appear on the label and packaging of all Licensed Products to indicate that the Licensed Products are under license by KTI; such appearance being always subject to the exclusive decision and approval by LEO to ensure proper use of LEO Trade Marks. LEO shall consider in good faith any request of KTI in relation to the use of such trade marks.

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17.4 No Impairment. Neither Party shall do, or omit to do, anything in its use of the LEO Trade Mark, KTI Trade Marks or KTI House Marks that would injure the reputation of the other Party. During the Term, neither Party will apply for or aid or abet others to apply for, trade mark registrations in the Territory or elsewhere of any mark or design which includes the LEO Trade Marks, KTI Trade Marks or KTI House Marks (or any variation that is likely to infringe or be confusingly similar with the LEO Trade Marks, KTI Trade Marks or KTI House Marks), alone or in combination, except with the other Party’s prior written consent.

17.5 Infringement of Trade Marks. In the event that either Party becomes aware of any actual or threatened infringement or misappropriation of any trade mark by a Third Party in the Territory, that Party shall promptly inform the other of such infringement, and the Parties shall consult with each other in good faith to determine jointly the best way to prevent the infringement, including, by instituting a legal proceeding against such Third Party; such consultations subject, however, to the need to preserve solicitor-client privilege. LEO shall have the first right, at its own cost, to defend and enforce the trade mark in the Territory and shall take such steps as it considers appropriate in the enforcement of the trade mark, or in respect of any actual or threatened infringement of any trade mark in the country in question. If LEO elects not to take any action which KTI considers appropriate in relation to a KTI Trade Mark only within [***] of being requested to do so by KTI, KTI shall have the right, at its own cost, to bring proceedings in its own name in respect of the infringement of the KTI Trade Mark. The Party bringing proceedings in accordance with the foregoing shall have sole control of any decisions or other aspects of the action, subject to Clause 17.7, and the other Party shall, upon request, give to the prosecuting Party such reasonable assurances as the prosecuting Party may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that the prosecuting Party shall reimburse the other Party for any reasonable Out-of-Pocket Costs incurred while providing such assistance. The prosecuting Party shall keep the other Party reasonably informed of the progress of the action and shall consider the comments and observations of the other Party in prosecuting the action.

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17.6 Recovery in respect of Infringement of Trade Marks. Any and all amounts recovered with respect to infringement or misappropriation action brought by KTI or LEO under either of Clause 17.4 shall be applied first to reimburse the Parties for their Out-of-Pocket Costs (including attorneys’ fees) in prosecuting such action, or pro rata portions thereof if such costs exceed the amount recovered. The remainder shall be divided between the Parties as follows: if the action concerns a KTI House Mark, with [***] percent ([***]%) going to the Party that funded the action and [***] percent ([***]%) going to the other Party and in the case of all other trade marks, such amount shall be retained in its entirety by LEO.

17.7 Settlements. In the event that any action or suit shall be brought against KTI or LEO in connection with the KTI Trade Marks for alleged infringement or misappropriation of a Third Party’s trade mark, neither KTI nor LEO shall, without the prior written consent of the other Party, enter into a settlement agreement that will restrict or limit the rights to the trade mark granted to LEO hereunder. LEO shall be entitled to settle any action or suit brought against it in respect of any other trade marks in its absolute discretion and KTI shall have no right to settle any such action or suit without the prior written consent of LEO.

18. TERM AND TERMINATION

18.1 Term of Agreement. This Agreement shall come into effect on the Effective Date and unless earlier terminated pursuant to this Article 18, shall remain in effect in perpetuity until (a) terminated in accordance with the terms of this Agreement or, (b) in the case of any Business Segment, until (i) Clause 3.3 applies, or (ii) such Business Segment may be pursued by a single Party pursuant to Clause 5.2(a)(v), 5.2(b)(vi), 10.1(c), 10.2(a) or 10.2(b), as the case may be, or (iii) such Business Segment is earlier terminated pursuant to Clause 18.2, 18.3 or 18.5.

18.2 Termination by LEO upon completion of the US Acne Study. LEO shall have the right to terminate this Agreement in full, or in part with respect to the First Licensed Product only, in writing, with immediate effect if upon receipt and evaluation of the final study report describing and concluding on the Study Results of the Acne Study to be conducted in the United States of America, it determines in its own discretion that the continuation of the collaboration is not feasible for whatever reason. This right of termination may only be exercised within forty five (45) days of receipt of such final study report. Upon giving notice of termination under this Clause 18.2, LEO shall not be obligated to initiate or carry out any further development and Commercialization activities during the notice period with respect to the First Licensed Product in case of partial termination, or with respect to all Licensed Products in case of full termination, but can initiate the winding down of its activities. The Parties shall collaborate regarding the winding down and the steps for the implementation of the consequences of termination as set forth in Article 19.

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18.3 Termination by LEO

(a)	Without Cause. At any time after the later of the expiration of the delay by LEO to terminate pursuant to Section 18.2 and the second (2nd) anniversary of the Effective Date, LEO shall have the right to terminate this Agreement without cause in whole or with respect to any one or more indications or Regions, by giving twelve (12) months prior written notice to KTI, subject to the following (which shall also apply in the case of termination of this Agreement pursuant to Clause 28.2:

(i)	Upon giving such notice of termination of this Agreement, LEO shall not be obligated to initiate or carry out any further development (except for already committed costs pursuant to Development Projects) or initiate any new Commercialization activities during the notice period with respect to the terminated Business Segments but can initiate the winding down of its activities;

(ii)	Ongoing pre-clinical development activities shall continue until a reasonable “break point” that would make it possible to wind-down properly for transfer and potential continuation of the activity at a later point by KTI. On-going activities sub-contracted to a Third Party shall be completed to the extent contractually committed and non-cancelable, provided that such activities can be completed prior to termination;

(iii)	Notwithstanding the foregoing and to the extent not prohibited by Law, LEO shall wind-down all on-going Clinical Studies which cannot be completed (defined as data-base lock) prior to termination, taking into account the health and safety of subjects enrolled therein and Good Clinical Practice. LEO shall continue to Commercialize Licensed Products in countries where such Licensed Products had already been launched prior to notice of termination however not subject to the same level of efforts as if Commercialization has not been terminated in order to prepare the winding down of the activities to the end of the notice period; and

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(iv)	The Parties shall collaborate regarding the winding down and the steps for the implementation of the consequences of termination as set forth in Article 19.

(b)	Patent Challenge. Without prejudice to any other remedies available to it at law or in equity, LEO shall have the right to give ninety (90) days notice of termination of this Agreement in writing to KTI if at any time KTI or its Affiliates challenges or denies, directs a Third Party to challenge or deny, or knowingly assists a Third Party in challenging or denying, the validity or enforceability of any of the Patent Rights of LEO in or to any LEO Technology, and this Agreement shall terminate upon expiration of such ninety (90) days notice period.

18.4 Termination for Breach. Subject to Clauses 9.2, 18.5, 18.6 and 18.7, either KTI on the one hand or LEO on the other hand (the “Terminating Party”) shall have the right to terminate this Agreement in accordance with the following provisions of this Clause 18.4 in the event that the other Party commits a material breach of this Agreement, including a material breach of a Development Plan, a material failure to act in the best interest of the Joint Venture Business, repeated breaches of similar covenants, breach of warranty or material failure to fulfil any diligence obligations hereunder. The non-breaching Party shall provide written notice to the Party that committed the breach (the “Defaulting Party”), which notice shall clearly describe the nature of the breach. The Defaulting Party shall have ninety (90) days (or such longer period as may be reasonably necessary to the extent the remedy of such breach is dependent upon the actions of a Third Party) in which to cure the breach. If the Defaulting Party fails to cure the breach within such ninety (90) day period (or such longer period as set forth above), then without prejudice to any other remedies available to it at law or in equity the Terminating Party shall have the right to immediately terminate this Agreement upon written notice to the Defaulting Party and in case KTI is the Defaulting Party, LEO has also the option to limit its termination right to solely cover the R&D Obligations in which

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case the provisions of Clause 19.5 shall apply accordingly to such partial termination. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party, and such alleged breaching Party provides the other Party notice of such dispute within such ninety (90) day period (or such longer period as set forth above), then the non-breaching Party shall not have the right to terminate this Agreement under this Clause 18.4 unless and until the arbitrators, in accordance with Clause 37.4, have determined that the alleged breaching Party has materially breached this Agreement. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder provided, however, that no Party shall be obligated to continue performing any services pursuant to a Development Plan for which it is not being paid.

18.5 Termination by KTI. Without prejudice to any other remedies available to it at law or in equity:

(a)	in the event KTI has the right to terminate this Agreement in whole or with respect to any one or more indications or Regions, pursuant to Clause 9.2, then KTI may proceed with such termination upon written notice to LEO within 30 days of the decision of the arbitrator; and

(b)	KTI shall have the right to give ninety (90) days notice of termination of this Agreement in writing to LEO if at any time LEO or its Affiliates challenges or denies, directs a Third Party to challenge or deny, or knowingly assists a Third Party in challenging or denying, the validity or enforceability of any of the KTI Patent Rights, and this Agreement shall terminate upon expiration of such ninety (90) days notice period.

18.6 Insolvency. Subject to Clause 18.7, either Party shall have the right to terminate this Agreement forthwith upon giving written notice of termination to the other Party (the “Insolvent Party”) upon the occurrence of any of the following events:

(a)	the Insolvent Party suspends or threatens to suspend payment of its debts as they fall due in circumstances where the Insolvent Party is unable to pay its debts within the meaning of the relevant bankruptcy or insolvency laws;

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(b)	the failure to discharge or dismiss a petition for the winding-up of the Insolvent Party within sixty (60) days after the filing thereof;

(c)	a proposal is made or a nominee or supervisor is appointed for a composition in satisfaction of the debts of the Insolvent Party or a scheme or voluntary arrangement of its affairs within the meaning of the relevant bankruptcy or insolvency laws, or the Insolvent Party enters into any composition or voluntary arrangement for the benefit of its creditors, or proceedings are commenced in relation to the Insolvent Party under any Law relating to the re-construction, deferment or re-adjustment of all or substantially all of the Insolvent Party’s debts;

(d)	the Insolvent Party takes any action, or any legal proceedings are started whether by a Third Party or not, for the purpose of the winding up or dissolution of the Insolvent Party, other than for a solvent reconstruction or amalgamation;

(e)	the appointment of a liquidator, trustee, receiver, administrative receiver, receiver and manager, interim receiver custodian, sequestrator or similar officer, in respect of all or a substantial part of the assets of the Insolvent Party;

(f)	an effective resolution being passed for the winding-up of the Insolvent Party;

(g)	a distress, execution or other legal process being levied against all or substantially all of the assets of the Insolvent Party, and not being discharged or paid out in full within ten (10) Business Days;

(h)	the occurrence in respect of the Insolvent Party of any event in any jurisdiction to which it is subject having an effect similar to that of any of the events referred to in Clauses 18.6(a) through 18.6(g); or

(i)	the Insolvent Party ceases or threatens to cease to carry on all or a substantial part of its business or operations necessary for the completion of its obligations under this Agreement.

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18.7 Option. In the event that KTI becomes an Insolvent Party, as contemplated in Clause 18.6, then in lieu of termination, LEO may, at its option, to be exercised by notice (the “Option Notice”) in writing to KTI within [***] of receipt of notice from KTI that it is an Insolvent Party, (a) to terminate the R&D Obligations and/or (b) to purchase all of the remaining right, title and interest of KTI in and to the JV Business, including, KTI’s remaining rights and interest in and to this Agreement and the Related Agreements, including all of the rights, title and interests of KTI in the Product Specific Patents in the Field within the Territory at a price equal to the fair market value thereof and if the Parties are unable to agree upon the fair market value thereof within a period of [***] of the Option Notice, then LEO may by written notice to the Insolvent Party (the “Valuation Notice”) elect to have such fair market value determined in the following manner:

(a)	the Parties shall, within [***] of the Valuation Notice, jointly appoint an independent business valuator or, if they fail to agree on the selection thereof within said [***] period, an independent business valuator experienced in the valuation of intellectual property assets shall be appointed by a [***] (the valuator jointly appointed or appointed by [***] is herein collectively referred to as a “Valuator”);

(b)	the Valuator shall be an independent internationally-recognized chartered accounting firm or an independent internationally-recognized or nationally-recognized investment banker, fluent in the English language;

(c)	the Valuator is engaged as an expert and not as an arbitrator to provide a final, binding and conclusive determination of the fair market value;

(d)	in determining the fair market value, the Valuator shall apply such principles of valuation and use such methods it deems appropriate in the circumstances to express an opinion of such fair market value and not an estimate;

(e)	if the Valuator specifies a range of values, the fair market value shall be the mid-point of the range;

(f)	the Valuator shall allow each party a reasonable opportunity to make representations regarding the fair market value;

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(g)	the Valuator shall provide the Parties with its determination of the fair market value within [***] following its appointment;

(h)	if necessary, in preparing such valuation, the Valuator shall be entitled to engage the services of such professional valuators or appraisers as the Valuator, in its absolute and unfettered discretion, considers necessary or desirable to perform valuations or appraisals of the JV Business and of KTI’s remaining right, title and interest therein;

(i)	each Party shall in all respects cooperate with the Valuator in the determination of fair market value and make available to the Valuator all such documents and information with respect to the affairs of the JV Business as may reasonably be required to make the determination of the fair market value; and

(j)	the costs of the Valuator shall be shared equally by the Parties.

19. CONSEQUENCES OF TERMINATION

19.1 Full Termination. In the event of the full termination of this Agreement by LEO pursuant to Clause 18.2, 18.3(a) or by KTI pursuant to Clause 18.4, 18.5 or 18.6, then:

(a)	except as necessary for the purpose set forth in Clauses 19.1(c) and 19.1(d), all of the licenses granted in Article 2 shall automatically terminate;

(b)	except as necessary for the purpose set forth in Clause 19.1(c), LEO shall immediately cease Commercialization and Manufacturing of the Licensed Products;

(c)	notwithstanding the foregoing, for a reasonable time period but no longer than one (1) year following termination, LEO shall have the right but no obligation to complete ongoing Manufacturing and sell the Licensed Products then on hand and solely for such purpose, the licenses granted to LEO in Article 2 shall continue;

(d)	to the extent not prohibited by Law, LEO shall wind-down all Clinical Studies that are still underway, taking into account the health and safety of subjects enrolled therein and Good Clinical Practice, or reasonably assist KTI in taking over such Clinical Studies if so requested;

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(e)	subject to Clause 19.1(f), LEO shall, at its sole cost and expense, upon completion of the activities under Clauses 19.1(c) and (d), (i) immediately surrender, cancel and rescind or cause to be surrendered, cancelled and rescinded all Regulatory Approval and Notifications; (ii) voluntarily file with the appropriate authorities all documents that may be required in connection with such surrender, cancellation or rescission; and (iii) if requested by KTI, cooperate with KTI in effecting the cancellation of any identification of LEO with any authorities or with respect to any Regulatory Approvals and Notifications applicable to each Licensed Product;

(f)	KTI may, in its discretion, have all Regulatory Approvals and Notifications transferred in its name, and LEO shall provide full cooperation in relation thereto and if required provide access to such documents solely necessary for obtaining Regulatory Approvals and filing Notifications for the Licensed Products;

(g)	LEO hereby irrevocably assigns without charge to KTI all of LEO’s rights, title and interests in and to all LEO Inventions and Joint Inventions which are Non-Severable subject only to a grant back to LEO of a non-exclusive, perpetual, irrevocable, royalty-free, fully paid-up license to continue the use of such Inventions;

(h)	each Party shall have a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license under any and all of the other Party’s rights to use the Joint Know-How;

(i)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license under all of LEO’s rights in and to the LEO Inventions which are Severable, upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely to research and develop, Manufacture and have Manufactured and Commercialize and have Commercialized Licensed Products;

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(j)	in the case of termination pursuant to Clause 18.2 or 18.3(a), LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license under the LEO Background Technology (solely to the extent such license is required to enable KTI’s use of the assigned Non-Severable Inventions), upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely to develop, Manufacture and have Manufactured and Commercialize and have Commercialized Licensed Products;

(k)	LEO hereby grants to KTI an exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license under all of LEO’s rights in and to the Joint Inventions which are Severable, to develop, Manufacture and have Manufactured and Commercialize and have Commercialized such Joint Inventions in the KTI Field and each Party hereby grants to the other Party a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to use and exploit such Joint Inventions outside the KTI Field;

(l)	LEO hereby grants to KTI a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to use the Study Results solely (i) to comply with all filing requirements as may be required by Law; (ii) without limiting the application of Clauses 19.1(l)(i) and (iii), to support all Regulatory Approvals and Notifications (other than the full data set of such Study Results as the primary basis to support a submission for Regulatory Approval of new Licensed Products in the Field) in connection with any KTI Intellectual Property or Know-How; and (iii) to support all Intellectual Property and securities filings necessary in the further development, Manufacturing and Commercialization of the Licensed Products; furthermore, in the event of full termination according to Clause 18.2, such use may also be for or in connection with the Commercialization of Licensed Products and new Licensed Products;

(m)	without limiting the application of Clause 19.1(l), LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license to use the Study Results for Commercialization of new Licensed Products upon fair market value terms and conditions to be agreed upon in good faith between the Parties;

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(n)	LEO shall reasonably cooperate to ensure the orderly transition of and uninterruption in the Manufacture, supply and Commercialization of the Licensed Products, provided however that KTI shall not receive any right to use any LEO Trademark; each party shall bear their own cost associated therewith (e.g. changing trademarks and rebranding);

(o)	provided that LEO is Manufacturing, LEO shall supply KTI with Licensed Products at LEO’s fully absorbed cost under a supply agreement to be agreed upon in good faith, until such time that KTI has obtained six (6) months of stability data on a KTI manufactured batch following a successful technology transfer to KTI at each Party’s respective cost (LEO’s cost however limited to commercial reasonable effort) to enable KTI to set-up its own Manufacturing processes not dependent upon any proprietary LEO process technology while KTI agrees to collaborate diligently in such technology transfer, however such period not to exceed twelve (12) months from the effective date of termination, after which the Parties may enter into a longer term supply agreement under mutually agreeable terms;

(p)	in the case of termination pursuant to Clause 18.2 or 18.3, LEO hereby grants to KTI without charge the non-exclusive right to use any and all design registrations in relation to the Licensed Products and in the case of termination pursuant to Clause 18.4 or 18.5, LEO hereby grants to KTI without charge the exclusive right to use such design registrations in connection with the Licensed Products;

(q)	LEO hereby grants to KTI a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to LEO Know How solely to the extent necessary to research and develop, Manufacture and have Manufactured and Commercialize and have Commercialized Licensed Products;

(r)	the LEO License shall survive such termination in accordance with its terms;

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(s)	in the event any Product Specific Patents are assigned to LEO pursuant to Clause 39.1(i), then LEO hereby assigns to KTI without charge all of LEO’s rights, title and interests in and to such Product Specific Patents; and

(t)	in the case of termination by KTI pursuant to Clause 18.4, 18.5 or 18.6, LEO hereby grants to KTI a non-exclusive, worldwide, perpetual, irrevocable license under the LEO Background Technology, solely to the extent such license is required to enable KTI’s use of the Non-Severable Inventions assigned to KTI pursuant to clause 19.1(g) and solely to develop, Manufacture and have Manufactured and Commercialize and have Commercialized the Licensed Products.

Any reference in this Clause 19.1 to “Licensed Product” shall mean and be limited to the Licensed Products that are under development, Manufacture or Commercialization pursuant to this Agreement at the date of delivery of the notice of termination.

19.2 Full Termination for Change of control or breach by KTI. In the event of the full termination of this Agreement by LEO pursuant to Clause 18.3(b), 28.2(a) or for breach by KTI in accordance with Clause 18.4, then:

(a)	Clauses 19.1(a) to (d), and, subject to KTI covering all transfer costs, Clauses (e) and (f), shall apply accordingly;

(b)	Clauses 19.1(h), (l) (limited in 19.1(l)(ii) to affected Licensed Products filed prior to such termination date), (m), (n), (o) (subject to a commercial supply agreement to be negotiated in good faith based on fair market value rates), (p) (but only as it pertains to the non-exclusive use), (r) and (s) shall apply accordingly; however in case of termination pursuant to Clause 18.3(b) or Clause 18.4 with respect to (n) and (o), KTI shall cover all cost related to transition and tech transfer;

(c)	in the case of such termination pursuant to Clause 18.3(b) or 18.4, then:

(i)

LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license to all of LEO’s rights, title and interests in and to all LEO Inventions and Joint Inventions which are Non-Severable and in and to the LEO Background Technology

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(solely to the extent such license is required to enable KTI’s use of LEO Inventions which are Non-Severable), upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely with respect to enable KTI to continue the development, Manufacture and Commercialization of the affected Licensed Products; and

(ii)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable, license under all of LEO’s rights in and to the Joint Inventions which are Severable, upon fair market value terms and conditions to be agreed upon in good faith between the Parties solely to develop, Manufacture and have Manufactured and Commercialize and have Commercialized Licensed Products in the KTI Field and KTI hereby grants to LEO an exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to use and exploit such Joint Inventions outside the KTI Field; and

(d)	in the case of such termination pursuant to Clause 28.2(a), then:

(i)	LEO hereby grants to KTI a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license under any and all of LEO’s rights in and to the Joint Technology; and

(ii)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license to all of LEO’s rights, title and interests in and to all LEO Inventions and in and to the LEO Background Technology (solely to the extent such license is required to enable KTI’s use of LEO Inventions which are Non-Severable), upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely with respect to enable KTI to continue the development, Manufacture and Commercialization of the affected Licensed Products.

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19.3 Partial Termination. In the event of the earlier partial termination of this Agreement in respect of one or more Business Segments pursuant to Clause 18.2, 18.3 or 18.5(a), then only with respect to the affected Business Segment the following shall apply:

(a)	Clauses 19.1(a) to (f), (h) to (p) (but only as it pertains to the non-exclusive use), (r), (s) (to the extent applicable) and (q) shall apply accordingly with respect to the affected Licensed Products;

(b)	LEO hereby grants to KTI a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully paid-up license to LEO’s rights and interests in and to the LEO Inventions and Joint Inventions which are Non-Severable, solely with respect to enable KTI to continue the development, Manufacture and Commercialization of the affected Licensed Products;

(c)	KTI’s exclusivity obligations pursuant to Clause 3.1(a) shall terminate with respect to the affected Business Segment but only to the extent of the affected indications and Regions;

(d)	In the event an indication or Region is the object of the partial termination, then LEO’s obligations pursuant to Clause 3.2 shall terminate solely with respect to the indication or Region, as the applicable, that is the object of the partial termination, provided however that no Competing Product may be directly or indirectly launched, marketed or sold by LEO in the respective Region or indication, as the case may be, before 15 months after the effective date of termination; and

(e)	All other provisions of this Agreement shall remain in full force and eaffect with respect to the remaining Licensed Products and Clauses 19.11 and 19.12 shall solely apply to the terminated Business Segment.

19.4 Partial Termination according to Clause 18.1(b)(i) and (ii). In the event of the earlier partial termination of this Agreement in respect of one or more Business Segments pursuant to Clause 18.1(b)(i) or (ii), then only with respect to the affected Business Segment the following shall apply:

(a)	In case of termination of a Business Segment pursuant to Clause 5.2(a)(v), then:

(i)	Clauses 19.1(a) (without reference to the cross-reference to Clauses 19.1(c) and 19.1(d)), (h) and (s) (to the extent applicable), shall apply accordingly;

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(ii)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable license to all of LEO’s rights, title and interests in and to all LEO Inventions and Joint Inventions which are Non-Severable and existing at termination, upon fair market value terms and conditions to be agreed upon in good faith between the Parties solely with respect to enable KTI to continue the development, Manufacture and Commercialization of the affected Licensed Products;

(iii)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide, perpetual, irrevocable, license under all of LEO’s rights in and to the Joint Inventions which are Severable and existing at termination, upon fair market value terms and conditions to be agreed upon in good faith between the Parties solely to develop, Manufacture and have Manufactured and Commercialize and have Commercialized such affected Licensed Products;

(iv)	the Advancing Party shall be entitled to continue the development, Manufacturing and Commercialization of the affected Business Segment without any additional licenses granted from the other Party under this Agreement, provided, however, that if LEO is the Advancing Party; KTI shall grant LEO a non-exclusive, perpetual, irrevocable license to KTI Technology limited to the Field in the Territory which may be required by LEO for such development, Manufacturing and Commercialization;

(v)	to the extent required, the licenses granted pursuant to Clause 2.1 shall be non-exclusive solely in order to enable the activities contemplated by the foregoing clause (iv);

(vi)	the restrictions contained in Clause 3.1(a) shall not apply to KTI, if KTI is the Advancing Party, with respect thereto; and

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(vii)	the restrictions contained in Clauses 3.2(a) and (d) shall not apply to LEO, if LEO is the Advancing Party, with respect thereto.

(b)	In case of termination of a Business Segment by KTI pursuant to Clause 5.2(b)(vi), then:

(i)	Clauses 19.1(a), (c) (for clinical supply only), (d), (h), (l) (as applicable for 18.2) (q), (r) and (s) (to the extent applicable), shall apply accordingly;

(ii)	Clauses 19.1(e), (f), (n) and (o) (to the extent applicable), and (p) (but only as it pertains to the non-exclusive use), shall apply accordingly at KTI cost;

(iii)	Clauses 19.4(c)(ii) and 19.4(c)(iii) shall apply accordingly, to the extent applicable;

(iv)	KTI shall be entitled to continue the development, Manufacturing and Commercialization of the affected Business Segment, however without having any rights to LEO Technology and LEO rights in Joint Technology;

(v)	to the extent required, the licenses granted pursuant to Clause 2.1 shall be non-exclusive solely in order to enable the activities contemplated by this Clause 19.4(b);

(vi)	the restrictions contained in Clause 3.1(a) shall not apply to KTI with respect to the applicable Business Segment;

(vii)	The restrictions on LEO with respect to research and development contained in Clauses 3.2(a) and (d) shall cease to apply to LEO with respect to such Business Segment; and

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(c)	In case of termination of a Business Segment by a Party pursuant to Clause 10.1(c), then:

(i)	Clauses 19.1(a) (without reference to the cross-reference to Clauses 19.1(c) and 19.1(d)), (c) (for clinical supply only),(d), (e), (f), (h), (o), (p) (but only as it pertains to the non-exclusive use), (q), (r) and (s) (to the extent applicable), shall apply accordingly;

(ii)	the Advancing Party shall be entitled to continue the research, development, Manufacturing and Commercialization of the affected Business Segment outside the Agreement, however the Advancing Party shall have (A) a non-exclusive worldwide, perpetual, irrevocable, royalty-free license from the other Party to use Joint Technology solely to continue the development, Manufacturing and Commercialization of the affected Business Segment, (B) a non-exclusive worldwide, perpetual, irrevocable, royalty-free license to use the Study Results generated with respect to the affected Business Segment solely for Regulatory Approvals, Notifications, securities filings, intellectual property filings necessary for the further development, Manufacturing and Commercialization of the affected Business Segment, however in case of KTI being the Advancing Party, KTI shall reimburse LEO for the costs of such Clinical Studies; and

(iii)	LEO shall grant to KTI a right of first option to a non-exclusive worldwide, perpetual, irrevocable, license under all of LEO’s rights and interests in and to the LEO Inventions which are Non-Severable and under the LEO Background Technology (solely to the extent such license is required to enable KTI’s use of LEO Inventions which are Non-Severable), upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely to develop, Manufacture and have Manufactured and Commercialize and have Commercialized affected Licensed Products.

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(d)	In case of termination of a Business Segment pursuant to Clause 10.2(a) or 10.2(b) by KTI, then:

(i)	Clauses 19.1(a) to (f) shall apply accordingly with respect to the affected Business Segment and Clauses 19.1(h) to (l) (for use in connection with the applicable Business Segment), and 19.1(n), (o), (p) (but only as it pertains to the non-exclusive use), (q),(r) and (s) (to the extent applicable), shall apply accordingly however solely with respect to Manufacture and Commercialization of the affected Business Segment;

(ii)	LEO hereby grants to KTI a non-exclusive, worldwide (only in case of an indication) or for the affected Regions in the case of a Regional Business Segment, as the case may be, perpetual, irrevocable, royalty-free license under all of LEO’s rights and interests in and to the Joint Technology and in and to all LEO Inventions which are Non-Severable, solely to Manufacture and have Manufactured and Commercialize and have Commercialized the affected Licensed Products;

(iii)	LEO hereby grants to KTI an option to acquire a non-exclusive, worldwide (only in case of an indication) or for the affected Regions in the case of a Regional Business Segment, as the case may be, perpetual, irrevocable license under all of LEO’s rights in and to the LEO Inventions which are Severable, upon fair market value terms and conditions to be agreed upon in good faith between the Parties, solely to research and develop, Manufacture and have Manufactured and Commercialize and have Commercialized the affected Licensed Products;

(iv)	LEO hereby grants to KTI a non-exclusive, worldwide (only in case of an indication) or for the affected Regions in the case of a Regional Business Segment, as the case may be, perpetual, irrevocable, royalty-free, fully paid-up license only to the extend required under all of LEO’s rights in and to the LEO Background Technology to develop, Manufacture and have Manufactured and Commercialize and have Commercialized the affected Licensed Products; and

(v)	KTI’s exclusivity obligations pursuant to Clause 3.1(a) shall terminate with respect to the affected Business Segment but in the event of a regional termination, Clause 3.1(a) shall only terminate with respect to the Business Segment which constitutes a Region according to Schedule 6, Part B.

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(e)	In case that an indication or Region is the object of the partial termination, then LEO’s exclusivity obligations pursuant to Clause 3.2 shall terminate solely with respect to the indication or Region, as the applicable, that is the object of the partial termination provided however that no Competing Product may be directly or indirectly launched, marketed or sold by LEO in the respective Region or indication, as the case may be, before 15 months after the effective date of termination.

(f)	All other provisions of this Agreement shall remain in full force and affect with respect to the remaining Licensed Products.

19.5 Termination of R&D Obligations. In the event of the earlier partial termination by LEO of the R&D Obligations pursuant to Clause 18.4, 18.7(a) or 28.2(b), then:

(a)	the R&D Obligations shall immediately terminate and the JSC and all of its sub-committees shall be disbanded and any remaining reference the JSC or any of its subcommittees, the Alliance Managers or Project Managers shall be deemed to be a reference to the Parties in the place and stead thereof;

(b)	all of the other provisions of this Agreement shall remain in full force and effect, except to the extent modified by this Clause 19.5;

(c)	Licensed Products hereunder shall henceforth be limited to the Licensed Products and Clause 19.11 and 19.12 shall solely apply to the terminated Business Segment Commercialized by LEO at such termination date;

(d)	the licensed granted to LEO under Clauses 2.1(a) shall be non-exclusive with respect to the Commercialization of Lamps only with respect to those Licensed Products being developed according to (e) below;

(e)	KTI’s exclusivity obligations pursuant to Clause 3.1(a) shall immediately terminate in whole with respect to research and development activities of KTI or its Affiliates; and the Parties’ respective obligations pursuant to Clauses 3.1(a) and 3.2 shall immediately terminate with respect to the Manufacture and Commercialization of any Licensed Products developed by each respective Party after such termination of the R&D Obligations, solely with respect to new indications not already pursued under the Agreement at the time of termination;

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(f)	Clause 19.1(l) shall apply accordingly;

(g)	in the case of such earlier termination pursuant to Clause 18.4 only and without limiting or affecting the amounts payable pursuant to Article 13, then:

(i)	LEO shall have a non-exclusive, perpetual, irrevocable, royalty-free, fully paid-up license to KTI’s rights under the Joint Know-How to research and develop, Manufacture and Commercialize the Licensed Products contemplated in Clause 19.5(c);

(ii)	KTI shall irrevocably assign to LEO all its rights to Joint Inventions which are Non-Severable to the extent necessary to Manufacture and Commercialize the Licensed Products contemplated in Clause 19.5(c), subject however to KTI’s right to freely exploit all KTI Technology and the Joint Inventions outside the Field; and

(iii)	KTI shall have a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully-paid up license to use Severable Joint Inventions within KTI Field and LEO shall have an exclusive, royalty-free (other than the royalties and other amounts payable pursuant to Article 13), fully paid-up license to use the Severable Joint Inventions outside the KTI Field; and

(h)	the LEO License under Clause 2.6 shall be limited to the products in the KTI Field which rely on the LEO License and are Commercialized on the date of such termination.

19.6 Termination for KTI Insolvency. In the event of the full termination of this Agreement by LEO pursuant to Clause 18.6, then:

(a)	Clauses 19.1(a), 19.1(b), 19.1(c), 19.1(d), and 19.1(s) (to the extent applicable) shall apply accordingly;

(b)	Each Party shall have a non-exclusive, worldwide, perpetual, irrevocable, royalty-free, fully-paid up license to use the Joint Technology; and

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(c)	KTI shall only have a non-exclusive worldwide, perpetual, irrevocable, royalty-free license to use the Study Results for Regulatory Approvals, Notifications, securities filings, intellectual property filings of the affected Licensed Product, filed at such termination date.

19.7 Damages. Termination of this Agreement by LEO pursuant to Clause 18.4 or 18.6 or by KTI pursuant to Clause 18.4, 18.5 or 18.6 shall be without prejudice to any claims for damages either Party may have with respect thereto.

19.8 Return of Confidential Information after Termination. Subject to the rights expressly granted to the other Party under this Article 19, all Confidential Information (including all copies thereof and all unused samples) and all complete and partial originals and copies of documents, computer disks and any other material containing Confidential Information of the other Party (in the event of a partial termination, then only with respect to the affected Business Segment) shall be properly returned to the Disclosing Party by the Receiving Party or, at the Disclosing Party’s request, destroyed, with such destruction certified in writing by the Receiving Party to the Disclosing Party. Notwithstanding the foregoing, the Receiving Party may keep one (1) copy of such documents as may be required by Law or any authority in a secure legal archive for the purposes of fulfilling its legal or regulatory requirements and shall not be obligated to delete any Confidential Information from any disaster recovery or back-up storage device.

19.9 KTI obligation to make distinction. For the sake of clarity, in case of partial termination or termination of a Business Segment by KTI and KTI is continuing the development and Commercialisation of the terminated Licensed Products within such Business Segment by itself or by a Third Party, KTI must ensure that such product(s) do not bear any LEO Trade Mark or any other reference to LEO except, where LEO continues to be the manufacturer of such product, to the extent required under applicable Law; are Commercialized under a trade mark that is sufficiently distinct from the LEO Trade Marks so such that there is no prospect of confusion between the relevant marks and do not otherwise create any confusion with respect to the Licensed Products which LEO continues to Commercialize under this Agreement. Furthermore KTI undertakes to ensure that such activities do not have any material detrimental effect on the reputation, goodwill, Intellectual Property or Know-How of the JV Business or LEO.

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19.10 Licenses. All licenses granted pursuant to Article 19 are sublicensable subject to prior written consent which shall not unreasonably be withheld. Furthermore, all options, licenses and agreements to be negotiated pursuant to the foregoing provisions of Article 19 shall be negotiated in good faith based on fair market value terms and conditions and in case that the Parties despite good faith negotiation cannot agree on such terms and conditions, then either Party may elect by written notice to the other Party (the “Dispute Notice”) to have the dispute resolved by the Expert pursuant to Clause 37.3, whose decision with respect thereto shall be final and binding upon the Parties. Pending agreement or resolution of such fair market terms and conditions, KTI shall be entitled to continue its on-going activities solely with respect to the affected Licensed Products or Idea under the concerned rights for which a license shall be granted and, to the extent applicable, LEO shall continue to supply the affected Licensed Products to KTI, however subject to payment of the fair market value finally determined by the Expert and such fair market value and other costs, if applicable, for use of the Licenses and purchase of Licensed Products, if any, during the period from termination of the Agreement until final decision shall be payable by KTI to LEO within [***] after the final decision of the Expert has been made.

19.11 Accrued Rights. The expiration or earlier termination of this Agreement for whatever reason shall not affect any rights or obligations of the Parties arising in any way out of this Agreement which are accrued prior to the Termination Date, including the right to recover damages against the other Party for any breach of this Agreement occurring prior to such termination.

19.12 Surviving Clauses. In the event of expiry or termination of this Agreement for any reason, the provisions of Clauses 2.6, 5.7(k), 5.9, 11, 12, 13 (to the extent of any outstanding payments), 14, 15, 16, 17, 18, 19, 20, 21, 22, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38 and 39 shall remain in full force and effect.

19.13 Related Agreements. The Clinical Supply Agreement and the Commercial Supply Agreement shall terminate on the same date as termination of this Agreement subject to the provisions of the relevant agreements dealing with termination and the consequences of termination. The Medical Device Incident reporting and Post Marketing Surveillance Agreement, the Quality Agreement and the Share Purchase Agreement shall survive pursuant to its own terms after termination of this Agreement.

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20. CONFIDENTIALITY

20.1 Confidential Information.

(a)	Prior to the Effective Date and during the term of this Agreement each Party (the “Disclosing Party”) may disclose or make available to the other Party (the “Receiving Party”) confidential and/or proprietary information related to its business in any way whatsoever, including, but not limited to, the Intellectual Property and Know-How of the Disclosing Party, information and data relating to business operations, methods of operating, customer information and affairs, processes, personnel and including financial, production , scientific and technical data and information, formulae, strategies, studies, reports, evaluations, submissions to, correspondence with, notices to and from and approvals, certifications and authorizations by any Regulatory Authority or other governmental agency or authority, and further including products, technology, research and development plans and/or finances, and including confidential and/or proprietary information, related notably to the Disclosing Party (the “Confidential Information”). For the avoidance of doubt any confidential information that was disclosed by or on behalf of a Party pursuant to the provisions of the confidentiality agreement entered into by the Parties on March 11, 2013 (as amended from time to time, the “KTI-LEO CDA”) shall be included in the definition of Confidential Information. Any and all Confidential Information disclosed under the KTI-LEO CDA is and shall remain the property of the Disclosing Party (as such term is defined in the KTI-LEO CDA).

(b)

For the sake of clarity, and without limiting the generality of the foregoing, (i) the KTI Technology and information provided to LEO in its capacity as a shareholder of KTI are Confidential Information of KTI, for which KTI is the Disclosing Party and LEO is the Receiving Party; (ii) all LEO Technology, Study Results and other information of LEO regarding Commercialization and Manufacturing activities conducted by or on behalf of LEO under this Agreement as well as information about LEO Sub-contractor agreements are LEO

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Confidential Information, for which LEO is the Disclosing Party and KTI is the Receiving Party, and (iii) all Joint Technology is Confidential Information of both LEO and KTI, for which each Party is both a Disclosing Party and a Receiving Party. Any Confidential Information disclosed under this Agreement is and shall remain the property or under the Control of the Disclosing Party and nothing shall be construed as granting to the Receiving Party any rights hereto except as expressly set forth in this Agreement.

20.2 Confidentiality Obligations. Each Party undertakes and agrees that except as otherwise expressly permitted pursuant to this Agreement it shall not, and shall ensure that its Affiliates, sub-licensees and Distributors do not, directly or indirectly, disclose or permit to be disclosed to any Third Party (other than Agents of the Receiving Party or its Affiliates), or use or permit the use for any purpose other than in performance of its obligations under this Agreement, any of the other Party’s Confidential Information. The obligations of confidentiality and non-use set forth in this Clause 20.2 are subject to the exceptions set forth in Clause 20.4 and shall otherwise remain in effect during the term of this Agreement and for a period of [***] after the expiration or earlier termination of the entire Agreement.

20.3 Internal Disclosure of Confidential Information. The Receiving Party shall ensure that the Disclosing Party’s Confidential Information is only disclosed or made available to those of its and its Affiliates’ officers, directors, employees, agents, sub-contractors and consultants (collectively “Agents”) who are directly concerned with the performance or exercise of one or more of such Party’s rights or obligations under this Agreement and who have a need to know. The Receiving Party shall inform its Agents, prior to any such disclosure, of the confidential nature of the Disclosing Party’s Confidential Information, shall ensure that those Agents are bound by appropriate confidentiality obligations and shall be responsible for any breach of these confidentiality provisions by its Agents.

20.4 Exceptions. The Receiving Party’s confidentiality and non-use obligations under this Article 20 shall not extend to any of the Disclosing Party’s Confidential Information which:

(a)	is at the time of disclosure, or thereafter becomes, generally available to the public other than by reason of a breach by the Receiving Party of the provisions of this Article 20;

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(b)	is known to the Receiving Party prior to its receipt from the Disclosing Party, as can be shown by written record;

(c)	is lawfully disclosed to the Receiving Party by an independent Third Party without obligations of confidence to the Disclosing Party;

(d)	is independently developed by the Receiving Party or its Affiliates without the application, aid or use of the Disclosing Party’s Confidential Information, as demonstrated by the Receiving Party’s written records; or

(e)	is required by Law or order of any governmental authority or agency to be disclosed; provided that the Receiving Party so obligated to disclose (i) promptly notifies the Disclosing Party to enable the Disclosing Party an opportunity to seek a protective order or other similar kind of order to protect the confidentiality of the Confidential Information, (ii) provides to the Disclosing Party reasonable assistance requested by the Disclosing Party to obtain written confidentiality undertakings in favour of the Disclosing Party, and (iii) thereafter only discloses the minimum amount of Confidential Information required to comply, whether or not the Disclosing Party obtains a protective order. If the Party required by Law to disclose Confidential Information is unable to inform the Disclosing Part prior to disclosure of its Confidential Information, the Receiving Party shall (provided it is lawful to do so) fully inform the Disclosing Party in writing as soon as possible after such disclosure of the circumstances of such disclosure and of the Confidential Information which has been disclosed.

20.5 Permitted Use and Disclosures.

(a)	The Receiving Party may disclose the Disclosing Party’s Confidential Information to Regulatory Authorities to the extent that such disclosure is reasonably necessary to exercise any rights under this Agreement to research, develop, Manufacture or Commercialize Licensed Products in the Field in the Territory and to other authorities for filing or prosecuting Patents as contemplated by this Agreement.

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(b)	Further, a Party may (i) make such disclosures as are contemplated by Clause 32 in accordance with the conditions set forth therein, (ii) disclose the existence and terms of this Agreement to existing or potential investors or acquirers or merger partners, or to professional advisors (e.g., attorneys, accountants and prospective investment bankers) involved in such activities, for the limited purpose of evaluating such investment or transaction and under appropriate conditions of confidentiality, only to the extent reasonably necessary and (iii) disclose the existence and terms (other than financial terms) of this Agreement to actual bona fide potential sub-licensees (in the case of disclosure by LEO), in each of cases (ii) and (iii) above with the written agreement by these permitted persons to maintain such Confidential Information in strict confidence and not to use for any other purpose.

20.6 Publication.

(a)	During the term of this Agreement LEO shall be responsible for the publication strategy with respect to the subject matter of this Agreement. Upon new clinical or scientific data being generated, the results will be reviewed by both Parties’ IP counsel to first be integrated into the Licensed Technology, and adequately protect any Patent Rights therein, if deemed relevant. Upon approval by both Parties either Party shall be entitled to make any publication (other than peer-reviewed articles) or presentation regarding the Licensed Product, Licensed Technology, Joint Technology or any Study Results.

(b)	In the event of peer-reviewed articles, LEO shall be responsible for such, provided that a draft copy is provided to KTI in advance for review, such review not to be unreasonably withheld or delayed. Once the publication date will be known by LEO, such date as well as a copy of the final publication shall be provided to KTI prior to such publication date.

(c)	Each Party’s contribution shall be acknowledged in any publication by co-authorship or other acknowledgements, whichever is appropriate in accordance with customary scientific practice.

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21. WARRANTIES

21.1 Warranties. Each Party hereby warrants to the other Party that, as of the Effective Date:

(a)	it is duly organised and validly existing under the Laws of its place of incorporation;

(b)	the execution and performance by it of its obligations hereunder will not constitute a breach of, or conflict with, its organisational documents, any other material agreement or arrangement, whether written or oral, by which it is bound, any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over such Party or any applicable Law;

(c)	it has full corporate and legal power and authority and has taken all corporate action necessary to enter into and perform this Agreement, and that this Agreement has been duly authorised, executed, and delivered by that Party; and

(d)	that this Agreement is a valid, binding, and legally enforceable obligation of that Party (subject to applicable laws of bankruptcy and moratorium).

21.2 LEO Warranties. LEO hereby warrants to KTI, as of the Effective Date that:

(a)	it is not obliged to make any filing or notification under the merger control laws in Denmark or European Union as a condition of the lawful consummation of the transactions contemplated by this Agreement other than as expressly provided for herein in connection with the Licensed Products licensed to LEO hereunder.

(b)	LEO is not currently reviewing any opportunity with respect to any Competing Product;

(c)	to the best of its knowledge, there are no material impediments that would prevent it from fulfilling its obligations under this Agreement and the Related Agreements; and

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(d)	to its knowledge [***], LEO does not currently Control any Intellectual Property or Know-How that competes with any KTI Background Technology that have been disclosed prior to the Effective Date.

21.3 KTI Warranties. KTI hereby warrants to LEO, as of the Effective Date that:

(a)	it has, with respect to the development of Licensed Products, complied with applicable Laws;

(b)	to the best of its knowledge after due inquiry, KTI owns the entire right, title and interest in the KTI Background Technology;

(c)	save and except for security interests granted in favour of KTI’s principal banker (which will, in part, be subject to the cession of rank contemplated in Clause 39.1(a)), the KTI Background Technology is free and clear from any mortgages, pledges, liens, security interests, Third Party licenses and other similar encumbrances in the Territory and shall during the term of this Agreement remain free and clear from any mortgages, pledges, liens, security interests, license (except as set forth in this Agreement) and other similar encumbrances in the Territory;

(d)	to the best of its knowledge, (i) the Licensed Technology is not invalid, (ii) the exercise of the Licensed Technology would not infringe any Know-How or Intellectual Property rights of any Third Party or (iii), to the extent the KTI Background Technology is registered in public registers or filed for registration, the Licensed Technology is not jeopardized by a cancellation (in whole or in part);

(e)	the Lamp to be used in the First Licensed Product does, to the best of KTI’s knowledge, not infringe any Patent Rights of any Third Party;

(f)	KTI has not received a notice of any interference action, litigations or proceedings involving Licensed Technology and, to the best of KTI’s knowledge, the Licensed Technology is not being violated by Third Parties;

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(g)	to the best of its knowledge, all information regarding KTI Background Technology provided to LEO in connection with the due diligence process is true and correct and that KTI has not held back from disclosure any information that is of relevance for the existence, validity and enforcement of the Licensed Technology; and has disclosed the existing KTI Background Technology in relation to Licensed Products licensed to LEO hereunder;

(h)	all fees necessary for the filing and maintenance of the Licensed Technology have been fully paid; all filings necessary for extension periods in the territories as listed in Schedule 4 (KTI Patent Rights) have been made and all other material steps for the maintenance of the KTI Patent Rights have been undertaken;

(i)	KTI has established a Quality Management System [***];

(j)	that Sandoz under the Sandoz Agreement or otherwise, does not, directly or indirectly, (i) have any right at the Effective Date and/or in the future to develop, Manufacture and Commercialize Licensed Products in the Field in the Territory; (ii) have any right to extend its activities under the Sandoz Agreement to the Territory; and (iii) have any right to gain or claim access to any LEO Technology, KTI Technology (excluding KTI Background Technology) or Joint Technology and any results and outcome from the Parties’ collaboration under this Agreement; and

(k)	to the best of its knowledge, there are no material impediments that would prevent it from fulfilling its obligations under this Agreement and the Related Agreements.

21.4 Undertakings.

(a)	Each Party hereby undertakes to the other Party that it will not use in any capacity, in connection with any activities to be performed under this Agreement or any Related Agreement, any individual who has been debarred or is subject to any debarment proceedings or investigations pursuant to the U.S. Federal Food, Drug and Cosmetic Act, or excluded from a federal healthcare program in the U.S.

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(b)	Furthermore, KTI hereby undertakes that during the Term of this Agreement, (i) it will use commercially reasonable efforts to maintain the KTI CE Mark and Notification as long as LEO uses or references such KTI CE Mark and/or Notification in relation to the Licensed Products; (ii) it will not enter into any agreement with Third Party which, in any way, will limit KTI’s ability to grant the licenses according to this Agreement; (iii) subject to Clause 39.1(i) and save and exept for the security interests granted from time to time in favour of KTI’s principal banker (which will be subject to the cession of rank contemplated in Clause 39.1(a)), the Licensed Technology shall remain free and clear from any mortgages, pledges, liens, security interests, license (except as set forth in this Agreement) and other similar encumbrances in the Territory, (iv) subject to Clause,39.1(i) it will in favour of LEO cause KTI Patents First Ranking Lien to remain first ranking at all times on the Secured Property, (v) to maintain its QMS [***]; and (vi) [***].

(c)	LEO hereby undertakes that subject to the rights set forth in Article 19, in the event any Product Specific Patents are assigned to LEO pursuant to Clause 39.1(i), then during the term of this Agreement, it will not sell, assign or dispose of, or grant any hypothec, security interest, charge or encumbrance of any nature in or to, any of the Product Specific Patents.

21.5 No Implied Warranties. The warranties provided in this Article 21 are in lieu of any other warranties, express or implied, and nothing herein shall be construed as a warranty by either Party of any kind, including any implied warranty of fitness for a specific purpose, merchantable quality, all of which are expressly and specifically excluded.

21.6 No Warranties of Patent Rights. Nothing in this Agreement shall be construed as a representation made or warranty given by any Party (a) that any patent will be issued after the Effective Date based upon any pending patent application included in the Licensed Technology, or (b) that any granted patent which is issued from such pending patent applications will be valid and enforceable.

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21.7 No Further Representations or Warranties. No director, officer, employee or agent of any Party or its Affiliates is authorised to make any further representation or warranty to the other Party which is not contained in this Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

22. LIABILITY AND INDEMNITIES

22.1 No Consequential Damages. Subject to Clause 22.8 and except in the case of breach by either Party of the obligations set forth in Article 20, neither Party shall be liable to the other Party or to any Affiliate of the other Party for any lost profits, business opportunities, special, indirect, consequential, exemplary, or punitive damages of any nature arising under or in relation to this Agreement even if that Party was advised in advance of the possibility of such loss or damage. For clarity, nothing in this Clause 22.1 shall exclude, or act as a waiver of, a Party’s rights to receive any payment due and payable pursuant to Clause 13, even if such payment is for a share of profits.

22.2 Indemnification by LEO. LEO shall, subject to Clause 22.1 and with respect to this Agreement, indemnify, defend and hold harmless KTI, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “KTI Indemnified Parties”) against any and all claims, causes of action, demands, liabilities, losses, damages, costs or expenses[***] asserted by a Third Party (each a “Loss”) to the extent such Loss arose out of or was caused by: (a) any negligent act or omission or wilful misconduct by LEO, its Affiliates, its Distributors or sub-licensees in the performance of its obligations under this Agreement; or (b) any breach or inaccuracy of any representation, warranty or guarantee given by LEO under this Agreement; except, in all cases, to the extent that such Loss arises out of the negligence, wilful misconduct or breach of this Agreement by KTI.

22.3 Indemnification by KTI. KTI shall, subject to Clause 22.1 and with respect to this Agreement, indemnify, defend and hold harmless LEO, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “LEO Indemnified Parties”) against any and all claims, causes of action, demands, liabilities, losses, damages, costs or expenses[***] asserted by a Third Party (each a “Loss”) to the extent such Loss arose out of or was caused by: (a) bodily injury or death caused by the compounds, prototypes, Licensed Products and any other materials and items provided directly

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by KTI or according to KTI instructions to LEO as part of a Development Plan or otherwise under this Agreement (and not under a Related Agreement) and properly used and/or applied by LEO for the intended purpose; (b) the development (other than by or on behalf of LEO), Manufacture (other than by or on behalf of LEO) or Commercialization (other than by or on behalf of LEO) of Licensed Products, Lamps or Biophotonic Formulations; (c) any negligent act or omission or wilful misconduct by KTI, its Affiliates or sub-licensees in the performance of its obligations under this Agreement; or (d) any breach or inaccuracy of any representation, warranty of guarantee given by KTI under this Agreement; except, in all cases, to the extent that such Loss arises out of the negligence, wilful misconduct or breach of this Agreement by LEO.

22.4 Notification of Liabilities/Losses. A person or entity entitled to indemnification under this Article 22 (an “Indemnified Party”) shall give prompt written notification [***] to the other Party (the “Indemnifying Party”) of the commencement or notice of Loss for which indemnification may be sought or, if earlier, upon the assertion of any such Loss (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Loss as provided in this Clause 22.3 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except, and only to the extent that such Indemnifying Party is materially prejudiced as a result of such failure to give notice). The Indemnifying Party shall be liable for any reasonable legal fees and expenses subsequently incurred in connection with the defence of such Loss after receiving such notice. Each Party shall thereafter keep the other Party informed of any Losses or threatened Losses (as described in Clause 22.2).

22.5 Proceedings. The Indemnified Party shall permit the Indemnifying Party to direct and control the defence of the Loss and shall provide such reasonable assistance as is reasonably requested by the Indemnifying Party (at the Indemnifying Party’s cost) in the defence of the Loss; provided that nothing in this Clause 22.5 shall permit the Indemnifying Party to make any admission on behalf of the Indemnified Party, or to settle any claim or litigation which would impose any financial obligations on the Indemnified Party or would result in any loss or diminution of the scope, validity or enforceability of the KTI Patent Rights without the prior written consent of the Indemnified Party[***]. Notwithstanding anything herein stated, the Indemnified Party shall at all times have the right to fully participate in such defence at its own expense directly or

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through counsel; provided, however, if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate under applicable standards of professional conduct, the reasonable expense of separate counsel for the Indemnified Party shall be paid by the Indemnifying Party. Except for a Loss seeking non-monetary relief or involving criminal allegations, if such diligent good faith defence is not being or ceases to be conducted, the Indemnified Party may, at the expense of the Indemnifying Party, undertake the defence of (with counsel selected by the Indemnified Party), and shall have the right to compromise or settle any such Loss.

22.6 Supply. The indemnities in this Agreement shall not apply to the supply of Licensed Products for activities, which are governed by a supply agreement which will provide for the manufacturer of Licensed Products to bear certain liabilities on terms to be agreed for Losses for product liability claims arising out of the negligent Manufacture or supply of those Licensed Products.

22.7 Mitigation. Any Party making a claim under this Article 22 shall take all reasonable steps to mitigate and/or minimise the Losses suffered and shall not do anything nor fail to do something which would have the effect of increasing the Losses.

22.8 Restriction on Limitation of Liability. Neither Party limits or excludes its liability for fraud, fraudulent concealment or fraudulent misrepresentation, wilful misconduct nor for death or personal injury arising from its negligence.

22.9 Insurance. Each Party shall at its own cost procure and maintain insurance, including general liability insurance and product liability insurance, adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being developed commercially, Manufactured or Commercialized. Each Party shall maintain such above mentioned insurances during the term of this Agreement and thereafter for a period of [***]. Upon request, the insured Party shall provide the other Party with a certificate of insurance as evidence of the requested coverage and shall notify the other Party within [***] of any cancellation, termination or material change in such insurance. It is understood that such insurance shall not be construed to create a limit of either Party’s liability or indemnification obligations under this Agreement.

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23. FINANCIAL STATEMENTS COMMUNICATION

So long as KTI is not a reporting issuer, then KTI shall deliver to LEO as KTI Confidential Information (a) its draft unaudited internal financial statements within [***] of the end of each financial year, (b) its audited annual financial statements within [***] of the end of each financial year and (c) six month unaudited internally prepared, balance sheet and statement of earnings (loss) within [***] of the end of the first six (6) months of each such financial year. KTI shall provide to LEO the first such balance sheet and statement of earning by October 1, 2014.

24. SHARE PURCHASE AGREEMENT

The Parties agree that the entering into of a Share Purchase Agreement pursuant to which LEO shall purchase shares from KTI concurrently with the entering into of this Agreement shall be a condition precedent of the entering into of this Agreement.

25. WAIVER

Neither Party shall be deemed to have waived any of its rights or remedies under this Agreement unless the waiver is expressly made in writing and signed by a duly authorised representative of that Party. In particular, no delay or failure of any Party in exercising or enforcing any of its rights or remedies under this Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by any Party preclude or impair any other exercise or enforcement of that right or remedy by that Party.

26. ENTIRE AGREEMENT/VARIATIONS

26.1 Entire Agreement. This Agreement, together with the Related Agreements, and any Schedules or other attachments hereto or thereto, constitutes the entire agreement and understanding between the Parties relating to the subject matter hereof, and together they supersede and replace all prior drafts, previous understandings, arrangements, representations or agreements, whether in writing or oral, between the Parties relating to the subject matter of this Agreement. For the avoidance of doubt, the KTI-LEO CDA has been superseded by the provisions of Article 20. Each Party acknowledges and agrees that:

(a)	it has not relied on, or been induced to enter into, this Agreement by any representation, warranty, statement, assurance, promise or undertaking of any kind except as expressly included in this Agreement;

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(b)	it shall not be liable to the other (whether in equity, contract, tort or under the Misrepresentation Act 1967 or otherwise) for any representation, warranty, promise, statement, assurance or undertaking which is not set out in this Agreement and neither Party shall be entitled to claim damages and/or terminate or rescind this Agreement by reason of any misrepresentation (other than those representations and/or any warranty set out in this Agreement and/or a fraudulent misrepresentation) having been made to it by any person (whether a Party or not) at any time and upon which it has relied before entering into this Agreement.

26.2 Amendment. No variation, amendments, modification or supplement to this Agreement shall be valid unless and until it is made in writing in the English language and signed by a duly authorised representative of each Party.

27.	NOTICES

27.1 Sending of notice. Any notice to be given pursuant to this Agreement shall be in writing in the English language and shall be delivered by overnight courier, by registered, recorded delivery or certified mail (postage prepaid) or by facsimile confirmed by registered, recorded delivery or certified mail (postage prepaid) to the address or facsimile number of the recipient Party set out below or such other address or facsimile number as a Party may from time to time designate by written notice to the other Party.

Address of KTI

KLOX Technologies Inc.

275 Armand-Frappier

Laval, Quebec, Canada H7V 4A7

Fax: 450-680-4549

for the attention of the President and Chief Executive Officer (Lise Hébert)

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with a copy to (which shall not constitute notice):

BCF LLP

1100 René-Lévesque Blvd. West, 25th Floor

Montreal, Quebec, Canada H3B 5C9

Fax: 514-397-8515

For the attention of: Gino Martel

Address of LEO

LEO Pharma A/S

Industriparken 55

DK-2750 Ballerup

Denmark

Fax No: +45 72263350

For the attention of General Counsel, Legal Affairs

27.2 Receipt of notice. Any notice given pursuant to this Article 27 shall be deemed to have been received:

(a)	in the case of delivery by courier or sending by mail on the day of receipt provided receipt occurs on a Business Day of the recipient Party or otherwise on the next following Business Day of the recipient; or

(b)	in the case of facsimile, on acknowledgement by the recipient facsimile receiving equipment on a Business Day if the acknowledgement occurs before 5.00 pm local time of the recipient and in any other case on the next following Business Day.

27.3 Notice. Any notice that is required in this Agreement to be given in writing may be given by personal delivery, fax or post[***].

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28. ASSIGNMENT AND CHANGE OF CONTROL

28.1 Assignment. Subject to the other terms of this Agreement, in particular without limitation, the right to grant sub-licenses or to use Agents/sub-contractors for certain activities, neither Party shall, without the prior written consent of the other Party, assign, transfer or convey this Agreement (in whole or in part) or any of its rights hereunder or delegate any of its obligations hereunder to any Third Party; provided always that either Party may assign this Agreement (in whole or in part) to a successor to substantially all of the business of the assigning Party relating to the business unit encompassing the Licensed Products whether in a merger, sale of stock, sale of assets or otherwise, without such consent; subject only to the assigning Party giving prior written notice to the non-assigning Party and the party to which this Agreement is assigned entering into a direct undertaking with the non-assigning Party to be bound by all obligations of the assigning Party under this Agreement. Any assignment, transfer or conveyance of this Agreement or any part of it in breach of this Article 28 shall be ineffective and void from the beginning. Notwithstanding the foregoing, the prior written consent of the other Party shall not be required for LEO to assign any of its rights, or delegate or subcontract the performance of any of its obligations hereunder to an Affiliate so long as such Affiliate remains an Affiliate; notwithstanding such assignment, LEO shall not be relieved of any of its obligations under this Agreement as a result of such an assignment. If any such assignee subsequently ceases to be an Affiliate of LEO, LEO shall procure that, immediately prior to the assignee ceasing to be an Affiliate of LEO, the assignee assigns its rights under this Agreement back to LEO or to another Affiliate of LEO.

28.2 No-Fly-Zone. In the event any entity listed in Schedule 10 (“LEO Competitor”) acquires direct, indirect or beneficial ownership of more than 50% of the share capital, stock or other participating interest and/or the majority of the right to vote of KTI (“Change of Control”), then KTI shall within seven (7) days from the closing thereof inform LEO in writing and LEO shall have the option, to be exercised by notice in writing to KTI within 30 days of the effective date of such acquisition of such Control, to terminate (a) the entire Agreement, however subject to the winding-down obligations according to Clause 18.3(a)(i), (ii) and (iii) and the consequences of termination set out in Clause 19.2; or (b) with immediate effect the obligations of the Parties under or pursuant to all and not less than all of the provisions of Clause 2.1(d) solely with respect to the development of new Licensed Products, and Clauses 2.7, 3.2, 3.4, 3.7, 4, 5, 7.3 7.4, 7.5, and 10 (collectively, the “R&D Obligations”), in

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which case the provisions of Clause 19.5 shall apply. In case of Change of Control, KTI shall ensure that the LEO Competitor does not have any access to any Development Plan or Development Project and other LEO documents and information regarding its development, manufacturing or commercialization activities, and internal affairs that for example have been and will be provided to KTI as part of the obligations of LEO hereunder, under any escalation under Clause 37.3, or otherwise. Furthermore in case that KTI initiates a procedure under Clause 9.2 after the Change of Control, an external expert shall be appointed by KTI at the cost of LEO to participate for KTI in the escalation procedure and to review the statements setting forth the position of LEO and other documents to be provided by LEO in this respect. Such expert shall only be entitled to provide conclusions for the assessment of non-fulfillment but without revealing information about research and development activities and internal affairs of LEO.

28.3 Surviving Obligations. Any permitted assignment, delegation or subcontracting of the performance of any of its obligations hereunder by either Party shall not relieve such Party of any of its obligations under this Agreement and/or Related Agreements. Each Party shall remain responsible and liable for all acts and omissions of its Agents and those employed by the Agents as if such acts and omissions were performed by such Party itself.

29. FORCE MAJEURE

29.1 Performance. If a Party (the “Non-Performing Party”) is unable to carry out one or more of its obligations under this Agreement due to an event constituting Force Majeure, then this Agreement shall remain in effect, but the Non-Performing Party’s relevant obligations under this Agreement and the relevant obligations of the other Party (the “Other Party”) under this Agreement shall be suspended for the duration of the circumstance of Force Majeure; provided that:

(a)	the Non-Performing Party gives the Other Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

(b)	the Non-Performing Party uses diligent efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

(c)	in the event of a delay of more than [***], the Parties shall promptly meet to discuss how best to continue their operations as far as possible in accordance with this Agreement.

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29.2 Definition. For purposes of this Agreement, the term “Force Majeure” shall mean any cause or causes beyond the reasonable control of the Non-Performing Party, including acts of God, fire, explosion, flood, drought, war, riot, sabotage, terrorism, embargo, strikes or other labour trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government.

29.3 Settlement. Nothing herein shall be deemed to require the Non-Performing Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labour difficulty, any investigation or proceeding by any public authority, or any litigation by any Third Party.

29.4 Continuing Event. In the event that a Force Majeure event continues for more than [***] the Other Party shall be entitled to terminate this Agreement upon a further [***] notice.

30. SEVERANCE OF TERMS

30.1 Severance. If the whole or any part of this Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any Law and also by reason of any court or competent authority which either has jurisdiction over this Agreement or has jurisdiction over any of the Parties):

(a)	in the case of the illegality, invalidity or un-enforceability of the whole of this Agreement it shall terminate only in relation to the jurisdiction in question; or

(b)	in the case of the illegality, invalidity or un-enforceability of part of this Agreement that part shall be severed from this Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Agreement which shall continue in full force and effect.

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30.2 Good Faith Discussion. If, in the reasonable opinion of any Party, any severance under this Article 30 materially affects the commercial basis of this Agreement, then the Parties shall discuss, in good faith, ways to eliminate the material effect.

31. NATURE OF THIS AGREEMENT

The Parties are independent contractors and none of the provisions of this Agreement shall be deemed to constitute a partnership or agency between the Parties. Neither Party shall have any authority to bind the other in any way.

32. PUBLIC STATEMENTS

(a)	Other than as expressly permitted in this Agreement, a Party may not use the name of the other Party or its Affiliates in any publicity, advertising or in any other public way. Further, neither Party may issue any press releases or otherwise publicize or disclose any information related to the existence of this Agreement, the terms or conditions of this Agreement, or any information relating to the subject matter hereof, without the prior written consent of the other Party; provided that such other Party has been given at least [***] prior written notice to allow for review and reasonable considerations. The Party issuing the press release or public announcement shall give due considerations to any comments and concerns raised by the other Party. The Parties shall agree in writing upon an initial press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement. Following such initial press release, either Party may use the specific information contained therein, or in any subsequent public announcements or publications made by the Parties, in such Party’s investor relations and public relations activities.

(b)	Nothing in this Agreement, however, shall prohibit a Party from making disclosures as it determines, based on the advice of counsel, are required to comply with Law of any nationally recognised securities exchange (such exchange to include the Euronext Stock Exchange, TSX, NASDAQ and the New York Stock Exchange), provided the same is accurate and limited to the minimum content required. In such event, however, the disclosing Party shall, to the extent possible, consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the fullest extent available until such information no longer is required to be kept confidential according to Article 20.

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(c)	The restrictions in Clause 32(a) shall not apply to any press releases, publicity or other disclosure made in furtherance of a distribution of KTI’s securities to the public or a listing of its securities on a nationally recognised securities exchange (including in connection with any road show as defined under applicable securities laws which disclose information previously approved by LEO for dissemination in accordance with the foregoing.

33. NO THIRD PARTY RIGHTS

(a)	Except as provided in Clauses 22.2 and 22.3, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 (“CRTPA 1999”) to enforce any term of this Agreement.

(b)	The provisions of Clause 22.2 are made for the benefit of KTI’s Affiliates, and KTI’s and its Affiliates respective directors, officers, employees and agents, and (b) the provisions of Clause 22.3 are made for the benefit of LEO’s Affiliates, and LEO’s and its Affiliates respective directors, officers, employees and agents. Each beneficiary described under the foregoing (a) and (b) being a “Permitted Third Party”. Accordingly, each Permitted Third Party may in his own right enforce such provisions under which it is a beneficiary in accordance with the provisions of the CRTPA 1999, provided that this Agreement may be amended, varied, suspended, terminated or rescinded without the consent of any Permitted Third Party.

34. COSTS

Each Party shall bear its own legal costs, legal fees and other expenses incurred in the preparation and execution of this Agreement.

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35. COUNTERPARTS

This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, have been executed on behalf of each of the Parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

36. CONSTRUCTION

This Agreement has been prepared jointly and shall not be strictly construed against either Party. The captions used herein are inserted for convenience of reference only and shall not be construed to create obligations, benefits, or limitations. The Recitals at the beginning of this Agreement shall form an integral part of this Agreement.

37. DISPUTE RESOLUTION

37.1 Governing Law and Jurisdiction. Save and except as regards the interpretation and enforceability of the provisions of Clause 39.2, this Agreement and all matters relating to or in connection with it (including any Dispute and any dispute resolution procedure provided for in this Agreement) shall be governed by, and construed in accordance with, the Laws of [***], without regard to any conflicts of law principles. Any claim, dispute or controversy between the Parties arising out of, relating to or in connection with, this Agreement including any questions relating to the existence, validity, formation, construction or termination of this Agreement, or the rights or obligations of the Parties hereunder (a “Dispute”) shall be subject to arbitration as set forth in Clause 37.4 except to the extent this Agreement provides that the Dispute is to be settled by an Expert pursuant to Clause 37.3 or a Valuator pursuant to Clause 18.7. Subject to the exclusive jurisdiction granted to the arbitrator, Expert or Valuator pursuant to this Agreement, the Parties irrevocably attorn and submit to the jurisdiction of [***].

37.2 Informal Resolution. In the event of any Dispute, the Parties shall prior to commencing any form of proceedings try to settle their differences amicably between themselves. Either Party may, by sending written notice of the Dispute to the other Party, refer such Dispute to the chief executive officers of each Party, or in the case of LEO, the Senior Vice President of Global Development, or such other officer designated by such Party from time to

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time (collectively, the “Executive Officers”) for resolution. The Executive Officer of LEO shall be employed by LEO or an Affiliate of LEO and hold a more senior position than the most senior LEO Member of the JSC). The Executive Officers shall meet promptly to discuss and negotiate in good faith the Dispute submitted to determine a resolution within [***] after receiving the notice of Dispute. Subject to any Dispute which is to be submitted to the Expert pursuant to the last sentence of this Clause 37.2 or pursuant to a Dispute Notice contemplated by this Agreement or which is to be submitted to a Valuator pursuant to Clause 18.7, if the Executive Officers are unable to resolve such Dispute within [***] of such written notice, either Party may initiate arbitration in accordance with the provisions of Clause 37.4. Any unresolved Dispute with respect to the definition of the Field shall be submitted to the Expert for resolution pursuant to Clause 37.3.

37.3 Expert. In the event a Dispute Notice is duly sent pursuant to this Agreement, then the following shall apply:

(a)	Subject to Clause 37.3(d), the Parties shall appoint an independent qualified expert if they jointly agree on the selection of the expert within [***] following delivery of the applicable Dispute Notice to make a determination or decision, as the case may be, of the matter in dispute or, if the Parties fail to agree on the selection of the expert within said delay, the Parties shall each appoint an independent qualified expert and each such qualified expert appointed shall appoint a third independent qualified expert to provide a determination with respect to the matter in dispute (the qualified expert jointly appointed or each qualified expert so appointed where there is no jointly appointed qualified expert, as the case may be, is herein collective referred to as the “Expert”). If a Party fails to appoint an Expert, the other Party may refer the matter to the courts of [***] for final determination of the Expert and the Parties shall be bound by such decision. Each Expert must be fluent in the English language and, subject to Clause 37.3(d), must possess no less than [***] of pharmaceutical and/or medical device industry experience and expertise having [***] within a large pharmaceutical and/or medical device company relating to product research, development, Commercialization and/or licensing and market knowledge and understanding, as applicable and may not be any current or former employee or consultant of either Party.

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(b)	Subject to Clause 37.3(d), the Expert shall be engaged as an expert and not as an arbitrator to make the following determinations:

(i)	with respect to the disputed matter contemplated under Clause 3.4 only, the Expert shall render a final, binding and conclusive determination of the expansion of the KTI Field based on whether such expansion is prejudicial or not to the best interest of the JV Business, taken as a whole;

(ii)	with respect to the disputed matters contemplated under Clauses, 5.2(a)(v), 5.2(b)(vi), 10.1(b) and 10.2(b) and 14.6 only, the Expert shall render a final, binding and conclusive decision on such matter based on what is in the best interest of the JV Business, taken as a whole;

(iii)	with respect to the disputed matters contemplated under Clauses 4.16 and 9.2, the Expert shall not be retained to render any final decision but will be retained to prepare and present to the Parties his or her recommendations with respect to the Dispute;

(iv)	with respect to Clause 14.6 only, the Expert shall render a final, conclusive and binding decision as to the adjustments required to comply with IFRS; and

(v)	with respect to Clause 19.10, the Expert shall render a final, conclusive and binding decision on the terms and conditions to govern the applicable license and supply agreement.

(c)	Each Party shall have the opportunity to make its representations to the Expert on the disputed matter and the Expert shall be instructed to use reasonable efforts to perform its services within [***] of submission of the Parties’ representations. The Expert shall be free to establish such rules and procedures as the Expert may, in the Expert’s sole discretion, deem necessary to fulfill its duties in a fair and equitable manner which however shall ensure that each Party has equal opportunity to present its opinon and information on the disputed matter. The Expert shall be required to act fairly as between the Parties and according to the principles of natural justice.

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(d)	Notwithstanding the foregoing:

(i)	for the purpose of the Expert required pursuant to Clause 9.2 or 14.6, only one Expert will be appointed and if the Parties cannot agree on the selection of the Expert within a period of [***] following delivery of the Dispute Notice then either Party may refer the matter to the International Chamber of Commerce for the appointment of the Expert qualified as per Clause 37.3(a) or 37.3(d)(ii), as the case may be;

(ii)	for the purpose of Clause 14.6, the Expert must be a partner of one of the [***] largest international accounting firms [***] which does not have any conflict with either Party; and

(iii)	an Expert’s decisions under Clauses 37.3(b)(i), (ii), (iv) and (v) shall be final and binding on the Parties save in the case of negligence or manifest error. The Parties agree that the Expert’s decision is not a quasi-judicial procedure and the Parties shall have no right of appeal against the Expert’s decision save in the case of negligence or manifest error;

(e)	The fees of the Expert shall be shared equally between the Parties.

37.4 Arbitration. Save and except for matters reserved to the Expert or to a Valuator for final and binding decision pursuant to this Agreement, in the event of any Dispute which is not resolved within the delay set forth in Clause 37.2, then a Party may, to the exclusion of any recourse before the courts of general jurisdiction, submit such Dispute for arbitration in accordance with the applicable provisions of the then current commercial arbitration rules of the [***] (the “Arbitration Rules”), subject to the following:

(a)	the arbitral tribunal shall consist of three arbitrators and shall have the exclusive authority to decide upon the effectiveness and enforceability of this arbitration clause;

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(b)	each Party shall appoint an independent and impartial arbitrator and the third arbitrator shall be appointed in accordance with the [***] Arbitration Rules;

(c)	the law governing this arbitration agreement shall be [***] and the arbitration will be governed by the laws of [***] and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction;

(d)	the seat of the arbitration and the place of arbitration will be [***] and the arbitration will be conducted in the English language;

(e)	the timetable established at the pre-arbitration meeting of the Parties hereto and the arbitrators shall provide for the conduct and completion of all pre-hearing and preliminary matters in a period not to exceed [***] from the date of the commencement of the arbitration. The final hearing shall be set so as to be completed no later than [***] from the date of the commencement of the arbitration;

(f)	it is the intent of the Parties hereto that, barring extraordinary circumstances, the arbitration proceedings shall be concluded within [***] from the date of the commencement of the arbitration provided, however, that (i) the Parties may agree to extend this time limit or the arbitrator may do so in his discretion if he determines that the interest of justice so requires, (ii) the arbitrator shall use his best efforts to issue the award within such time period, and (iii) failure to adhere to this time limit shall not be a basis for challenging the award;

(g)	the decision of the arbitrators, which shall be delivered within [***] from the completion of the final hearing, shall be final and binding on the Parties hereto, shall not be subject to any appeal and may be entered in, homologated by, and enforced by the courts in any jurisdiction where execution of the decision is sought. Each Party irrevocably waives their right to any form of appeal or review of the arbitrators decision under the Arbitration Act 1996 in so far as such waiver may be validly made; and

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(h)	nothing herein shall prevent any Party hereto from seeking or obtaining any injunction or other preliminary remedy before the courts pending resolution of the Dispute.

In the event of any inconsistency between the provisions of this Clause 37.4 and the Arbitration Rules, then the provisions of this Clause 37.4 shall govern and prevail.

38. EXPORT CONTROL

This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to KTI or LEO from time to time by the government of the United States of America. Furthermore, each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information acquired from the other Party under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

39. SECURITY INTEREST

39.1 KTI Patents First Ranking Lien. To ensure the continued validity and enforceability of the licenses granted to LEO pursuant to Clauses 2.1 and 2.3 of this Agreement and as continuing and collateral security for the performance of KTI’s present and future obligations pursuant to such Clauses 2.1 and 2.3 of the Agreement (the “Secured Obligations”), KTI hereby grants to LEO the security contemplated in Clause 39.2(a) (“KTI Patents First Ranking Lien”), subject, however, to the following:

(a)	Within [***] from the Effective Date, KTI shall obtain all necessary cessions of rank and subordination agreements, in form and substance satisfactory to LEO, to ensure KTI Patents First Ranking Lien is first ranking on the Hypothecated Property, including obtaining a cession of rank from The Royal Bank of Canada;

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(b)	Upon any demand from LEO to that effect, KTI shall execute and deliver all other security documents and do all other things which LEO may reasonably require in order to maintain the validity and the rank of KTI Patents First Ranking Lien on the Hypothecated Property;

(c)	For so long as the hypothec created in Clause 39.2(a) has not become exercisable in accordance with the provisions of Clause 39.2(b), then (i) KTI Patents First Ranking Lien may only be registered or published (i.e. perfected) by LEO at LEO’s expense in the jurisdiction(s) of the registered office or chief executive office of KTI provided, however, that LEO will forthwith confirm to KTI in writing the details of each publication or registration LEO may effect and (ii) LEO shall not file, register or publish the KTI Patents First Ranking Lien in any patent or other IP office;

(d)	As and from the time the hypothec created in Clause 39.2(a) becomes enforceable in accordance with the provisions of Clause 39.2(b), then LEO at LEO’s expense shall be entitled to register or publish KTI Patents First Ranking Lien in any jurisdiction where legally required in order to ensure that it is opposable to third parties provided, however, that in the event LEO proceeds with any such registration or publication prior to being entitled to do so, then LEO shall immediately proceed at its expense to cancel such registrations and publications;

(e)	The KTI Patents First Ranking Lien shall not restrict in any way (i) KTI’s exercise of its rights under the Hypothecated Property in order to fulfill its obligations under or pursuant to this Agreement or any Related Agreement, (ii) the ability of KTI to exercise its rights in connection with the Sandoz Agreement, (iii) KTI’s filing, prosecution and maintenance of any patent applications relating to the Product Specific Patents subject to any applicable terms and conditions of this Agreement relating thereto, and (iv) the ability of KTI to exercise all of its rights in respect of the Product Specific Patents outside the Field or as otherwise reserved to KTI, including the rights set out in Clause 3.5, subject to the restrictions set out in this Agreement;

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(f)	Notwithstanding anything in this Agreement to the contrary, KTI shall be entitled to (i) grant a hypothec, encumbrance, lien or other security interest to any and all other licensees of KTI in relation to the Product Specific Patents to the extent of their respective interests outside of the Field only, under terms and conditions substantially similar to the KTI Patents First Ranking Lien and (ii) otherwise dispose of its rights in and to the Product Specific Patents, in or outside the Field, subject to the restrictions set forth in Article 28;

(g)	LEO undertakes to collaborate with any future hypothecary creditor, transferee, assignee or holder of a security interest or other right or interest in and to the Product Specific Patents and to negotiate in good faith with each of them the terms and conditions of any arrangement necessary to govern any co-ownership or other co-mingled rights which may result from the enforcement of the KTI Patents First Ranking Lien;

(h)	LEO shall not enforce or otherwise exercise any of its secured party rights in or to any KTI Patents First Ranking Lien unless and until (i) KTI becomes an Insolvent Party and KTI or any trustee in bankruptcy or any other receiver, administrator or other person appointed to administer or liquidate any of KTI’s assets, terminates or purports to terminate this Agreement (other than as permitted pursuant to Article 18 of this Agreement) or (ii) any person institutes any action or proceeding to seize the Hypothecated Property unless such action or proceeding is contested in good faith and during such time, the seizure is subject to a stay order;

(i)

LEO acknowledges that the sole reason for granting the KTI Patents First Ranking Lien is due to differences between bankruptcy legislation in Canada compared to the United States of America which may potentially impact the continued validity and enforceability of the Secured Obligations and consequently, in the event that (i) the bankruptcy legislation in Canada is changed in a manner such that neither KTI nor any trustee in bankruptcy or any other receiver, administrator or other person appointed to administer or liquidate any

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of KTI’s assets may terminate this Agreement should KTI become an Insolvent Party, or (ii) the Hypothecated Property is assigned to an Affiliate of KTI in the United States of America or in any other legal jurisdiction which has bankruptcy laws similar to the United States of America with respect to the protection of the Secured Obligations, or (iii) KTI assigns to LEO free and clear of all liens, hypothecs, security interests or other charges of any nature, KTI’s rights, title and interests in and to the Product Specific Patents currently listed under the heading Patent Family 1 in Schedule 5 hereto for the Licensed Products solely in the Field in the Territory subject, however, to the provisions of the following paragraph (j) or any combination of the foregoing (ii) and this (iii), then LEO hereby agrees at its expense to release the KTI Patents First Ranking Lien, cancel all registrations and filings in connection therewith and sign all documents necessary to give effect to such release and cancellation and furthermore agrees that KTI shall be forever relieved of the obligation to grant the KTI Patents First Ranking Lien; and

(j)	In the event KTI assigns to LEO any Product Specific Patents for the Licensed Products pursuant to Clause 39.1(i)(iii) above, then (i) LEO shall grant back to KTI an exclusive, worldwide, perpetual, irrevocable, royalty-free and fully paid-up license under such Product Specific Patents with respect to any and all rights of any nature whatsoever outside the Field provided that such grant back shall be limited to the rights KTI had in such Product Specific Patents immediately prior to the assignment to LEO, (ii) LEO shall sign, execute and deliver to any licensee of KTI such comfort letters as may be reasonably required from time to time with respect to such grant back license, (iii) LEO shall not assign, sell, transfer, encumber or otherwise grant any security interest in, or dispose of, any of its rights in or to such Product Specific Patents except to the extent permitted pursuant to Clause 2.4, (iv) KTI shall nonetheless continue to be the Filing Party with respect thereto for the purpose of Article 16, (v) such assignment to LEO shall not reduce or otherwise affect any of the amounts payable to KTI pursuant to this Agreement, and (vi) in the event of the termination of this Agreement, LEO shall reconvey to KTI all of its rights, title and interests in and to such Product Specific Patents, to the extent required pursuant to Article 19.

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39.2 Hypothec.

(a)	Creation. As a general and continuing collateral security for the performance by KTI of its present and future obligations under Clauses 2.1 and 2.3 of this Agreement, KTI hereby hypothecates to and in favour of LEO, for the sum of Fifty Million Dollars (CDN$ 50,000,000.00), in lawful money of Canada, with interest thereon from the date hereof at the rate of [***] percent ([***]%) per annum, the universality of its rights, title, interest and property, present and future, tangible and intangible, in Product Specific Patents for the Licensed Products solely in the Field in the Territory (the “Hypothecated Property”).

(b)	Exercise of Hypothecary Rights. Upon (i) KTI becoming an Insolvent Party and KTI or any trustee in bankruptcy or any other receiver, administrator or other person appointed to administer or liquidate any of KTI’s assets, terminates or purports to terminate this Agreement (other than as permitted pursuant to Article 18 of this Agreement), or (ii) a person instituting any action or proceeding to seize the Hypothecated Property unless such action or proceeding is contested in good faith by KTI and is subject to a stay order, LEO shall then have the right to exercise against the Hypothecated Property all rights and remedies of a hypothecary creditor under the [***].

(c)	Governing Law of Clause 39.2. Notwithstanding any provision to the contrary, this Clause 39.2 and the interpretation and enforcement thereof shall be governed by and in accordance with the Laws of the Province of Québec and the federal Laws of Canada applicable therein. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the Province of Québec sitting in the judicial district of Montréal with respect to the enforcement of the hypothec created under Clause 39.2.

This Agreement has been signed on the respective dates below but with effect as of the Effective Date.

[Signatures follow.]

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CONFIDENTIAL S-1 License and Joint Venture Agreement

Signed by /s/ Lise Hébert

State position: President & CEO

By and on behalf of KLOX TECHNOLOGIES INC

Date: July 11, 2014

Signed by /s/ Francesco Bellini

State position: Executive Chairman

By and on behalf of KLOX TECHNOLOGIES INC

Date: July 11, 2014

CONFIDENTIAL S-2 License and Joint Venture Agreement

Signed by /s/ illegible

State position: CEO & President

By and on behalf of LEO PHARMA A/S.

Date: 10 July 2014

Signed by /s/ illegible

State position: Board Member

By and on behalf of LEO PHARMA A/S.

Date: 10 July 2014

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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Schedule 1

Acne Studies

As of the Effective Date, the following considerations have resulted from internal discussions, and will form the basis for further clarification and discussion between the Parties, as well as form the basis for discussion with relevant clinical experts for clarification prior to clinical protocol drafting.

In general the following studies are intended to be conducted, however the design of the studies is pending further clarification and may be subject to significant change:[***]

Note: The above are draft estimates for the clinical trials expected to be conducted. The long term follow up will be based on the same patients as the Confirmatory Trial. The Human Factor study is still to be clarified, and may or may not be included in the Confirmatory Trial.

Main assumptions used for above estimates:

[***]

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Schedule 2

Core Country List

The following countries shall be included in the Core Country List:

[***]	[***]
Canada	USA

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

LEO CONFIDENTIAL

Schedule 3

First Licensed Product

KLOX Multi-LED Light (TheraTM lamp) primary device of: KLOX Biophotonic System for the treatment of Acne Vulgaris

KLOX LumiCleanseTM System is composed of two medical devices: A primary device, the multi-LED lamp (TheraTM lamp) and a secondary device, the LumiCleanseTM gel.

The KLOX Multi-LED Light (TheraTM lamp) is Medical Electrical Equipment compliant with IEC 60601-1 3rd Edition: 2005 and IEC60601-2-57 (2011-01-31) and is verified to be functional at an altitude not greater than [***] meters. It emits [***] blue light with a peak wavelength between [***] nm.

The KLOX Multi-LED Light is an electrical device designed for indoor use only. The irradiance or power density of the KLOX Multi-LED light is between [***] and [***] mW/cm2 at a distance of 5 cm from the light source with a radiant fluency (or dose) during a 5 minute single treatment of [***] J/cm2. This is within acceptable safety limits according to the ANSI Z.136 International Standard Regulations on optical exposure to skin, which specifies that continuous light exposure on human skin between 400-700 nm cannot exceed 200 mw/cm2.

The KLOX Multi-LED Light (TheraTM Lamp) has a current CE Mark with a field of use for dermatological applications, excluding cosmetics.

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KLOX Photo Converter LumiCleanseTM Gel secondary device of: KLOX Biophotonic System for the treatment of Acne Vulgaris

KLOX LumiCleanseTM System is composed of two medical devices: A primary device, the multi-LED lamp (TheraTM lamp) and a secondary device, the LumiCleanseTM gel.

The LumiCleanseTM gel is a topical, single use gel containing chromophore (light-trapping acceptor) which is used with the multi-LED lamp delivering [***] blue light. The LumiCleanseTM gel is presented in two jars, Jar A and Jar B which have to be mixed together just before application. Jar A contains the clear carrier gel and Jar B (smaller) contains the orange colored chromophore gel. All content of Jar B shall be transferred using a spatula and mixed in Jar A.

The current LumiCleanseTM gel label claims the gel is to be used in conjunction with the Multi-LED lamp (TheraTM lamp) in the treatment of acne vulgaris in patients aged 16 years and over. The treatment has been studied in a randomized, multi-center clinical trial where it was administered twice a week for six weeks.

The LumiCleanseTM gel has obtained a CE Mark for the treatment of acne vulgaris.

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KLOX Multi-LED Light (CosmoTM lamp) Product part of: KLOX LumiBelTM System for reduction of wrinkles, embellishment and rejuvenation of the skin

The LumiBelTM System is composed of two products: the multi-LED lamp (CosmoTM lamp) and the LumiBelTM gel.

The KLOX Multi-LED Light (CosmoTM lamp) is a class I Medical Electrical equipment. It is compliant with IEC60601-1 3rd Edition: 2005 and IEC60601-2-57 (2011-01-31) and is verified to be functional at an altitude no greater than [***] meters.

The KLOX Multi-LED Light is an electrical device designed for indoor cosmetic use only. The irradiance or power density of the KLOX Multi-LED light is between [***] and [***] mW/cm2 at a distance of 5 cm from the light source with a radiant fluency (or dose) during a 5 minute single treatment of [***] J/cm2. If used as suggested, the light power emitted by this product is within acceptable safety limits according to International Standard Regulations on optical exposure to skin and eyes.

The KLOX Multi-LED Light is intended to be used in conjunction with the KLOX LumiBelTMgel for the reduction or wrinkles and the embellishment of the skin, resulting in skin rejunevation.

The KLOX Multi-LED Light (CosmoTM lamp) has completed product Notification in the EU.

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KLOX LumiBelTM Gel Product part of: KLOX LumiBelTM System for reduction of wrinkles, embellishment and rejuvenation of the skin

The LumiBelTM System is composed of two products: the multi-LED lamp (CosmoTM lamp) and the LumiBelTM gel.

The LumiBelTM gel is a topical, single use gel containing chromophore (light-trapping acceptor) which is used with the multi-LED lamp delivering [***] blue light. The LumiBelTM gel is presented in two jars, Jar A, containing the clear carrier gel and Jar B, smaller, containing the orange colored chromophore gel. The two gels have to be mixed together just before application: All content of Jar B shall be transferred using a spatula and mixed in Jar A.

The KLOX LumiBelTM gel is intended to be used in conjunction with the multi-LED lamp (CosmoTM lamp) for the reduction of wrinkles and the embellishment of the skin, resulting in skin rejuvenation. The safety and efficacy of the KLOX LumiBelTM System have been demonstrated in a clinical trial where it was applied once a week for 4 weeks.

The LumiBelTM gel has completed product Notification in the EU.

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KLOX Multi-LED Light (KT-DTM lamp)

primary device of:

KLOX Biophotonic System

for the treatment of Acne Vulgaris

AND

Product part of:

KLOX LumiBelTM System

for reduction of wrinkles, embellishment and rejuvenation of the skin

The LumiCleanse™ and LumiBel™ Systems are composed of two products: the Multi-Panel LED lamp (commercial name: KT-D™ Lamp) and the LumiCleanseTM or LumiBel™ gel.

The KT-D™ Lamp is a class I Medical Electrical Equipment. It is compliant with IEC60601-1 3rd edition: 2005 and IEC60601-2-57 (2011-01-31) and is verified to be functional at an altitude no greater than [***] meters. It emits [***] blue light with a peak wavelength between [***] nm.

The KT-D™ Lamp contains three large LED panels, secured by hinges that allow the panels to fold around the areas to be treated such as the face or to lay flat to treat larger surfaces such as the back or chest. The patient can be treated in a sitting or lying position depending on preference and area to be treated.

The KT-D™ Lamp is an electrical device designed for indoor use only. The irradiance or power density of the KT-D™ Lamp is within acceptable safety limits defined in ANSI Z.136 International Standard Regulations on optical exposure to skin, which specifies that continuous light exposure on human skin between 400–700 nm cannot exceed 200 mW/cm2.

INTENDED USES

The KT-D™ Lamp is intended to be used in conjunction with the LumiCleanseTM gel in the treatment of acne vulgaris in patients aged 16 years and over. The treatment has been studied in a randomized, multi-centre clinical trial, with a single-paneled version of the lamp and the LumiCleanse Gel device, administered twice a week for six weeks.

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The KT-D™ Lamp is intended to be used in conjunction with the KLOX LumiBel™ gel for the reduction of wrinkles and the embellishment of the skin, resulting in skin rejuvenation. The safety and efficacy of the KLOX LumiBel™ System have been demonstrated in a clinical trial with a single-paneled version of the lamp where it was applied once a week for four weeks.

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

LEO CONFIDENTIAL

Schedule 4

Product Marks

Part A- KTI Trade Marks – See below

[***]

Part B- Trade Marks used by LEO

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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Part C- KTI House Mark – See below

[***]

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Schedule 5

KTI Patent Rights

[***]	[3 pages redacted]

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

LEO CONFIDENTIAL

Schedule 6

Regions

PART A [***] [6 pages redacted]

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

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PART B

Region Evaluation. The following shall constitute the conceptual principles for evaluating a Region as potentially being discontinued for the purposes of Clause 10.2(a) or 10.2(b) of the Agreement, as a result of discontinuance of individual countries:

1)	The selection of applicable countries must follow the Annual Marketing Plan for the Licensed Product.

2)	Countries set out in the Annual Marketing Plan as not being included (for Commercial Reasonable Principles) should not count in determining whether a Licensed Product is a Discontinued Product in the Region, and should be considered a “sole discretion” country for such Licensed Product.

3)	“Sole discretion” countries (listed as sub-set of each Region in Part A of this Schedule 6) should not be factored into the evaluation of an entire Region for the purpose of such Clause 10.2(a) or 10.2(b), but nonetheless continues to form part of the Region “without counting in”.

4)	Any reference to country(ies) below excludes “sole discretion countries”.

5)	The discontinuance in a single country does not necessarily trigger a Licensed Product becoming a Discontinued Product.

6)	However:

a.	If a country, which has been included in the Annual Marketing Plan for the Licensed Product is discontinued, the evaluation of whether such discontinuance may be considered a discontinuance of the Region should be based on the remaining “value” of the other countries intended for launch according to the applicable Annual Marketing Plan;

b.	The GDP of the respective countries are used as the basis for their value;

c.	If the remaining accumulated GDP value of countries still remaining to be launched in accordance with overall timelines in the Annual Marketing Plan, or which remain as active commercial countries, falls below [***]% of the total accumulated GDP value of the original countries determined in the Annual Marketing Plan as reasonable countries for launch, the Parties shall discuss in good faith the reasons for such discontinuance;

d.	If found acceptable, the Region shall not be considered a discontinued Region.

e.	If not found acceptable by KTI to fall below above threshold, then the affected Region shall be deemed to be discontinued and the Licensed Products in question shall be deemed to be Discontinued Products.

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

LEO CONFIDENTIAL

Schedule 7

Distributors

The following partners are respectively considered current LEO Distributors and/or Authorized Wholesalers, as the case may be, utilized by LEO in their ordinary course of business, and are provided herein for reference and to avoid a potential misunderstanding in the use the respective definitions provided for in this Agreement

[***]	[6 pagesd redacted]

LEO CONFIDENTIAL

Schedule 8

LEO Pharma Animal Welfare requirements

LEO Pharma Animal Welfare Policy

LEO Pharma Animal Welfare Policy applies for in vivo work at LEO as well as for in vivo work carried out by a contractor for LEO either by itself or by using sub-contractors in connection with activities covered by such service agreement. The same applies in connection with a research collaboration if the partner either by itself or by using sub-contractor carries out in vivo work in connection with such research collaboration. For the purpose of this Policy contractor and partner are referred to as “Contractor”.

The policy states that animal welfare standards and performance criteria at Contractor’s and sub-contractor’s premises must be at least on the same level as if the in vivo work would have been carried out at the premises of LEO.

If these standards are not met (based on LEO Pharma Animal Welfare Officer’s decision) effective arrangements must be undertaken by the Contractor to assure compliance within a specified timeframe, as agreed between LEO and Contractor in writing.

Contractor is required to follow the animal welfare requirements as described in the European Convention for the Protection of Vertebrate Animals used for Experimental and other Scientific Purposes (ETS No. 123); (http://conventions.coe.int/Treaty/en/Treaties/Html/123.htm). All animals must be accommodated and taken care of as set forth in the Guidelines for accommodation and care of animals attached to the European Convention as Appendix A with the addition of the specific LEO requirements listed below regardless where the in vivo work is carried out.

Contractor is also required to comply with the principles of animal welfare as set forth in EU Directive 2010/63/EU regardless where the in vivo work is carried out.

The following species specific sections address areas where LEO has additional requirements to the above mentioned guideline and legislation.

1	General additional requirements

•	Unless justified on veterinary or scientific grounds, animals must not be single housed

•	Unless justified on veterinary or scientific grounds, animals must be housed in environmental enriched cages/pens allowing them to express a variety of natural behaviours

2	Mice (Mus musculus)

•	LEO requirements for environmental enrichment for mice are:

•	a shelter (preferably made of cardboard)

•	a gnawing stick

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•	a cardboard tube

•	nesting material

•	solid bottom cages with bedding – no wire/grid floors

3	Rats (Rattus norvegicus)

•	The height of the rat cage must allow the rats in the particular cage to rear on its hind legs. The requirements at LEO are that rats are housed in type IV cages (or equivalent) with raised lids. Rats < 200 grams (at the end of the study) can be kept in type III cages with raised lids

•	LEO requirements for environmental enrichment for rats are:

i)	a shelter (preferably cardboard tube(s))

ii)	a gnawing stick

iii)	a ‘Jolly Ball’ (spatial and tactile stimulus)

iv)	nesting material

v)	solid bottom cages with bedding – no wire/grid floors

4	Guinea-pigs (Cavia porcellus)

•	All guinea-pigs in one cage must have the possibility to seek shelter simultaneously

•	Guinea-pigs must have access to manipulable and chewable materiel

5	Gerbils and ferrets (Merinos sp. and Putorius putorius )

•	Nesting material must be provided for gerbils

•	Gerbils must have deep layers of bedding to dig tunnels

•	Ferrets cages/pens must be divided into sections for different activities, e.g. by raised platforms/shelves and spatial dividers

•	Environmental enrichment must be provided e.g. as tubes, containers, little water troughs

6	Rabbits (Oryctolagus cuniculus)

•	Rabbits must have access to environmental enrichment such as straw, straw blocks, gnawing sticks A raised platform/shelf with a size allowing the rabbit to lie down must be provided. The platform/shelf must have a height allowing the rabbit to lie under this using it as a shelter. The platform/shelf must not cover more than 40 % of the cage/pen surface area

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•	When group housing rabbits, the cage/pen must have visible sections/dividers

•	The height of the cage/pen must allow for the rabbit to sit upright

7	Minipigs (Sus scrofa)

•	Minipigs must have access to straw or other manipulable material. This material must be changed regularly in order to have novelty value

•	Minipigs must be housed in pens with the possibility to divide it for different functions (foraging, lying down, urination and defecation)

8	Dogs (Canis familiaris)

•	Dogs must have access to raised platforms or equivalent placed in a height that allows the dog to stand on the platform and to stand and rest under it.

•	Dogs should daily be allowed to exercise in a separate area, if possible with other dogs and under staff supervision.

9	Non-human primates

•	Marmosets (Callithrix spp) and Tamarins (Sanguinus spp): the minimum cage height must be 1.8 meters (not 1.5 m with the top of the enclosure at least 1.8 from the floor)

Health monitoring

Health monitoring at LEO Pharma follows the principles of FELASA (Recommendations for the health monitoring of rodent and rabbit colonies in breeding and experimental units) (http://www.lal.org.uk/pdffiles/LAfel2.PDF).

Animals used in in vivo studies for LEO should be procured from vendors able to demonstrate the absence of these and potentially additional pathogens. A sentinel programme including testing for the full FELASA list should be carried out in the animal room where in vivo studies for LEO are carried out. If a sentinel programme is not in place, Contractor and LEO must agree on how health monitoring is assured.

LEO is willing to enter into a dialogue with the Contractor in order to assist in finding the best possible solutions/equipment for meeting our requirements.

LEO Pharma Animal Welfare Officer:

Thomas Bertelsen, D.M.V

Chief Animal Welfare Officer

Disease Pharmacology - Animal Facility

LEO Pharma A/S

55, Industriparken · 2750 Ballerup · Denmark

LEO CONFIDENTIAL

Phone +45 7226 3539

Mobile +45 2099 4012

E-mail thomas.bertelsen@leo-pharma.com

LEO CONFIDENTIAL

Schedule 9

Form of Quarterly Statement

TO:	KLOX Technologies inc.

275 Armand-Frappier

Montreal, Quebec, Canada H7V 4A7

Fax: 450-680-4549

Attention: CFO

RE:	License and Joint Venture Agreement made and entered into as of the [ • ] day of [ • ], 2014 by and between KLOX Technologies Inc. and LEO Pharma A/S (the “Agreement”)

With reference to Section 13.6 (c) of the Agreement, I, [ • ], hereby declare to you as follows:

1.	I am the [ • ] of LEO and as such, I have actual knowledge of the matters herein certified;

2.	This Quarterly Statement constitutes the Quarterly Statement for the Quarter ending [ • ];

3.	Attached hereto as Appendix 1 is a true, complete and correct calculation of the share of the Net Proceeds payable by LEO to KTI pursuant to Clause 13.2, including (i) the details of each arrangement giving rise to any and all Net Proceeds, (ii) the calculations showing how such share was calculated, and (iii) the details of all consideration received by LEO included as a Net Proceed;

4.	Attached hereto as Appendix 2 is a true, complete and correct calculation of the share of the Adjusted Net Sales payable by LEO to KTI pursuant to Clause 13.4, including, on a Licensed Product-by-Licensed Product and country-by-country basis, (i) calculations showing how such share was determined, (ii) the details of all Net Sales and all customary deductions authorized pursuant to the definition of Net Sales, and (iii) the details of the Permitted Deductions;

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5.	Attached hereto as Appendix 3 is a true, complete and correct summary of any Licensed Products distributed free of charge or used for clinical or pre-clinical trials, samples or compassionate use;

6.	Details with respect to all applicable taxes withheld and exchange rates used in determining such payments due by LEO to KTI have been included in the above mentioned accountings, as well as any prior period adjustments required in accordance with DK-GAAP;

7.	Save and except as set forth above, no other information is required to confirm the correctness or accuracy of the amounts payable for this Quarter; and

8.	Any and all information provided to KTI, either electronically or in any other acceptable format and whether signed or not, shall be final and binding upon LEO, subject to the annual reconciliation and to the audit rights of KTI.

“[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended”

LEO CONFIDENTIAL

Schedule 10

No Fly Zone

“LEO Competitor” means each entity [***] or [***].

In the event a LEO Competitor [***] are acquired by another entity, such acquiring entity shall become a LEO Competitor automatically. Conversely, should any of the listed entities cease to meet the criteria as set forth above, such entity would no longer be deemed to be a LEO Competitor.

LEO Competitors specifically include as of the Effective Date the following:

[***] [2 pages redacted]